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                      FOURTH AMENDED AND RESTATED REVOLVING
                         CREDIT AND TERM LOAN AGREEMENT

                            dated as of July 8, 1996

                                  by and among


                           GRIFFITH CONSUMERS COMPANY,
                               CARL KING, INC. and
                             SHORE STOP CORPORATION
                                  as Borrowers

                                       and

                           THE FINANCIAL INSTITUTIONS
                        NOW OR HEREAFTER PARTIES HERETO,
                                    as Banks

                                       and

                       THE FIRST NATIONAL BANK OF BOSTON,
                                    as Agent
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1.  DEFINITIONS AND RULES OF INTERPRETATION. . . . . . . . . . . . . . . . . . 2
      1.1.  Definitions. . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
      1.2.  Rules of Interpretation. . . . . . . . . . . . . . . . . . . . . .31
2.  THE REVOLVING CREDIT FACILITY. . . . . . . . . . . . . . . . . . . . . . .32
      2.1.  Commitment to Lend.. . . . . . . . . . . . . . . . . . . . . . . .32
      2.2.  Commitment Fee.. . . . . . . . . . . . . . . . . . . . . . . . . .32
      2.3.  Reduction of Total Commitment. . . . . . . . . . . . . . . . . . .33
      2.4.  The Revolving Credit Notes.. . . . . . . . . . . . . . . . . . . .33
      2.5.  Interest on Revolving Credit Loans.. . . . . . . . . . . . . . . .34
      2.6.  Requests for Revolving Credit Loans. . . . . . . . . . . . . . . .34
      2.7.  Conversion Options.. . . . . . . . . . . . . . . . . . . . . . . .35
              2.7.1.  Conversion to Different Type of Revolving Credit Loan. .35
              2.7.2.  Continuation of Type of Revolving Credit Loan. . . . . .35
              2.7.3.  Eurodollar Rate Loans. . . . . . . . . . . . . . . . . .36
      2.8.  Funds for Revolving Credit Loan. . . . . . . . . . . . . . . . . .36
              2.8.1.  Funding Procedures.. . . . . . . . . . . . . . . . . . .36
              2.8.2.  Advances by Agent. . . . . . . . . . . . . . . . . . . .36
      2.9.  Change in Borrowing Base.. . . . . . . . . . . . . . . . . . . . .37
3.  REPAYMENT OF THE REVOLVING CREDIT LOANS. . . . . . . . . . . . . . . . . .37
      3.1.  Maturity.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .37
      3.2.  Mandatory Repayments of Revolving Credit Loans . . . . . . . . . .37
      3.3.  Mandatory Loan Reduction Period. . . . . . . . . . . . . . . . . .38
      3.4.  Optional Repayments of Revolving Credit Loans. . . . . . . . . . .38
4.  THE TERM LOANS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .38
      4.1.  Commitment to Lend.. . . . . . . . . . . . . . . . . . . . . . . .38
      4.2.  The Term Notes.. . . . . . . . . . . . . . . . . . . . . . . . . .38
              4.2.1.  Term Note A. . . . . . . . . . . . . . . . . . . . . . .38
              4.2.2.  Term Note B. . . . . . . . . . . . . . . . . . . . . . .39
              4.2.3.  Term Note C. . . . . . . . . . . . . . . . . . . . . . .40
      4.3.  Schedule of Installment Payments of Principal of Term Loan.. . . .40
              4.3.1.  Term Loan A. . . . . . . . . . . . . . . . . . . . . . .40
              4.3.2.  Term Loan B. . . . . . . . . . . . . . . . . . . . . . .41
              4.3.3.  Term Loan C. . . . . . . . . . . . . . . . . . . . . . .41
      4.4.  Optional Prepayment of Term Loans. . . . . . . . . . . . . . . . .42
      4.5.  Mandatory Prepayment of Term Loans.. . . . . . . . . . . . . . . .42
              4.5.1.  Excess Cash Flow.. . . . . . . . . . . . . . . . . . . .42
              4.5.2.  Net Proceeds.. . . . . . . . . . . . . . . . . . . . . .43
      4.6.  Allocation of Optional and Mandatory Prepayments.. . . . . . . . .44
      4.7.  Interest on Term Loans.. . . . . . . . . . . . . . . . . . . . . .44
              4.7.1.  Interest Rates.. . . . . . . . . . . . . . . . . . . . .44
              4.7.2.  Notification by Borrowers. . . . . . . . . . . . . . . .44
              4.7.3.  Amounts, etc.. . . . . . . . . . . . . . . . . . . . . .44
5.  LETTERS OF CREDIT. . . . . . . . . . . . . . . . . . . . . . . . . . . . .45

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                                      -ii-
      5.1.  Letter of Credit Commitments.. . . . . . . . . . . . . . . . . . .45
              5.1.1.  Commitment to Issue Letters of Credit. . . . . . . . . .45
              5.1.2.  Letter of Credit Applications. . . . . . . . . . . . . .45
              5.1.3.  Terms of Letters of Credit.. . . . . . . . . . . . . . .46
              5.1.4.  Reimbursement Obligations of Banks.. . . . . . . . . . .46
              5.1.5.  Participations of Banks. . . . . . . . . . . . . . . . .46
              5.1.6.  Issuance by Banks. . . . . . . . . . . . . . . . . . . .46
      5.2.  Reimbursement Obligation of the Borrowers. . . . . . . . . . . . .47
      5.3.  Letter of Credit Payments. . . . . . . . . . . . . . . . . . . . .47
      5.4.  Obligations Absolute.. . . . . . . . . . . . . . . . . . . . . . .48
      5.5.  Reliance by Issuer.. . . . . . . . . . . . . . . . . . . . . . . .49
      5.6.  Letter of Credit Fee.. . . . . . . . . . . . . . . . . . . . . . .49
6.  CERTAIN GENERAL PROVISIONS.. . . . . . . . . . . . . . . . . . . . . . . .50
      6.1.  Funds for Payments.. . . . . . . . . . . . . . . . . . . . . . . .50
              6.1.1.  Payments to Agent. . . . . . . . . . . . . . . . . . . .50
              6.1.2.  No Offset, etc.. . . . . . . . . . . . . . . . . . . . .50
      6.2.  Computations.. . . . . . . . . . . . . . . . . . . . . . . . . . .50
      6.3.  Inability to Determine Eurodollar Rate.. . . . . . . . . . . . . .51
      6.4.  Illegality.. . . . . . . . . . . . . . . . . . . . . . . . . . . .51
      6.5.  Additional Costs, etc. . . . . . . . . . . . . . . . . . . . . . .52
      6.6.  Capital Adequacy.. . . . . . . . . . . . . . . . . . . . . . . . .53
      6.7.  Certificate. . . . . . . . . . . . . . . . . . . . . . . . . . . .54
      6.8.  Indemnity. . . . . . . . . . . . . . . . . . . . . . . . . . . . .54
      6.9.  Interest After Default.. . . . . . . . . . . . . . . . . . . . . .54
              6.9.1.  Overdue Amounts. . . . . . . . . . . . . . . . . . . . .54
              6.9.2.  Amounts Not Overdue. . . . . . . . . . . . . . . . . . .54
      6.10. Other Fees.. . . . . . . . . . . . . . . . . . . . . . . . . . . .54
      6.11. Joint and Several Liability. . . . . . . . . . . . . . . . . . . .55
7.  COLLATERAL SECURITY AND GUARANTIES.. . . . . . . . . . . . . . . . . . . .58
      7.1.  Security of Borrowers. . . . . . . . . . . . . . . . . . . . . . .58
      7.2.  Guaranties and Security of Parent. . . . . . . . . . . . . . . . .58
      7.3.  Guaranties and Security of Frederick and Regent Transport. . . . .58
8.  REPRESENTATIONS AND WARRANTIES.. . . . . . . . . . . . . . . . . . . . . .58
      8.1.  Corporate Authority. . . . . . . . . . . . . . . . . . . . . . . .59
              8.1.1.  Incorporation; Good Standing.. . . . . . . . . . . . . .59
              8.1.2.  Authorization. . . . . . . . . . . . . . . . . . . . . .59
              8.1.3.  Enforceability.. . . . . . . . . . . . . . . . . . . . .59
      8.2.  Governmental Approvals.. . . . . . . . . . . . . . . . . . . . . .60
      8.3.  Title to Properties; Leases. . . . . . . . . . . . . . . . . . . .60
      8.4.  Financial Statements and Projections.. . . . . . . . . . . . . . .60
              8.4.1.  Financial Statements.. . . . . . . . . . . . . . . . . .60
              8.4.2.  Pro Forma Financial Statements.. . . . . . . . . . . . .60
              8.4.3.  Projections. . . . . . . . . . . . . . . . . . . . . . .61
              8.4.4.  SSC and Regent Transport.. . . . . . . . . . . . . . . .61

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                                      -iii-

      8.5.  No Material Changes, etc.. . . . . . . . . . . . . . . . . . . . .61
      8.6.  Franchises, Patents, Copyrights, etc.. . . . . . . . . . . . . . .61
      8.7.  Litigation.. . . . . . . . . . . . . . . . . . . . . . . . . . . .62
      8.8.  No Materially Adverse Contracts, etc.. . . . . . . . . . . . . . .62
      8.9.  Compliance with Other Instruments, Laws, etc.. . . . . . . . . . .62
      8.10. Tax Status.. . . . . . . . . . . . . . . . . . . . . . . . . . . .62
      8.11. No Event of Default. . . . . . . . . . . . . . . . . . . . . . . .63
      8.12. Holding Company and Investment Company Acts. . . . . . . . . . . .63
      8.13. Absence of Financing Statements, etc.. . . . . . . . . . . . . . .63
      8.14. Perfection of Security Interest. . . . . . . . . . . . . . . . . .63
      8.15. Certain Transactions.. . . . . . . . . . . . . . . . . . . . . . .63
      8.16. Employee Benefit Plans.. . . . . . . . . . . . . . . . . . . . . .64
              8.16.1. In General.. . . . . . . . . . . . . . . . . . . . . . .64
              8.16.2. Terminability of Welfare Plans.. . . . . . . . . . . . .64
              8.16.3. Guaranteed Pension Plans.. . . . . . . . . . . . . . . .64
              8.16.4. Multiemployer Plans. . . . . . . . . . . . . . . . . . .65
      8.17. Regulations U and X. . . . . . . . . . . . . . . . . . . . . . . .65
      8.18. Environmental Compliance.. . . . . . . . . . . . . . . . . . . . .65
      8.19. Subsidiaries, etc. . . . . . . . . . . . . . . . . . . . . . . . .66
      8.20. Capital Structure. . . . . . . . . . . . . . . . . . . . . . . . .66
      8.21. Disclosure.. . . . . . . . . . . . . . . . . . . . . . . . . . . .67
9.  AFFIRMATIVE COVENANTS OF THE BORROWERS.. . . . . . . . . . . . . . . . . .67
      9.1.  Punctual Payment.. . . . . . . . . . . . . . . . . . . . . . . . .67
      9.2.  Maintenance of Office. . . . . . . . . . . . . . . . . . . . . . .68
      9.3.  Records and Accounts.. . . . . . . . . . . . . . . . . . . . . . .68
      9.4.  Financial Statements, Certificates and Information.. . . . . . . .68
      9.5.  Notices.   . . . . . . . . . . . . . . . . . . . . . . . . . . . .70
              9.5.1.  Defaults.. . . . . . . . . . . . . . . . . . . . . . . .70
              9.5.2.  Environmental Events.. . . . . . . . . . . . . . . . . .70
              9.5.3.  Notification of Claim against Collateral.. . . . . . . .70
              9.5.4.  Notice of Litigation and Judgments.. . . . . . . . . . .70
      9.6.  Corporate Existence; Maintenance of Properties.. . . . . . . . . .71
      9.7.  Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . . . .71
      9.8.  Interest Rate Protection.. . . . . . . . . . . . . . . . . . . . .72
      9.9.  Taxes, Etc.. . . . . . . . . . . . . . . . . . . . . . . . . . . .72
      9.10. Inspection of Properties and Books, etc. . . . . . . . . . . . . .72
              9.10.1. General. . . . . . . . . . . . . . . . . . . . . . . . .72
              9.10.2. Commercial Finance Examination.. . . . . . . . . . . . .73
              9.10.3. Appraisals.. . . . . . . . . . . . . . . . . . . . . . .73
              9.10.4. Communications with Accountants. . . . . . . . . . . . .73
              9.10.5.  Compliance with Laws, Contracts, Licenses, and
              Permits. . . . . . . . . . . . . . . . . . . . . . . . . . . . .74
      9.11. Employee Benefit Plans.. . . . . . . . . . . . . . . . . . . . . .74
      9.12. Use of Proceeds. . . . . . . . . . . . . . . . . . . . . . . . . .74
      9.13. Further Assurances.. . . . . . . . . . . . . . . . . . . . . . . .75

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                                      -iv-


10. CERTAIN NEGATIVE COVENANTS OF THE BORROWERS. . . . . . . . . . . . . . . .75
      10.1. Restrictions on Indebtedness.. . . . . . . . . . . . . . . . . . .75
      10.2. Restrictions on Liens. . . . . . . . . . . . . . . . . . . . . . .77
      10.3. Restrictions on Investments. . . . . . . . . . . . . . . . . . . .79
      10.4. Distributions. . . . . . . . . . . . . . . . . . . . . . . . . . .81
      10.5. Merger, Consolidation and Disposition of Assets. . . . . . . . . .81
            10.5.1. Mergers and Acquisitions . . . . . . . . . . . . . . . . .81
            10.5.2. Disposition of Assets. . . . . . . . . . . . . . . . . . .82
      10.6. Sale and Leaseback.. . . . . . . . . . . . . . . . . . . . . . . .83
      10.7. Compliance with Environmental Laws.. . . . . . . . . . . . . . . .83
      10.8. Subordinated Debt. . . . . . . . . . . . . . . . . . . . . . . . .83
      10.9. Employee Benefit Plans.. . . . . . . . . . . . . . . . . . . . . .84
      10.10.Prohibited Commodity Transactions. . . . . . . . . . . . . . . . .84
      10.11.Transactions with Affiliates.. . . . . . . . . . . . . . . . . . .85
      10.12.Conduct of Business. . . . . . . . . . . . . . . . . . . . . . . .86
      10.13.Regent Seller Note.. . . . . . . . . . . . . . . . . . . . . . . .87
11. FINANCIAL COVENANTS OF THE BORROWERS.. . . . . . . . . . . . . . . . . . .87
      11.1. Debt Service Coverage Ratio. . . . . . . . . . . . . . . . . . . .87
      11.2. Cash Flow Ratio. . . . . . . . . . . . . . . . . . . . . . . . . .87
      11.3. Consolidated Working Capital.. . . . . . . . . . . . . . . . . . .88
      11.4. Consolidated Net Worth.. . . . . . . . . . . . . . . . . . . . . .88
      11.5. Capital Expenditures.. . . . . . . . . . . . . . . . . . . . . . .89
      11.6. Funded Debt to Consolidated EBITDA Ratio.. . . . . . . . . . . . .90
      11.7. Minimum Consolidated EBITDA. . . . . . . . . . . . . . . . . . . .90
12. CLOSING CONDITIONS.. . . . . . . . . . . . . . . . . . . . . . . . . . . .90
      12.1. Loan Documents etc.. . . . . . . . . . . . . . . . . . . . . . . .91
            12.1.1. Loan Documents.. . . . . . . . . . . . . . . . . . . . . .91
            12.1.2. Subordinated Debt Documents. . . . . . . . . . . . . . . .91
            12.1.3. Intercreditor Agreement. . . . . . . . . . . . . . . . . .91
      12.2. Acquisition Transaction. . . . . . . . . . . . . . . . . . . . . .91
      12.3. Financial Projections. . . . . . . . . . . . . . . . . . . . . . .91
      12.4. Certified Copies of Charter Documents. . . . . . . . . . . . . . .91
      12.5. Corporate Action.. . . . . . . . . . . . . . . . . . . . . . . . .92
      12.6. Incumbency Certificate.. . . . . . . . . . . . . . . . . . . . . .92
      12.7. Validity of Liens. . . . . . . . . . . . . . . . . . . . . . . . .92
      12.8. Perfection Certificates and UCC Search Results.. . . . . . . . . .92
      12.9. Title Insurance. . . . . . . . . . . . . . . . . . . . . . . . . .93
      12.10.Certificates of Insurance. . . . . . . . . . . . . . . . . . . . .93
      12.11.Borrowing Base Report. . . . . . . . . . . . . . . . . . . . . . .93
      12.12.Environmental Site Assessments.. . . . . . . . . . . . . . . . . .93
      12.13.Opinion of Counsel.. . . . . . . . . . . . . . . . . . . . . . . .93
      12.14.Payment of Fees. . . . . . . . . . . . . . . . . . . . . . . . . .94
      12.15.Private Placement Numbers. . . . . . . . . . . . . . . . . . . . .94
13. CONDITIONS TO ALL BORROWINGS.. . . . . . . . . . . . . . . . . . . . . . .94
      13.1. Representations True; No Event of Default. . . . . . . . . . . . .94


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      13.2. No Legal Impediment. . . . . . . . . . . . . . . . . . . . . . . .94
      13.3. Governmental Regulation. . . . . . . . . . . . . . . . . . . . . .95
      13.4. Proceedings and Documents. . . . . . . . . . . . . . . . . . . . .95
      13.5. Borrowing Base Report. . . . . . . . . . . . . . . . . . . . . . .95
14. EVENTS OF DEFAULT; ACCELERATION; ETC. . . . . . . . . . . . . . . . . . . 95
      14.1. Events of Default and Acceleration.. . . . . . . . . . . . . . . .95
      14.2. Termination of Commitments.. . . . . . . . . . . . . . . . . . . .99
      14.3. Remedies.  . . . . . . . . . . . . . . . . . . . . . . . . . . . 100
      14.4. Distribution of Collateral Proceeds. . . . . . . . . . . . . . . 100
15. SETOFF . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 101
16. THE AGENT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 102
      16.1. Authorization. . . . . . . . . . . . . . . . . . . . . . . . . . 102
      16.2. Employees and Agents.. . . . . . . . . . . . . . . . . . . . . . 102
      16.3. No Liability.. . . . . . . . . . . . . . . . . . . . . . . . . . 102
      16.4. No Representations.. . . . . . . . . . . . . . . . . . . . . . . 103
      16.5. Payments.  . . . . . . . . . . . . . . . . . . . . . . . . . . . 103
            16.5.1. Payments to Agent. . . . . . . . . . . . . . . . . . . . 103
            16.5.2. Distribution by Agent. . . . . . . . . . . . . . . . . . 103
            16.5.3. Delinquent Banks.. . . . . . . . . . . . . . . . . . . . 104
      16.6. Holders of Notes.. . . . . . . . . . . . . . . . . . . . . . . . 104
      16.7. Indemnity. . . . . . . . . . . . . . . . . . . . . . . . . . . . 104
      16.8. Agent as Bank. . . . . . . . . . . . . . . . . . . . . . . . . . 105
      16.9. Resignation. . . . . . . . . . . . . . . . . . . . . . . . . . . 105
      16.10.Notification of Defaults and Events of Default.. . . . . . . . . 105
      16.11.Duties in the Case of Enforcement. . . . . . . . . . . . . . . . 105
17. EXPENSES.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 106
18. INDEMNIFICATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 107
19. SURVIVAL OF COVENANTS, ETC.. . . . . . . . . . . . . . . . . . . . . . . 107
20. ASSIGNMENT AND PARTICIPATION.. . . . . . . . . . . . . . . . . . . . . . 108
      20.1. Conditions to Assignment by Banks. . . . . . . . . . . . . . . . 108
      20.2. Certain Representations and Warranties; Limitations;
      Covenants. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 109
      20.3. Register . . . . . . . . . . . . . . . . . . . . . . . . . . . . 110
      20.4. New Notes. . . . . . . . . . . . . . . . . . . . . . . . . . . . 110
      20.5. Participations.. . . . . . . . . . . . . . . . . . . . . . . . . 111
      20.6. Disclosure.. . . . . . . . . . . . . . . . . . . . . . . . . . . 111
      20.7. Assignee or Participant Affiliated with the Borrowers. . . . . . 112
      20.8. Miscellaneous Assignment Provisions. . . . . . . . . . . . . . . 112
      20.9. Assignment by Borrowers. . . . . . . . . . . . . . . . . . . . . 113
21. NOTICES, ETC.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 113
22. GOVERNING LAW. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 114
23. HEADINGS.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 115
24. COUNTERPARTS.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 115
25. ENTIRE AGREEMENT, ETC. . . . . . . . . . . . . . . . . . . . . . . . . . 115
26. WAIVER OF JURY TRIAL.. . . . . . . . . . . . . . . . . . . . . . . . . . 115

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                                      -vi-

27. CONSENTS, AMENDMENTS, WAIVERS, ETC.. . . . . . . . . . . . . . . . . . . 116
28. SEVERABILITY.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 117
29. TRANSITIONAL ARRANGEMENTS. . . . . . . . . . . . . . . . . . . . . . . . 117
      29.1. Third Amended and Restated Credit Agreement Superseded.. . . . . 117
      29.2. Return and Cancellation of Notes.. . . . . . . . . . . . . . . . 117


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                                      -vii-

EXHIBIT A    Form of Borrower Security Agreement
EXHIBIT B    Form of Borrowing Base Report
EXHIBIT C    Form of Griffith Stock Pledge Agreement
EXHIBIT D    Form of Parent Guaranty
EXHIBIT E    Form of Parent Stock Pledge Agreement
EXHIBIT F    Form of Subsidiary Guaranty
EXHIBIT G    Form of Subsidiary Security Agreement
EXHIBIT H    Form of Revolving Credit Note
EXHIBIT I    Form of Loan Request
EXHIBIT J-1  Form of Term Note A
EXHIBIT J-2  Form of Term Note B
EXHIBIT J-3  Form of Term Note C
EXHIBIT K    Form of Compliance Certificate
EXHIBIT L    Form of Assignment and Acceptance
EXHIBIT M    Form of Intercreditor Agreement
EXHIBIT N    Form of Collateral Assignment of Trademarks Agreement

Schedule 1          Banks
Schedule 1(a)       Revolving Credit Commitment
Schedule 1(b)       Term Loans
Schedule 1(c)       Acquisition Documents
Schedule 1(d)       Mortgages
Schedule 1(e)       Subordinated Debt Documents
Schedule 1(f)       Certain Transaction Costs
Schedule 5          Letters of Credit
Schedule 8.3        Title to Properties; Leases
Schedule 8.7        Litigation
Schedule 8.10       Tax Status
Schedule 8.18       Environmental
Schedule 8.19       Subsidiaries
Schedule 8.20       Capital Structure
Schedule 10.1       Indebtedness
Schedule 10.2       Liens
Schedule 10.3       Investments
Schedule 10.11      Transactions with Affiliates

                  FOURTH AMENDED AND RESTATED REVOLVING CREDIT
                             AND TERM LOAN AGREEMENT

     This FOURTH AMENDED AND RESTATED REVOLVING CREDIT AND TERM LOAN AGREEMENT is made as of July 8, 1996, by and among (i) GRIFFITH CONSUMERS COMPANY ("Griffith"), a Delaware corporation and successor by merger to Griffith Consumers Company, a Maryland corporation, having its principal place of business at 2510 Schuster Drive, Cheverly, MD 20781, (ii) CARL KING, INC. ("King") a Delaware corporation, having its principal place of business at 109 Main Street, Camden, DE 19334, (iii) SHORE STOP CORPORATION ("SSC" and, together with Griffith and King, the "Borrowers"), a Delaware corporation, having its principal place of business at 36082 Lankford Highway, Belle Haven, Virginia 23306, (iv) THE FIRST NATIONAL BANK OF BOSTON ("FNBB") and the other lending institutions from time to time listed on SCHEDULE 1 hereto (collectively, "the Banks") and (v) THE FIRST NATIONAL BANK OF BOSTON as agent ("the Agent") for itself and the Banks.

     WHEREAS, Griffith, King, the Banks and The First National Bank of Boston, as agent for such Banks entered into a Third Amended and Restated Revolving Credit and Term Loan Agreement dated as of December 15, 1994 (as thereafter amended, the "Third Amended and Restated Credit Agreement") pursuant to which such Banks party thereto have made loans to, and issued letters of credit for the account of, Griffith and King;

     WHEREAS, Griffith entered into an Asset Purchase and Sale Agreement dated April 23, 1996 (the "Acquisition Agreement") with Regent Investments, Inc., a Virginia corporation ("Regent"), Delaware Investments, Inc., a Virginia corporation ("DI"), Mid-Atlantic Investments, Inc., a Virginia corporation ("Mid-A"), J. Duncan McDuff ("McDuff") and Vincent J. Mastracco, Jr. ("Mastracco" and together with Regent, DI, Mid-A and McDuff, individually, a "Seller" and collectively, the "Sellers");

     WHEREAS, SSC is a wholly-owned subsidiary of Griffith which has been formed to hold the Acquisition Assets and operate the Business and Griffith has assigned its rights and obligations under the Acquisition Agreement to SSC;

     WHEREAS, pursuant to the Acquisition Agreement, SSC shall purchase the assets (other than certain Excluded Assets, as defined and described in the Acquisition Agreement) of Sellers (including, without limitation, all of the issued and outstanding capital stock of Regent Transport, Inc. ("Regent Transport"), a Maryland corporation) (collectively, all such acquired assets the "Acquisition Assets") used in the operation of the Business as hereinafter defined (the "Acquisition Transaction");

     WHEREAS, to finance SSC's purchase of the Acquisition Assets, and in connection with the Acquisition Transaction, the Borrowers desire to amend and restate the Third Amended and Restated Credit Agreement and the Agent and the lending institutions party thereto have agreed to such amendment;

     NOW THEREFORE, in consideration of the foregoing premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to amend and restate the Third Amended and Restated Credit Agreement to read as follows:

1.   DEFINITIONS AND RULES OF INTERPRETATION.

       1.1   DEFINITIONS.   The following terms shall have the meanings set
forth in this Section 1 or elsewhere in the provisions of this Credit Agreement referred to below:

       ACCOUNTS RECEIVABLE. All rights of the Borrowers to payment for goods or product sold, leased or otherwise marketed in the ordinary course of business and all rights of the Borrowers to payment for services rendered in the ordinary course of business and all sums of money or other proceeds due thereon pursuant to transactions with account debtors, (except for that portion of the sum of money or other proceeds due thereon that relates to sales, use or property taxes which have not been paid by the Borrowers in conjunction with such transactions which shall be excluded from the calculations of Accounts Receivable), recorded on books of account in accordance with generally accepted accounting principles.

       ACQUISITION ASSETS.  As defined in the preamble hereto..

       ACQUISITION AGREEMENT.  As defined in the preamble hereto.

       ACQUISITION DOCUMENTS. Collectively, (i) the Acquisition Agreement, (ii) each of the other documents listed on Schedule 1(c) hereto and (iii) any other document or agreement delivered pursuant to, or in connection with the Acquisition Transaction contemplated by, the Acquisition Agreement, each as in effect on the date thereof and as amended with the prior written consent of the Agent.

       ACQUISITION TRANSACTION.  As defined in the preamble hereto.

       ADVISORY AGREEMENT. That certain Advisory Agreement among the Borrowers, the Parent and Chartwell Investments Inc. dated as of May 29, 1996 and in the form delivered to the Agent on the Closing Date.

       AFFILIATE. When used with respect to any Bank, any Person which, directly or indirectly, is in control of, is controlled by, or is under common control (including common investment management) with such Bank.

       AFFILIATE. With respect to any of the Borrowers, the Parent or any Subsidiary, as applicable, any Person that would be considered to be an affiliate of any Borrower, the Parent or any Subsidiary, as applicable, under Rule 144(a) of the Rules and Regulations promulgated under the Securities Act of 1933, as in effect on the date hereof, if such Borrower, the Parent or such Subsidiary were issuing securities.

       AFFILIATE TRANSACTION.  See Section 10.11.

       AGENT'S HEAD OFFICE. The Agent's head office located at 100 Federal Street, Boston, Massachusetts 02110, or at such other location as the Agent may designate from time to time.

       AGENT. The First National Bank of Boston acting as agent for the Banks or any successor Agent appointed pursuant to Section 16.

       AGENT'S SPECIAL COUNSEL. Bingham, Dana & Gould LLP or such other counsel as may be approved by the Agent.

       APPLICABLE MARGIN. For each of the Loans set forth below and with respect to any period consisting of twelve consecutive calendar months ending after December 31, 1995, the Applicable Margin shall be that percentage set forth below for such Loan opposite the Debt Service Coverage Ratio determined for the most recently ended period of twelve consecutive calendar months for which the Borrowers have delivered financial statements pursuant to Section 9.4:


       (i) For Revolving Credit Loans:

- --------------------------------------------------------------------------------
     Debt Service               Base Rate           Eurodollar Rate Applicable
   Coverage Ratio           Applicable Margin            Margin
- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
Greater than 1.25:1                    1.25%                2.50%
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
Less than or equal
 to 1.25:1                             1.50%                2.75%
- --------------------------------------------------------------------------------


          (ii) For Term Loan A:

- --------------------------------------------------------------------------------
   Debt Service                     Base Rate         Eurodollar Rate Applicable
  Coverage Ratio            Applicable Margin            Margin
- -------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
Greater than 1.25:1                     1.25%               2.50%
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
Less than or equal to 1.25:1            1.50%               2.75%

- -------------------------------------------------------------------------------

          (iii) For Term Loan B:

- --------------------------------------------------------------------------------
Debt Service                       Base Rate          Eurodollar Rate Applicable
Coverage Ratio                   Applicable Margin             Margin
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
Greater than 1.25:1                     2.00%               3.25%
- --------------------------------------------------------------------------------
Less than or equal to 1.25:1            2.00%               3.25%
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

          (iv) For Term Loan C:

- -------------------------------------------------------------------------------
Debt Service                         Base Rate      Eurodollar Rate Applicable
Coverage Ratio                   Applicable Margin              Margin
- --------------------------------------------------------------------------------

Greater than 1.25:1                     2.25%               3.50%
- --------------------------------------------------------------------------------
Less than or equal to 1.25:1            2.25%               3.50%

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------


PROVIDED that if the Borrowers' financial statements for any fiscal quarter or twelve consecutive month period are not furnished to the Banks pursuant to
Section 9.4 hereof within five (5) Business Days after the relevant time specified for such delivery in Section 9.4, it shall be assumed for purposes of determining the Applicable Margin that the Debt Service Coverage Ratio is less than or equal to 1.25:1 for the period commencing on the date such statements were due and (provided that such financial statements are

                                       -5-
subsequently furnished to the Banks) ending on the date five (5) days following the delivery to the Banks of such financial statements which indicate that the Debt Service Coverage Ratio for the fiscal quarter or the period of twelve calendar months ending on the last day of the last month included in such financial statement is greater than 1.25:1; and PROVIDED, FURTHER, that if at any time the financial statements furnished to the Banks pursuant to Section 9.4 hereof indicate that the Debt Service Coverage Ratio as reported as of any previous date was higher than the actual Debt Service Coverage Ratio as of such date, then the Borrowers shall promptly pay to the Banks the difference (if any) between the interest rate calculated based on the actual Debt Service Coverage Ratio as adjusted and that calculated based on the Debt Service Coverage Ratio as previously reported.

          APPROVED SUBSIDIARY. Regent Transport or any Subsidiary of a Borrower whose assets have been approved for inclusion in the Borrowing Base by the Banks holding at least 51% of the outstanding principal amount of the Revolving Credit Notes; and if no such principal is outstanding, the Banks whose aggregate Revolving Credit Commitments constitute at least 51% of the Total Commitment.

          ASSIGNMENT AND ACCEPTANCE.  See Section 20.1.

          BALANCE SHEET DATE.  June 30, 1995.

          BANKS. FNBB and the other lending institutions and insurance companies listed from time to time on SCHEDULE 1 hereto and any other Person who becomes an assignee of any rights and obligations of a Bank pursuant to Section 20.
          BASE RATE. The higher of (i) the annual rate of interest announced from time to time by FNBB at its head office in Boston, Massachusetts, as its "base rate" and (ii) one-half of one percent (1/2%) above the Federal Funds Effective Rate. For the purposes of this definition, "Federal Funds Effective Rate" shall mean for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three funds brokers of recognized standing selected by the Agent.



          BASE RATE LOANS. Revolving Credit Loans and all or any portion of the Term Loans bearing interest calculated by reference to the Base Rate.

          BORROWER SECURITY AGREEMENT. The Third Amended and Restated Security Agreement, dated as of the date hereof, among the Borrowers and the Agent in substantially the form of EXHIBIT A hereto.

          BORROWERS.  As defined in the preamble hereto.

          BORROWING BASE. At the relevant time of reference thereto and subject to the limitations set forth in Section 2.1(b), an amount determined by the Agent by reference to the most recent Borrowing Base Report which is equal to the sum of:

            (a)  100% of Eligible Cash and Cash Equivalents; PLUS

            (b)  85% of Eligible Accounts Receivable; PLUS

            (c) 80% of the net book value (determined on a first-in, first-out basis in accordance with generally accepted accounting principles consistently applied at lower of cost or market) of Eligible Petroleum Inventory; PLUS

            (d)  80% of Eligible Petroleum Inventory In Transit; PLUS

            (e) the lesser of (i) 25% of the net book value determined at cost of Eligible Other Inventory or (ii) $500,000.

       BORROWING BASE REPORT. A Borrowing Base Report, including an accounts receivable aging report kept pursuant to Section 9.3 hereof, signed by the chief financial officer of each Borrower and in substantially the form of EXHIBIT B hereto.

       BUSINESS. The operation of a chain of convenience stores and related gasoline stations under the "Shore Stop" trade name and the operation of a dealer petroleum sales business within the states of Maryland, Delaware and Virginia.

       BUSINESS DAY. Any day on which banking institutions in Boston, Massachusetts, are open for the transaction of banking business and, in the case of Eurodollar Rate Loans, also a day which is a Eurodollar Business Day.

       CALENDAR YEAR.  For any given year, January 1 through December 31.

       CAPITAL ASSETS. Fixed assets, both tangible (such as land, buildings, fixtures, machinery, vehicles, capital stock and equipment) and intangible (such as patents, copyrights, trademarks, franchises, customer lists, supply contracts with dealers, leases, and good will); PROVIDED that

Capital Assets shall not include any item customarily charged directly to expense or depreciated over a useful life of twelve (12) months or less in accordance with generally accepted accounting principles.

       CAPITAL EXPENDITURES. Amounts paid or indebtedness incurred by any of the Borrowers and their Subsidiaries in connection with the purchase, lease or maintenance by the Borrowers and their Subsidiaries of Capital Assets that would be required to be capitalized and shown on the balance sheet of such Person in accordance with generally accepted accounting principles, and including, without duplication, supply contracts with dealers.

       CAPITAL STOCK. Any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, including, without limitation, with respect to partnerships, partnership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distribution of assets of, such partnership.

       CAPITALIZED LEASE OBLIGATIONS. As to any Person, the obligations of such Person under any Capitalized Leases.

       CAPITALIZED LEASES. Leases under which any of the Borrowers is the lessee or obligor, the discounted future rental payment obligations under which are required to be capitalized on the balance sheet of the lessee or obligor in accordance with generally accepted accounting principles.

       CASH. United States dollar denominated currency, wire transfers of United States dollar denominated money and any other form of immediately available funds approved by the Agent.

       CASH EQUIVALENTS. (i) Securities issued, or directly and fully guaranteed or insured, by the United States government or any agency or instrumentality thereof having maturities of not more than twelve months from the date of acquisition, (ii) certificates of deposit and eurodollar time deposits with maturities of twelve months or less from the date of acquisition, bankers' acceptances with maturities not exceeding twelve months and overnight bank deposits, in each case with any Bank, or with any domestic commercial bank having capital and surplus in excess of $500,000,000 and a Keefe Bank Watch Rating of "B" or better, (iii) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (i) and (ii) entered into with any financial institution meeting the qualifications specified in clause (ii) above and (iv) commercial paper having one of the two highest ratings obtainable from Moody's Investors Service, Inc. or Standard &

                                       -8-
Poor's or their successors and in each case maturing within twelve months after the date of acquisition.

       CASH FLOW PERCENTAGE. 75%, PROVIDED that at any time on or after January 1, 1997 if the aggregate outstanding principal amount of the Term Loans is less than $30,000,000, the Cash Flow Percentage shall be 50%.


       CERCLA.  See Section 8.18.

       CHANGE OF CONTROL EVENT. The occurrence of any of the following: (i) the adoption of a plan relating to the complete liquidation or dissolution of Griffith, (ii) the failure of Parent to own 100% of the issued and outstanding Capital Stock of Griffith, (iii) the acquisition by any Person or group (as such term is used in Sections 13(d)(3) and 14(d)(2) of the Securities Exchange Act of 1934, as amended) of a direct or indirect interest in more of the Capital Stock of the Parent entitled to vote for the election of directors than is owned, collectively, whether directly or indirectly, by the Principals and their Related Parties, (iv) the first day on which the general partner of Griffith Partners L.P. ceases to be controlled directly or indirectly, by the Principals (other than Griffith Partners L.P., The Travelers Insurance Company, The Travelers Indemnity Company, The Travelers Life and Annuity Company and The Phoenix Insurance Company) and their Related Parties or (v) the first day on which a majority of the members of the board of directors of the Parent are not Continuing Directors.

       CLOSING DATE. July 11, 1996 which is the date on which the conditions set forth in Section 12 have been satisfied and Term Loan A Additional Amount, Term Loan B Additional Amount and Term Loan C is advanced.

       CODE.  The Internal Revenue Code of 1986, as amended.

       COLLATERAL. All of the property, rights and interests of any of the Borrowers, the Parent or any Subsidiary of the Borrowers that is or is intended to be subject to the security interests and mortgages created by the Security Documents.

       COLLATERAL ASSIGNMENT OF TRADEMARKS. The Trademark Collateral Security and Pledge Agreement dated as of the date hereof between SSC and the Agent substantially in the form of EXHIBIT N hereto.

       COMMITMENT PERCENTAGE. With respect to each Bank, its Revolving Credit Commitment Percentage, its Term Loan A Commitment

Percentage, its Term Loan B Commitment Percentage, or its Term Loan C Commitment Percentage, as applicable.

       CONSOLIDATED OR CONSOLIDATED. With reference to any term defined herein, shall mean that term as applied to the accounts of the Borrowers, and their Subsidiaries, consolidated in accordance with generally accepted accounting principles.

       CONSOLIDATED CURRENT ASSETS. All assets of the Borrowers and their Subsidiaries on a consolidated basis that, in accordance with generally accepted accounting principles, are properly classified as current assets, less (without duplication) all write-offs and reserves taken with respect to such assets in accordance with generally accepted accounting principles and consistent with the past practices of the Borrowers.

       CONSOLIDATED CURRENT LIABILITIES. All liabilities of the Borrowers and their Subsidiaries on a consolidated basis that in accordance with generally accepted accounting principles are properly classified as current liabilities and including, without duplication, all outstanding Revolving Credit Loans, but excluding (a) the Maximum Drawing Amount under Letters of Credit (to the extent undrawn) and (b) the current maturities of all Indebtedness other than Revolving Credit Loans.

       CONSOLIDATED DEBT SERVICE. As to the Borrowers on a consolidated basis, and in respect of any period, an amount equal to the sum of (a) Consolidated Total Interest Expense of the Borrowers for such period, PLUS (b) the total amount of all scheduled maturities or installments of Funded Debt of the Borrowers due and payable during such period.

       CONSOLIDATED EBITDA. The Consolidated Net Income of the Borrowers for any period, calculated before deduction of (a) any tax expense attributable to such period, (b) Consolidated Total Interest Expense for such period and (c) depreciation, amortization and all other noncash charges for such period, determined in accordance with generally accepted accounting principles, and after eliminating therefrom to the extent otherwise reflected all extraordinary non-recurring items of cash gain and loss and after adding back, to the extent otherwise deducted, those Transaction Costs to the extent such Transaction Costs and other costs are expensed during such period.

       CONSOLIDATED NET EARNINGS AVAILABLE FOR DEBT SERVICE. For any period, the result of (a) Consolidated EBITDA for such period, MINUS (b) the amount of all cash income taxes paid or payable by the Borrowers on a consolidated basis for such period MINUS (c) all Non-Discretionary Capital Expenditures for such period.

       CONSOLIDATED NET INCOME. The consolidated net income (or deficit) of the Borrowers and their Subsidiaries, after deduction of all expenses, taxes, and other proper charges, determined in accordance with generally accepted accounting principles.

       CONSOLIDATED NET WORTH. The consolidated net worth of the Borrowers determined in accordance with generally accepted accounting principles, LESS, to the extent otherwise includable in the computations of Consolidated Net Worth, any subscriptions receivable and any write-up of assets after the Closing Date otherwise resulting in an increase in Consolidated Net Worth and excluding to the extent otherwise includable the impact of compensation expense resulting from the stock options and other similar equity incentive plans granted to officers, directors and employees of the Borrowers.

       CONSOLIDATED TOTAL INTEREST EXPENSE. For any period, without duplication, the aggregate amount of interest required to be paid or accrued by the Borrowers during such period on all Funded Debt of the Borrowers outstanding during all or any part of such period, whether such interest was or is required to be reflected as an item of expense or capitalized, including, without limitation, interest in respect of Capitalized Leases, commissions, discounts and other fees and charges incurred in respect of Letters of Credit, net payments allocated to such period, if any, pursuant to the Interest Rate Protection Agreements and any other similar interest rate hedging agreements, other than (i) Transaction Costs and (ii) amortization of original issue discount with respect to the Senior Subordinated Debt.

       CONSOLIDATED WORKING CAPITAL. The excess of Consolidated Current Assets over Consolidated Current Liabilities.

       CONTINUING DIRECTORS. As of any date of determination, any member of the Board of Directors of the Parent who (i) was a member of such Board of Directors on December 15, 1994 or (ii) was nominated for election or elected to such Board of Directors with the affirmative vote of a majority of the Continuing Directors who were members of such board at the time of such nomination or election.

       CONVERSION REQUEST. A notice given by the Borrowers to the Agent of the Borrowers' election to convert or continue a Loan in accordance with Section 2.7 or Section 4.7.

       CREDIT AGREEMENT. This Fourth Amended and Restated Revolving Credit and Term Loan Agreement, including the Schedules and Exhibits hereto.

       DEBT SERVICE COVERAGE RATIO. For any period of four consecutive fiscal quarters of the Borrowers, the ratio of (a) Consolidated Net Earnings Available for Debt Service for such period calculated by deducting, without duplication, the greater of Non-Discretionary Capital Expenditures for such period or (i) for the four consecutive fiscal quarter period ending June 30, 1996, $1,000,000;
(ii) for the four consecutive fiscal quarter period ending September 30, 1996, $1,075,000; (iii) for the four consecutive fiscal quarter period ending December 31, 1996, $1,150,000; (iv) for the four consecutive fiscal quarter period ending March 31, 1997, $1,225,000 and (v) for each four consecutive fiscal quarter period ending thereafter, $1,300,000 to (b) Consolidated Debt Service for such period.

       DEFAULT.  See Section 14.1.

       DI.  As defined in the preamble hereto.

       DISCRETIONARY CAPITAL EXPENDITURES. All Capital Expenditures of the Borrowers other than Non-Discretionary Capital Expenditures.

       DISTRIBUTION. The declaration or payment of any dividend on or in respect of any shares of any class of capital stock of the Borrowers other than dividends payable solely in shares of common stock of the Borrowers; the purchase, redemption, or other retirement of any shares of any class of capital stock of the Borrowers; the return of capital by any of the Borrowers to their shareholders as such; or any other distribution on or in respect of any shares of any class of capital stock of the Borrowers.

       DOLLARS or $. Dollars in lawful currency of the United States of America.

       DOMESTIC LENDING OFFICE. Initially, the office of each Bank designated as such in SCHEDULE 1 hereto; thereafter, such other office of such Bank, if any, located within the United States that will be making or maintaining Base Rate Loans.

       DRAWDOWN DATE. The date on which any Revolving Credit Loan or Term Loan was made, is made or is to be made, and the date on which any Loan is converted from one Type of Loan to another Type of Loan or is continued as a particular Type in accordance with Section 2.7 or Section 4.7, as applicable.

       ELIGIBLE ACCOUNTS RECEIVABLE. At any time the aggregate amount of all Accounts Receivable carried on the books of the Borrowers and any Approved Subsidiaries arising in the ordinary course of business from the sale of Petroleum Product Inventory, furnaces, furnace parts, other HVAC equipment and other goods and services in the ordinary course of business in lines of business permitted under Section 10.12, less all reserves with respect to such Accounts Receivable and less, to the extent not already deducted in clause (v) below, any and all offsets, counterclaims or contras in respect thereof, and which Accounts Receivable:

            (i) have been invoiced and are not more than 60 days past the respective due dates thereof;

            (ii) become due not more than 30 days past the date of the respective invoice therefor;

            (iii) constitute the valid, binding and legally enforceable obligation of the obligor thereon, and are not subordinate to any other claim against such obligor and are not evidenced by any instrument unless pledged for the benefit of the Agent;

            (iv) are owned by the Borrowers or their Approved Subsidiaries free and clear of all liens, security interests or encumbrances whatsoever, other than those in favor of the Agent, on behalf of the Banks;

            (v) are not the subject of a return, rejection, loss of or damage to the goods or Petroleum Product Inventory, the sale of which gave rise to the account receivable, or any request for credit, rebate, offset, holdback or adjustment, any commission payable to third parties or any other dispute with the obligor on such Accounts Receivable;

            (vi) are not the obligation of an Affiliate of any Borrower or their Approved Subsidiaries;

            (vii) are from an obligor on the Account Receivable which is creditworthy in the reasonable business judgment of the Agent;

            (viii) are not Accounts Receivable from an obligor which has filed a petition for relief under any existing or future law in any jurisdiction relating to bankruptcy, insolvency, reorganization or relief of debtors, made a general assignment for the benefit of creditors, had filed against it any petition or other application for relief under any existing or future law in any jurisdiction relating to bankruptcy, insolvency, reorganization or relief of debtors, failed, suspended business operations, became insolvent, called a meeting of its creditors for the purpose of obtaining any financial concession or accommodation, or had or suffered a receiver or a trustee to be appointed for all or a significant portion of its assets or affairs;

            (ix) have been invoiced and are currently due and payable; PROVIDED that with respect to Accounts Receivable arising from installment sales of furnaces, furnace parts and other HVAC equipment only those installments which have been invoiced and are due and payable within 90 days from such invoice date shall be included in Eligible Accounts Receivable to the extent otherwise qualified;

            (x)  are denominated in Dollars and payable in the United States;
       and

            (xi) are subject to a valid, first priority perfected lien and security interest in favor of the Agent on behalf of the Banks, other than with respect to installment notes provided that such installment notes shall in any event be subject to the limitations in clause (ix) above.

       For the purpose of this definition, (i) to the extent that Eligible Accounts Receivable owing by any obligor not preapproved by the Agent exceed 15% of the aggregate amount of all Eligible Accounts Receivable, such excess shall not be included in the calculation of Eligible Accounts Receivable, and (ii) to the extent that any Borrower or any Approved Subsidiary is at any time directly or contingently indebted for any reason to any obligor, the Accounts Receivable owing to such Borrower or such Approved Subsidiary by such obligor shall be deemed to be subject to an offset, counterclaim or contra in the amount of such Indebtedness; PROVIDED, HOWEVER, to the extent that any Indebtedness of any Borrower or any Approved Subsidiary to any obligor is secured by a Letter of Credit, the portion of the Indebtedness so secured (not to exceed the amount available for drawing under the Letter of Credit) shall not be deemed to be an offset, counterclaim or contra with respect to the Accounts Receivable of such obligor owing to such Borrower or such Approved Subsidiary.

       ELIGIBLE ASSIGNEE. Any of (i) a Bank or any of its affiliates, (ii) a commercial bank or finance company organized under the laws of the United States, or any State thereof or the District of Columbia, and having total assets in excess of $250,000,000; (iii) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof or the District of Columbia, and having a net worth of at least $100,000,000, calculated in accordance with generally accepted accounting principles; (iv) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having total assets in excess of $250,000,000, PROVIDED that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD; (v) the central bank of any country which is a member of the OECD; (vi) a domestic insurance company having total assets in excess of $250,000,000; (vii) any institutional investor having a rating of not less than A or its equivalent by Standard & Poor's; (viii) investment companies (as defined in the Investment Company Act of 1940, as amended) or other investment or mutual funds in each case having total assets in excess of (1) with respect to assignments of any interest in or with respect to the Term Loans or Term Notes, $100,000,000 or (2) with respect to assignments of any interest in or with respect to the Revolving Credit Loans or the Revolving Credit Notes, $250,000,000; (ix) employee benefit plans within the meaning of ERISA having total assets in excess of $250,000,000; and (x) if, but only if, any Event of Default under Sections 14.1(a), (b), (g) or (h) hereof has occurred and is continuing, any other bank, insurance company, commercial finance company or other financial institution or other Person approved by the Agent, such approval not to be unreasonably withheld.

       ELIGIBLE CASH AND CASH EQUIVALENTS. Cash and Cash Equivalents of the Borrowers and any Approved Subsidiaries which are subject to a valid, first priority, perfected lien and security interest in favor of the Agent on behalf of the Banks and which are otherwise under the control of the Agent.

       ELIGIBLE OTHER INVENTORY. As to the Borrower and any Approved Subsidiary, at the relevant time of reference thereto, inventory held for resale, owned by the Borrowers or any Approved Subsidiary and consisting of (i) burner and gasoline pumps parts, (ii) furnaces and furnace parts, (iii) HVAC equipment, and (iv) tires, batteries and other accessories and spare parts held for resale in connection with the operation of service stations; and with respect to all such inventory which (a) is subject to a valid, first priority perfected lien and security interest in favor of the Agent on behalf of the Banks, (b) is in good and salable condition, is not deteriorating in quality and is not obsolete or unmarketable, (c) is owned by the Borrowers or their Approved Subsidiaries free and clear of all liens, security interests or encumbrances whatsoever other than those in favor of the Agent under the Security Documents or those permitted under Sections 10.2(e) and (f) with respect to warehouseman's liens and landlord's liens which secure amounts not then overdue and is not held on consignment, and (d) is in the possession of the Borrowers or their Approved Subsidiaries on premises owned by the Borrowers or their Approved Subsidiaries within the United States unless with respect to any inventory located on premises not owned by the Borrowers or their Approved Subsidiaries, all reporting, filing, waiver and notice requirements of the Agent have been complied with in form and substance satisfactory to the Agent.

       ELIGIBLE PETROLEUM INVENTORY. As to the Borrowers and any Approved Subsidiaries, at the relevant time of reference thereto, any Petroleum Product Inventory owned by the Borrowers or any Approved Subsidiary and which (a) is subject to a valid, first priority perfected lien and security interest in favor of the Agent on behalf of the Banks, (b) is in good and salable condition, is not deteriorating in quality and is not obsolete or unmarketable, (c) is owned by the Borrowers or their Approved Subsidiaries free and clear of all liens, security interests or encumbrances whatsoever other than those in favor of the Agent under the Security Documents or those permitted under Sections 10.2(e) and
(f) with respect to warehouseman's liens and landlord's liens which secure amounts not then overdue and is not held on consignment by the Borrowers, and
(d) is in the possession of the Borrowers or their Approved Subsidiaries in bulk storage tanks on premises owned by the Borrowers or their Approved Subsidiaries within the United States unless with respect to any inventory located on premises not owned by the Borrowers or their Approved Subsidiaries, all reporting, filing, waiver and notice requirements of the Agent have been complied with in form and substance satisfactory to the Agent; PROVIDED that in no event shall Eligible Petroleum Inventory include Petroleum Product Inventory held for sale at retail outlets.

       ELIGIBLE PETROLEUM INVENTORY IN TRANSIT. The aggregate purchase price of Petroleum Product Inventory contracted for purchase by a Borrower or any Approved Subsidiary if (a) such Petroleum Product Inventory has not yet been delivered to such Borrower or such Approved Subsidiary, (b) such Petroleum Product Inventory is not included in the Borrowing Base as Eligible Petroleum Inventory but, upon delivery, such Petroleum Product Inventory would qualify as Eligible Petroleum Inventory and (c) the obligation of such Borrower or such Approved Subsidiary to pay the purchase price for such Petroleum Product Inventory is supported by a Letter of Credit issued hereunder.

       EMPLOYEE BENEFIT PLAN.  Any employee benefit plan within the meaning of
Section 3(3) of ERISA maintained or contributed to by the Borrowers or any ERISA Affiliate, other than a Multiemployer Plan.

       ENVIRONMENTAL LAWS.  See Section 8.18(a).

       ERISA.  The Employee Retirement Income Security Act of 1974, as amended.

       ERISA AFFILIATE. Any Person which is treated as a single employer with the Borrowers under Section 414 of the Code.

       ERISA REPORTABLE EVENT. A reportable event with respect to a Guaranteed Pension Plan within the meaning of Section 4043 of ERISA and the regulations promulgated thereunder as to which the requirement of notice has not been waived.

       EUROCURRENCY RESERVE RATE. For any day with respect to a Eurodollar Rate Loan, the maximum rate (expressed as a decimal) at which any lender subject thereto would be required to maintain reserves under Regulation D of the Board of Governors of the Federal Reserve System (or any successor or similar regulations relating to such reserve requirements) against "Eurocurrency Liabilities" (as that term is used in Regulation D), if such liabilities were outstanding. The Eurocurrency Reserve Rate shall be adjusted automatically on and as of the effective date of any change in the Eurocurrency Reserve Rate.

       EURODOLLAR BUSINESS DAY. Any day on which commercial banks are open for international business (including dealings in Dollar deposits) in London or such other eurodollar interbank market as may be selected by the Agent in its sole discretion acting in good faith.

       EURODOLLAR LENDING OFFICE. Initially, the office of each Bank designated as such in SCHEDULE 1 hereto; thereafter, such other office of such Bank, if any, that shall be making or maintaining Eurodollar Rate Loans.

       EURODOLLAR RATE. For any Interest Period with respect to a Eurodollar Rate Loan, the rate of interest equal to (i) the arithmetic average of the rates per annum for each Reference Bank (rounded upwards to the nearest 1/100 of one percent) of the rate at which such Reference Bank's Eurodollar Lending Office is offered Dollar deposits two Eurodollar Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations of such Eurodollar Lending Office are customarily conducted, for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of the Eurodollar Rate Loan of such Reference Bank to which such Interest Period applies, divided by (ii) a number equal to 1.00 minus the Eurocurrency Reserve Rate, if applicable.

       EURODOLLAR RATE LOANS. Revolving Credit Loans and all or any portion of the Term Loans bearing interest calculated by reference to the Eurodollar Rate.

       EVENT OF DEFAULT.  See Section 14.1.

       EXCESS CASH FLOW. As to the Borrowers, and with respect to any relevant period, an amount equal to: (a) Consolidated Net Earnings Available for Debt Service for such period, PLUS (b) the aggregate proceeds from all Indebtedness which is permitted under Section 10.1(g) and (h) which is incurred by the Borrowers during such period to the extent that in accordance with generally accepted accounting principals the acquisition or Capitalized Lease in connection with which such Indebtedness arises was treated as a Capital Expenditure, PLUS (c) for the calculation of Excess Cash Flow for each of the Borrowers' Fiscal Years ending 1997, 1998 and 1999, respectively, the amount of Capital Expenditures actually made in excess of $3,500,000 per Fiscal Year in each of such Fiscal Years, PROVIDED that the aggregate total added to Consolidated Net Earnings Available for Debt Service pursuant to this clause (c) for all Fiscal Years shall not be greater than $5,000,000; MINUS (d) all Discretionary Capital Expenditures for such period; MINUS (e) Consolidated Debt Service for such period.

       FAMILY MEMBER. For any individual Person, the spouse or sibling of such Person and such Person's and his or her spouse's or siblings' respective estates, lineal descendants, adoptive children, heirs, executors, administrators, personal representatives and trusts exclusively for any of their benefit or exclusively for the benefit of their respective spouses, siblings, estates, lineal descendants, heirs, or adoptive children.

       FISCAL YEAR Any fiscal year of the Borrowers ending on June 30. Any reference to a particular fiscal year of the Borrowers shall be a reference to the fiscal year ending on June 30 of the year indicated. Subsequent changes of the fiscal year of the Borrowers shall not change the term "Fiscal Year" as used herein, unless the Agent shall consent in writing to such change.

       FREDERICK. Frederick Terminals, Inc., a Maryland corporation and a Subsidiary of Griffith.

       FNBB. The First National Bank of Boston, a national banking association, in its individual capacity.

       FUNDED DEBT. With respect to any Person and as at any date of determination thereof, without duplication, (a) all Indebtedness of such Person under the Loan Documents as at such date other than contingent obligations relating to undrawn amounts available under Letters of Credit and other than Revolving Credit Loans in excess of $3,000,000, (b) all other Indebtedness of such Person for money borrowed, including without limitation Subordinated Debt, (whether recourse, non-recourse, secured or unsecured) which by its terms matures at, or is extendible or renewable at the option of such Person to, a date more than twelve (12) months after such date and including Permitted Seller Notes, and all current and final maturities with respect thereto, (c) the principal component of all Capitalized Lease Obligations of such Person maturing more than twelve (12) months after such date and all payments required to be made by such Person in respect of the principal component of such Capitalized Lease Obligations during the twelve (12) months immediately following such date, (d) all Indebtedness for the deferred purchase price of property or services represented by a note or other security (other than in respect of any trade payable) or other Indebtedness arising under any conditional sale or other title retention agreement with respect to property acquired by the Borrowers (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Indebtedness of such Person secured by a purchase money mortgage or other lien to secure all or part of the purchase price of property subject to such mortgage or lien, and (f) Indebtedness of such Person of the type described in clause (h) of the definition of "Indebtedness" once any obligation of such Person with respect thereto has become due and payable.

       GENERALLY ACCEPTED ACCOUNTING PRINCIPLES. (i) When used in Section 11, whether directly or indirectly through reference to a capitalized term used therein, means (A) principles that are consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, in effect for the Fiscal Year ended on the Balance Sheet Date, and
(B) to the extent consistent with such principles, the accounting practice of the Borrowers reflected in their financial statements for the year ended on the Balance Sheet Date, and (ii) when used in general, other than as provided above, means principles that are (A) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, as in effect from time to time, and (B) consistently applied with past financial statements of the Borrowers adopting the same principles, provided that in each case referred to in this definition of "generally accepted accounting principles" a certified public accountant would, insofar as the use of such accounting principles is pertinent, be in a position to deliver an unqualified opinion (other than a qualification regarding changes in generally accepted accounting principles) as to financial statements in which such principles have been properly applied.

       GRIFFITH.  As defined in the preamble hereto.

       GRIFFITH STOCK PLEDGE AGREEMENT. The Third Amended and Restated Stock Pledge Agreement, dated as of the date hereof, among Griffith, SSC and the Agent in substantially the form of EXHIBIT C hereto.

                                       -19
       GUARANTEED PENSION PLAN. Any employee pension benefit plan within the meaning of Section 3(2) of ERISA maintained or contributed to by the Borrowers or any ERISA Affiliate the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA, other than a Multiemployer Plan.

       HAZARDOUS SUBSTANCES.  See Section 8.18(b).

       INDEBTEDNESS. With respect to any Person, (a) all indebtedness for borrowed money of such Person, whether current or funded, secured or unsecured, recourse or non-recourse, (b) all indebtedness of such Person for the deferred purchase price of property or services represented by a note or other security (other than in respect of any trade payable), (c) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (d) all indebtedness of such Person secured by a purchase money mortgage or other lien to secure all or part of the purchase price of property subject to such mortgage or lien, (e) all Capitalized Lease Obligations (other than the interest component of such Capitalized Lease Obligations), (f) any liability of such Person in respect of banker's acceptances or letters of credit, (g) all other indebtedness secured by any mortgage, pledge, security interest, lien, charge or other encumbrance existing on property owned or acquired subject thereto, whether or not the liability secured thereby shall have been assumed, (h) all guarantees, endorsements and other contingent obligations whether direct or indirect in respect of indebtedness of others, including any obligation to supply funds to or in any manner to invest in, directly or indirectly, the debtor, to purchase indebtedness, or to assure the owner of indebtedness against loss, through an agreement to purchase goods, supplies, or services for the purpose of enabling the debtor to make payment of the indebtedness held by such owner or otherwise,
(i) the obligations to reimburse the issuer in respect of any letters of credit, and (j) the amount of Past Due Trade Payables of such Person which exceed $500,000.

       INTERCREDITOR AGREEMENT. The Intercreditor Agreement dated as of the Closing Date, among certain of the Sellers and the Agent, in substantially the form of EXHIBIT M hereto.

       INTEREST PAYMENT DATE. (i) As to any Base Rate Loan, the last day of each calendar quarter; and (ii) as to any Eurodollar Rate Loan in respect of which the Interest Period is (A) 3 months or less, the last day of such Interest Period and (B) more than 3 months, the date that is 3 months from the first day of such Interest Period and, in addition, the last day of such Interest Period.

       INTEREST PERIOD. With respect to each Eurodollar Rate Loan, (i) initially, the period commencing on the Drawdown Date of such Loan and ending on the last day of a period consisting of 1, 2, 3 or 6 months; as selected by the Borrowers in a Loan Request and (ii) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Revolving Credit Loan or all or such portion of any Term Loan and ending on the last day of one of the periods set forth above, as selected by the Borrowers in a Conversion Request; PROVIDED that all of the foregoing provisions relating to Interest Periods are subject to the following:

            (a) if any Interest Period with respect to a Eurodollar Rate Loan would otherwise end on a day that is not a Eurodollar Business Day, that Interest Period shall be extended to the next succeeding Eurodollar Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Eurodollar Business Day;

            (b)  if the Borrowers shall fail to give notice as provided in
       Section 2.7, the Borrowers shall be deemed to have requested a conversion of the affected Eurodollar Rate Loan to a Base Rate Loan on the last day of the then current Interest Period with respect thereto and the continuance of all Base Rate Loans as Base Rate Loans;

            (c) any Interest Period relating to any Eurodollar Rate Loan that begins on the last Eurodollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Eurodollar Business Day of a calendar month; and

            (d) any Interest Period relating to any Revolving Credit Loan that would otherwise extend beyond the Revolving Credit Maturity Date shall end on the Revolving Credit Maturity Date and any Interest Period relating to any Term Loan that would otherwise extend beyond the Term Loan Maturity Date applicable thereto shall end on such Term Loan Maturity Date.

       INTEREST RATE PROTECTION AGREEMENTS.  See Section 9.8.

       INVESTMENTS. All expenditures made and all liabilities incurred (contingently or otherwise) for the acquisition of stock or Indebtedness of, or for loans, advances, capital contributions or transfers of property to, or in respect of any guaranties (or other commitments as described under Indebtedness), or obligations of, any Person. In determining the aggregate amount of Investments outstanding at any particular time: (i) the amount of any Investment represented by a guaranty shall be taken at not less than the principal amount of the obligations guaranteed and still outstanding; (ii) there shall be deducted in respect of each such Investment any amount received as a return of capital (but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution); and (iii) there shall not be deducted from the aggregate amount of Investments any decrease in the value thereof.

       ISSUANCE FEE.  See Section 5.6.

       KING.  As defined in the preamble hereto.

       LETTER AGREEMENT.  See Section 6.10.

       LETTER OF CREDIT.  See Section 5.1.1.

       LETTER OF CREDIT APPLICATION.  See Section 5.1.1.

       LETTER OF CREDIT FEE.  See Section 5.6.

       LETTER OF CREDIT PARTICIPATION.  See Section 5.1.4.

       LOAN DOCUMENTS. This Credit Agreement, the Notes, the Letter of Credit Applications, the Letters of Credit, the Security Documents and all other documents, instruments and agreements executed or delivered in connection with the foregoing.

       LOAN REQUEST.  See Section 2.6.

       LOANS.  The Revolving Credit Loans and the Term Loans.

       MAJORITY BANKS. At any time, the Banks holding at least 51% of the sum of (i) the aggregate principal amount of the Term Loans outstanding at such time and (ii) the Revolving Credit Commitments at such time, or if the Revolving Credit Commitments have been terminated, the aggregate principal amount of the Revolving Credit Loans outstanding at such time.

       MANAGEMENT CONSULTING AGREEMENT. That certain Management Consulting Agreement between Griffith and Chartwell Investments Inc. dated as of December 15, 1994, as amended thereafter with the prior written consent of the Agent.

       MAXIMUM DRAWING AMOUNT. The maximum aggregate amount that the beneficiaries may at any time draw under outstanding Letters of

Credit, as such aggregate amount may be reduced from time to time pursuant to the terms of the Letters of Credit.

       MID-A.  As defined in the preamble hereto.

       MORTGAGED PREMISES. Those real properties, together with all buildings, improvements and fixtures, set forth on Schedule 2.1 of the Acquisition Agreement, acquired by the Borrowers from the Sellers pursuant to the Acquisition Transaction which have been mortgaged by the Borrowers to one or more of the Sellers to secure the Regent Seller Note.

       MORTGAGED PROPERTY. Any Real Estate which is subject to any Mortgage, including, without limitation, the Mortgaged Premises.

       MORTGAGES. The several mortgages listed on SCHEDULE 1(d) hereto from the Borrowers to the Agent with respect to the fee and leasehold interests of the Borrowers, as amended and in effect from time to time.

       MULTIEMPLOYER PLAN. Any multiemployer plan within the meaning of Section 3(37) of ERISA maintained or contributed to by the Borrowers or any ERISA Affiliate.

       NON-DISCRETIONARY CAPITAL EXPENDITURES. All Capital Expenditures of the Borrowers incurred by the Borrowers in order to maintain their property, plants and equipment in compliance with applicable Environmental Laws and other laws and regulations; PROVIDED that the first $3,750,000 of Capital Expenditures incurred by the Borrowers in order to bring the Regent Properties into compliance with, or maintain the Regent Properties in compliance with, applicable Environmental Laws shall be excluded from Non-Discretionary Capital Expenditures to the extent that such expenditures would otherwise have been included within the meaning of Non-Discretionary Capital Expenditures.

       NOTES.  The Term Notes and the Revolving Credit Notes.

       OBLIGATIONS. All indebtedness, obligations and liabilities of the Borrowers to any of the Banks and the Agent, individually or collectively, existing on the date of this Credit Agreement or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under this Credit Agreement or any of the other Loan Documents or in respect of any of the Loans made or Reimbursement Obligations incurred or with respect to all Interest Rate Protection Agreements entered into by any Borrower with any Bank or any affiliate of any Bank.

       OPTIONS.  See Section 8.20.

       OUTSTANDING. With respect to the Loans, the aggregate unpaid principal thereof as of any date of determination.

       PARENT.  Griffith Holdings, Inc., a Delaware corporation.

       PARENT GUARANTY. The First Amended and Restated Limited Guaranty, dated as of the date hereof, made by the Parent in favor of the Banks and the Agent substantially in the form of EXHIBIT D hereto.

       PARENT STOCK PLEDGE AGREEMENT. The First Amended and Restated Stock Pledge Agreement, dated as of the date hereof, between the Parent and the Agent, substantially in the form of EXHIBIT E hereto.

       PAST DUE TRADE PAYABLES. With respect to any Person, trade payables of such Person and its Subsidiaries on a consolidated basis that are more than 30 days past due.

       PBGC. The Pension Benefit Guaranty Corporation created by Section 4002 of ERISA and any successor entity or entities having similar responsibilities.

       PERFECTION CERTIFICATES. The Perfection Certificates dated as of the Closing Date as defined in the Security Agreements.

       PERMITTED ACQUISITION. Any acquisition permitted pursuant to Section 10.5.1.

       PERMITTED LIENS. Liens, security interests and other encumbrances permitted by Section 10.2.

       PERMITTED SELLER NOTES. Promissory notes issued by the Borrowers having terms and conditions satisfactory to the Majority Banks (including satisfactory interest and maturity terms) and evidencing a Borrower's obligation to pay the deferred portion of the purchase price in connection with a Permitted Acquisition, including, without limitation, the Regent Seller Note.

       PERSON. Any individual, corporation, limited liability company, partnership, trust, unincorporated association, business, or other legal entity, and any government or any governmental agency or political subdivision thereof.

       PETROLEUM PRODUCT INVENTORY. Inventory consisting of refined petroleum products, propane and intermediate feedstocks and blend components commonly used in the petroleum industry to improve characteristics of, or meet governmental or customer specifications for, petroleum or refined petroleum products.

       PRINCIPALS. Any of Todd R. Berman, Donald Gales, Bruce W. King, Barry J. Lassman, Raymond R. McKenzie, Jr., Howard B. Schlosberg, Michael S. Shein, Griffith Partners L.P., a Delaware limited partnership, The Travelers Insurance Company, The Travelers Indemnity Company, The Travelers Life and Annuity Company and The Phoenix Insurance Company.

       REAL ESTATE. All real property at any time owned or leased (as lessee or sublessee) by the Borrowers.

       RECORD. The grid attached to any Note, or the continuation of such grid, or any other similar record, including computer records, maintained by any Bank with respect to any Loan referred to in such Note.

       REFERENCE BANKS.  FNBB.

       REFINANCING INDEBTEDNESS. Any Indebtedness of the Borrowers or their Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund, other Indebtedness of the Borrowers or any of their Subsidiaries; PROVIDED, that, (i) the principal amount of such Refinancing Indebtedness does not exceed the principal amount of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses, penalties and premiums incurred in connection therewith so long as the inclusion of such penalties and premiums in the principal amount of such Refinancing Indebtedness does not increase the per annum total debt service amount associated with such Refinancing Indebtedness to an amount in excess of the per annum total debt service amount associated with the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded); (ii) such Refinancing Indebtedness has a final maturity that is the same or later than the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded, (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Obligations, such Refinancing Indebtedness is subordinated in right of payment to the Obligations on terms at least as favorable to the Banks as those, if any, contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iv) such Indebtedness is incurred by the Borrowers, or by the Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (v) the interest rate applicable to such Refinancing Indebtedness does not exceed the interest rate applicable to the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded; and (vi) such refinancing shall not modify or amend the terms of such Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded in any manner that would have, directly or indirectly, a material adverse effect on the rights of any Bank or the Agent hereunder or under any of the other Loan Documents.

       REGENT.  As defined in the preamble hereto.


       REGENT PROPERTIES. Those parcels or leaseholds of real property acquired by Griffith and/or SSC from one or more of the Sellers pursuant to the Acquisition Transaction, including those parcels listed on Schedules 1.1 and 1.6 to the Acquisition Agreement.

       REGENT SELLER NOTE. The note in the amount of One Million Five Hundred Thousand Dollars ($1,500,000) in the form of EXHIBIT 1 to the Acquisition Agreement (with such modifications as may be required by the Agent as a condition precedent to the effectiveness of this Credit Agreement) to be executed by Borrowers and delivered to Regent as partial consideration for the Acquisition Assets as in effect on the Closing Date.

       REGENT TRANSPORT.  As defined in the preamble hereto.

       REIMBURSEMENT OBLIGATION. The Borrowers' joint and several obligations to reimburse the Agent and the Banks on account of any drawing under any Letter of Credit as provided in Section 5.2.

       RELATED PARTY. With respect to any Principal means (A) any controlling stockholder, partner, Subsidiary or Family Member (in the case of an individual) of such Principal or (B) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons directly or indirectly beneficially holding a 51% or more controlling interest of which consist of such Principal and/or such other Persons referred to in the immediately preceding clause (A).

       REVOLVING CREDIT COMMITMENT.  With respect to each Bank listed on
SCHEDULE 1(a), the amount set forth on SCHEDULE 1(a) hereto as the amount of such Bank's commitment to make Revolving Credit Loans to, and to participate in the issuance, extension and renewal of Letters of Credit for the account of, the Borrowers, as the same may be reduced from time to time; or if such commitment is terminated pursuant to the provisions hereof, zero.

       REVOLVING CREDIT COMMITMENT PERCENTAGE. With respect to each Bank listed on SCHEDULE 1(a), the percentage set forth on SCHEDULE 1(a) hereto as such Bank's percentage of the Total Commitment.

       REVOLVING CREDIT LOANS. Revolving credit loans made or to be made by the Banks listed on SCHEDULE 1(a) to the Borrowers pursuant to Section 2.

       REVOLVING CREDIT MATURITY DATE. (a) December 31, 1999, or (b) December 31, 2000, if all of the Banks listed on SCHEDULE 1(a), in their sole discretion, shall agree to extend the Revolving Credit Maturity Date for an additional year upon the written request of the Borrowers delivered after the second anniversary of the date hereof.

       REVOLVING CREDIT NOTE RECORD. A Record with respect to a Revolving Credit Note.

       REVOLVING CREDIT NOTES.  See Section 2.4.

       REVOLVING CREDIT OUTSTANDINGS. At any relevant time of reference thereto, the sum of (i) aggregate outstanding balance of the Revolving Credit Loans, PLUS (ii) the Maximum Drawing Amount PLUS (iii) the aggregate amount of Unpaid Reimbursement Obligations.

       SECURITY AGREEMENTS. The Borrower Security Agreement and the Subsidiary Security Agreement.

       SECURITY DOCUMENTS. The Parent Guaranty, the Subsidiary Guaranty, the Security Agreements, the Mortgages, the Stock Pledge Agreements, the Collateral Assignment of Trademarks, the Intercreditor Agreement, and any other guaranties, security agreements or other security documents executed and delivered to the Agent in accordance with Section 10.5.1.

       SELLER(S).  As defined in the preamble hereto.

       SENIOR INDEBTEDNESS.  See Section 6.11(g).

       SENIOR SUBORDINATED DEBT.  Indebtedness arising under those certain
14 1/2% Series A Senior Subordinated Notes due 2004 issued by Griffith in the initial aggregate principal amount of not less than $34,000,000 and not more than $35,000,000, and 14 1/2% Senior Subordinated Notes issued in exchange for such Series A Senior Subordinated Notes.

       SOLVENT.  As to any Person at any time, such Person shall be Solvent if
(a) the present and fair salable value of the property of such Person is greater than the amount of such Person's liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 101(31) of the United States Bankruptcy Code and, in the alternative, for purposes of the applicable Uniform Fraudulent Transfer Act; (b) the present fair salable value of the property of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (c) such Person is able to realize upon its property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business; (d) such Person will not incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature; and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital.

       SSC. Shore Stop Corporation, a Delaware corporation and a wholly-owned Subsidiary of Griffith.

       STOCK PLEDGE AGREEMENTS. The Griffith Stock Pledge Agreement and the Parent Stock Pledge Agreement.

       SUBORDINATED DEBT. Unsecured Indebtedness of the Borrowers, that is expressly subordinated and made junior to the payment and performance in full of the Obligations, and evidenced as such by a written instrument containing subordination provisions in form and substance satisfactory to the Banks, including without limitation, the Senior Subordinated Debt.

       SUBORDINATED DEBT DOCUMENTS. Collectively, (i) that certain Indenture dated as of December 15, 1994 between Griffith and NationsBank Trust Company of New York, as Trustee, pursuant to which Griffith issued the Senior Subordinated Debt and (ii) each of the other documents listed on SCHEDULE 1(e) hereto, each in the form delivered to the Agent on the Closing Date.

       SUBSIDIARY. With respect to any Person, (i) a corporation a majority of whose Capital Stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such Person, by one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof or (ii) any other Person (other than a corporation) in which such Person, one or more Subsidiaries thereof or such Person and one or more Subsidiaries thereof, directly or indirectly, at the date of determination thereof has at least a majority ownership interest and the power to direct the policies, management and affairs thereof.

       SUBSIDIARY GUARANTY. The First Amended and Restated Guaranty dated as of the date hereof, made by Frederick and Regent Transport in favor of the Banks and the Agent, substantially in the form of EXHIBIT F hereto and any other guaranty executed after the date hereof by a Subsidiary of any Borrower and delivered to the Agent in accordance with Section 10.5.1.

       SUBSIDIARY SECURITY AGREEMENT. The First Amended and Restated Subsidiary Security Agreement, dated as of the date hereof, between Frederick, Regent Transport and the Agent substantially in the form of EXHIBIT G hereto.


       SUPER MAJORITY BANKS. At any time, the Banks holding at least 66 2/3% of the sum of (i) the aggregate principal amount of the Term Loans outstanding at such time and (ii) the Revolving Credit Commitments at such time, or if the Revolving Credit Commitments have been terminated, the aggregate principal amount of the Revolving Credit Loans outstanding at such time.

       TERM LOANS.  Term Loan A, Term Loan B, and Term Loan C.

       TERM LOAN A. The term loans in an aggregate principal amount of $20,750,000 made by the Banks listed on SCHEDULE 1(b) to the Borrowers in an amount equal with respect to each such Bank to such Bank's Term Loan A Aggregate Amount and which are evidenced by Term Notes A.

       TERM LOAN A ADDITIONAL AMOUNT.  With respect to each Bank listed on
SCHEDULE 1(b), the term loans to be made by such Bank to the Borrowers on the Closing Date pursuant to the terms and conditions of this Credit Agreement in the amount set forth opposite such Bank's name on SCHEDULE 1(b) hereto under the column TERM LOAN A ADDITIONAL AMOUNT.

       TERM LOAN A ADJUSTMENT AMOUNT. That amount set forth opposite FNBB's name in Schedule 1(b) to be repaid to FNBB on the Closing Date pursuant to
Section 9.12 of this Credit Agreement.

       TERM LOAN A AGGREGATE AMOUNT.  With respect to each Bank listed on
SCHEDULE 1(b), that amount set forth opposite such Bank's name in SCHEDULE 1(b) hereto under the column TERM LOAN A AGGREGATE AMOUNT.

       TERM LOAN A COMMITMENT PERCENTAGE.  With respect to each Bank listed on
SCHEDULE 1(b), the percentage set forth on SCHEDULE 1(b) hereto as such Bank's percentage of Term Loan A.

       TERM LOAN A MATURITY DATE.  December 31, 2000.

       TERM LOAN B. The term loans in an aggregate principal amount of $19,625,000 made by the Banks listed on SCHEDULE 1(b) to the Borrowers in an amount equal with respect to each such Bank to such Bank's Term Loan B Aggregate Amount and which are evidenced by Term Notes B.

       TERM LOAN B ADDITIONAL AMOUNT.  With respect to each Bank listed on
SCHEDULE 1(b), the term loans to be made by such Bank to the Borrowers on the Closing Date pursuant to the terms and conditions of this Credit Agreement in the amount set forth opposite such Bank's name on SCHEDULE 1(b) hereto under the column TERM LOAN B ADDITIONAL AMOUNT.

       TERM LOAN B ADJUSTMENT AMOUNT. That amount set forth opposite Senior Debt Portfolio's name in Schedule 1(b) to be repaid to Senior Debt Portfolio on the Closing Date pursuant to Section 9.12 of this Credit Agreement.

       TERM LOAN B AGGREGATE AMOUNT.  With respect to each Bank listed on
SCHEDULE 1(b), that amount set forth opposite such Bank's name in SCHEDULE 1(b) hereto under the column TERM LOAN B AGGREGATE AMOUNT.

       TERM LOAN B COMMITMENT PERCENTAGE.  With respect to each Bank listed on
SCHEDULE 1(b), the percentage set forth on SCHEDULE 1(b) hereto as such Bank's percentage of Term Loan B.

       TERM LOAN B MATURITY DATE.  December 31, 2002.

       TERM LOAN C. The term loans to be made by the Banks listed on SCHEDULE 1(b) to the Borrowers on the Closing Date in the aggregate principal amount of $15,000,000 pursuant to Section 4.1.

       TERM LOAN C AMOUNT. With respect to each Bank listed on SCHEDULE 1(b), that amount set forth opposite such Bank's name in SCHEDULE 1(b) hereto under the column TERM LOAN C AMOUNT.

       TERM LOAN C COMMITMENT PERCENTAGE.  With respect to each Bank listed on
SCHEDULE 1(b), the percentage set forth on SCHEDULE 1(b) hereto as such Bank's percentage of Term Loan C.

       TERM LOAN C MATURITY DATE.  December 31, 2003.

       TERM LOAN DEBT. The aggregate amount Outstanding on Term Loan A, Term Loan B and Term Loan C.

       TERM LOAN MATURITY DATES. The Term Loan A Maturity Date, the Term Loan B Maturity Date, and the Term Loan C Maturity Date, as applicable.

       TERM NOTES A.  See Section 4.2.1.


       TERM NOTES B.  See Section 4.2.1.

       TERM NOTES C.  See Section 4.2.1.

       TERM NOTES.  Term Notes A, Term Notes B and Term Notes C,  collectively.

       TERM NOTE RECORD.  A Record with respect to a Term Note.

       THIRD AMENDED AND RESTATED CREDIT AGREEMENT. As defined in the recitals hereto.

       TOTAL COMMITMENT. The sum of the Revolving Credit Commitments of the Banks, as in effect from time to time.

       TRANSACTION COSTS. All of the costs, fees and expenses incurred by the Parent, the Borrowers and their Subsidiaries in connection with the Acquisition Transaction and the transactions contemplated hereby including without limitation, underwriter's, broker's, finder's or placements fees or commissions or other similar fees of other professionals, the fees payable to the Agent under the Letter Agreement and the fees payable under the Advisory Agreement, in each case as set forth on Schedule 1(f).

       TYPE. As to any Revolving Credit Loan or all or any portion of the Term Loans, its nature as a Base Rate Loan or a Eurodollar Rate Loan.

       UNIFORM CUSTOMS. With respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500 or any successor version thereto adopted by the Agent in the ordinary course of its business as a letter of credit issuer and in effect at the time of issuance of such Letter of Credit.

       UNPAID REIMBURSEMENT OBLIGATION. Any Reimbursement Obligation for which the Borrowers do not reimburse the Agent and the Banks on the date specified in, and in accordance with, Section 5.2.

       WHOLLY OWNED SUBSIDIARY. With respect to any Person, a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person and/or by one or more Wholly Owned Subsidiaries of such Person.

       1.2  RULES OF INTERPRETATION.

            (a) A reference to any document or agreement shall include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms and the terms of this Credit Agreement unless this Agreement specifically provides otherwise.

            (b) The singular includes the plural and the plural includes the singular.

            (c) A reference to any law includes any amendment or modification to such law.

            (d) A reference to any Person includes its permitted successors and permitted assigns.

            (e) Accounting terms not otherwise defined herein have the meanings assigned to them by generally accepted accounting principles applied on a consistent basis by the accounting entity to which they refer.

            (f) The words "include", "includes" and "including" are not limiting.

            (g) All terms not specifically defined herein or by generally accepted accounting principles, which terms are defined in the Uniform Commercial Code as in effect in the Commonwealth of Massachusetts, have the meanings assigned to them therein, with the term "instrument" being that defined under Article 9 of the Uniform Commercial Code.

            (h) Reference to a particular "Section " refers to that section of this Credit Agreement unless otherwise indicated.

            (i) The words "herein", "hereof", "hereunder" and words of like import shall refer to this Credit Agreement as a whole and not to any particular section or subdivision of this Credit Agreement.


2.   THE REVOLVING CREDIT FACILITY.

       2.1 COMMITMENT TO LEND. (a) Subject to the terms and conditions set forth in this Credit Agreement, each of the Banks listed on SCHEDULE 1(a) severally agrees to lend to the Borrowers and the Borrowers may borrow, repay, and reborrow from time to time between the Closing Date and the Revolving Credit Maturity Date upon notice by the Borrowers to the Agent given in accordance with
Section 2.6, such sums as are requested by the Borrowers up to a maximum aggregate amount outstanding (after giving effect to all amounts requested) at any one time equal to such Bank's Revolving Credit Commitment minus such Bank's Revolving Credit Commitment Percentage of the sum of the Maximum Drawing Amount and all Unpaid Reimbursement Obligations; PROVIDED that the sum of the outstanding amount of the Revolving Credit Loans (after giving effect to all amounts requested) plus the Maximum Drawing Amount and all Unpaid Reimbursement Obligations shall not at any time exceed the lesser of (i) the Total Commitment and (ii) the Borrowing Base. The Revolving Credit Loans shall be made PRO RATA in accordance with each such Bank's Revolving Credit Commitment Percentage.
Each request for a Revolving Credit Loan hereunder shall constitute a representation and warranty by the Borrowers that the conditions set forth in
Section 12 and Section 13, in the case of the initial Revolving Credit Loans to be made on the Closing Date, and Section 13, in the case of all other Revolving Credit Loans, have been satisfied on the date of such request.

       (b) The assets of any Approved Subsidiary may only be included in the calculation of the Borrowing Base if (i) such assets meet the relevant requirements for inclusion in the Borrowing Base, (ii) the Revolving Credit Loans to be made by the Banks which are supported by such assets in the Borrowing Base are required for the working capital needs of such Approved Subsidiary and (iii) a Borrower advances an amount equal to such Revolving Credit Loan in the form of an intercompany loan to such Approved Subsidiary; PROVIDED, HOWEVER, that with respect to Regent Transport only, compliance with clauses (ii) and (iii) shall not be required.

       2.2 COMMITMENT FEE. The Borrowers agree to pay to the Agent for the accounts of the Banks listed on SCHEDULE 1(a) in accordance with their respective Revolving Credit Commitment Percentages a commitment fee calculated at the rate of one-half of one percent (0.5%) per annum on the average daily amount during each calendar quarter or portion thereof from the Closing Date to the Revolving Credit Maturity Date by which the Total Commitment MINUS the sum of the Maximum Drawing Amount and all Unpaid Reimbursement Obligations exceeds the outstanding amount of Revolving Credit Loans during such calendar quarter. The commitment fee shall be payable quarterly in arrears on the first day of each calendar quarter for the immediately preceding calendar quarter commencing on the first such date following the Closing Date, with a final payment on the Revolving Credit Maturity Date or any earlier date on which the Total Commitment shall terminate.

       2.3 REDUCTION OF TOTAL COMMITMENT. The Borrowers shall have the right at any time and from time to time upon three (3) Business Days prior written notice to the Agent to reduce by a minimum of $1,000,000 or an integral multiple thereof, or terminate entirely the Total Commitment, whereupon the Revolving Credit Commitment of each Bank shall be reduced PRO RATA in accordance with its Revolving Credit Commitment Percentage of the amount specified in such notice or, as the case may be, terminated. Promptly after receiving any notice of the Borrowers delivered pursuant to this Section 2.3, the Agent will notify the Banks of the substance thereof. Upon the effective date of any such reduction or termination, the Borrowers shall pay to the Agent for the respective accounts of the Banks the full amount of any commitment fee then accrued on the amount of the reduction. No reduction or termination of the Total Commitment may be reinstated.

       2.4 THE REVOLVING CREDIT NOTES. The Revolving Credit Loans shall be evidenced by separate promissory notes of the Borrowers in substantially the form of EXHIBIT H hereto (each a "Revolving Credit Note"), dated as of the Closing Date and completed with appropriate insertions. One Revolving Credit Note shall be payable to the order of each Bank in a principal amount equal to such Bank's Revolving Credit Commitment or, if less, the outstanding amount of all Revolving Credit Loans made by such Bank, plus interest accrued thereon, as set forth below. The Borrowers irrevocably authorize each Bank to make or cause to be made, at or about the time of the Drawdown Date of any Revolving Credit Loan or at the time of receipt of any payment of principal on such Bank's Revolving Credit Note, an appropriate notation on such Bank's Revolving Credit Note Record reflecting the making of such Revolving Credit Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Revolving Credit Loans set forth on such Bank's Revolving Credit Note Record shall be PRIMA FACIE evidence of the principal amount thereof owing and unpaid to such Bank, but the failure to record, or any error in so recording, any such amount on such Bank's Revolving Credit Note Record shall not limit or otherwise affect the obligations of the Borrowers hereunder or under any Revolving Credit

Note to make payments of principal of or interest on any Revolving Credit Note when due.

       2.5 INTEREST ON REVOLVING CREDIT LOANS. Except as otherwise provided in Section 6.9,

             (a) Unless the Borrowers shall have validly and effectively elected to have Revolving Credit Loans made or continued as Eurodollar Rate Loans pursuant to the provisions of this Credit Agreement, each Revolving Credit Loan shall bear interest at the Base Rate PLUS the Applicable Margin in effect from time to time.

             (b) In the event that the Borrowers shall have validly and effectively elected to have all or any portion of the Revolving Credit Loans made as Eurodollar Rate Loans pursuant to the provisions of this Agreement, such Revolving Credit Loans shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at the Eurodollar Rate PLUS the Applicable Margin in effect from time to time.

             (c) The Borrowers promise to pay interest on each Revolving Credit Loan in arrears on each Interest Payment Date with respect thereto.

       2.6 REQUESTS FOR REVOLVING CREDIT LOANS. The Borrowers shall give to the Agent written notice in the form of EXHIBIT I hereto (or telephonic notice confirmed in a writing in the form of EXHIBIT I hereto) of each Revolving Credit Loan requested hereunder (a "Loan Request") no later than (a) 10:00 a.m. on the proposed Drawdown Date of any Base Rate Loan and (b) three (3) Eurodollar Business Days prior to the proposed Drawdown Date of any Eurodollar Rate Loan. Each such notice shall specify (A) the principal amount of the Revolving Credit Loan requested, (B) the proposed Drawdown Date of such Revolving Credit Loan,
(C) the Type of such Revolving Credit Loan and (D) if such Revolving Credit Loan is to be a Eurodollar Rate Loan, the Interest Period for such Revolving Credit Loan. Promptly upon receipt of any such notice, the Agent shall notify each of the Banks listed on SCHEDULE 1(a) thereof. Each Loan Request shall be irrevocable and binding on the Borrowers and shall obligate the Borrowers to accept the Revolving Credit Loan requested from the Banks on the proposed Drawdown Date. Each Loan Request shall be in a minimum aggregate amount of (x) $100,000 or an integral multiple thereof for any Base Rate Loan or (y) $500,000 or an integral multiple thereof for any Eurodollar Rate Loan.

       2.7   CONVERSION OPTIONS.

             2.7.1.   CONVERSION TO DIFFERENT TYPE OF REVOLVING CREDIT LOAN.
       The Borrowers may elect from time to time to convert any outstanding Revolving Credit Loan to a Revolving Credit Loan of the other Type, PROVIDED that (i) with respect to any such conversion of a Base Rate Loan to a Eurodollar Rate Loan, the Borrowers shall give the Agent at least three (3) Eurodollar Business Days prior written notice of such election;
       (ii) with respect to any such conversion of a Eurodollar Rate Loan to a Base Rate Loan, such conversion shall only be made on the last day of the Interest Period with respect thereto and (iii) no Base Rate Loan may be converted into a Eurodollar Rate Loan when any Default or Event of Default has occurred and is continuing. On the date on which such conversion is being made each Bank shall take such action as is necessary to transfer its Revolving Credit Commitment Percentage of such Revolving Credit Loans to its Domestic Lending Office or its Eurodollar Lending Office, as the case may be. All or any part of outstanding Revolving Credit Loans of one Type may be converted into a Revolving Credit Loan of the other Type as provided herein, PROVIDED that any partial conversion shall be in an aggregate principal amount of $500,000 or an integral multiple thereof. Each Conversion Request relating to the conversion of a Base Rate Loan to a Eurodollar Rate Loan shall be irrevocable by the Borrowers.

             2.7.2. CONTINUATION OF TYPE OF REVOLVING CREDIT LOAN. Any Eurodollar Rate Loan may be continued as a Eurodollar Rate Loan upon the expiration of an Interest Period with respect thereto by compliance by the Borrowers with the notice provisions contained in Section 2.7.1; PROVIDED that no Eurodollar Rate Loan may be continued as such when any Default or Event of Default has occurred and is continuing, but shall be automatically converted to a Base Rate Loan on the last day of the first Interest Period relating thereto ending during the continuance of any Default or Event of Default of which officers of the Agent have actual knowledge. In the event that the Borrowers fail to provide any such notice with respect to the continuation of any Eurodollar Rate Loan as such or with respect to the conversion of a Base Rate Loan to a Eurodollar Rate Loan, then such Loan shall be automatically converted to or continued (as the case may be) to a Base Rate Loan on the last day of the then current Interest Period relating thereto. The Agent shall notify the Banks promptly when any such automatic conversion contemplated by this Section 2.7 is scheduled to occur.

             2.7.3. EURODOLLAR RATE LOANS. Any conversion to or from Eurodollar Rate Loans shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of all Eurodollar Rate Loans having the same Interest Period shall not be less than $500,000 or a whole multiple of $500,000 in excess thereof and each Bank holds its Revolving Credit Commitment Percentage of all Outstanding Eurodollar Rate Loans except as otherwise provided in Section 6.4.

       2.8   FUNDS FOR REVOLVING CREDIT LOAN.

             2.8.1.   FUNDING PROCEDURES.    Not later than 12:00 noon (Boston
       time) on the proposed Drawdown Date of any Revolving Credit Loans, each of the Banks listed on SCHEDULE 1(a) will make available to the Agent, at its Head Office, in immediately available funds, the amount of such Bank's Revolving Credit Commitment Percentage of the amount of the requested Revolving Credit Loans. Upon receipt from each Bank of such amount, and upon receipt of the documents required by Sections 12 and 13 and the satisfaction of the other conditions set forth therein, to the extent applicable, the Agent will make available to the Borrowers the aggregate amount of such Revolving Credit Loans made available to the Agent by the Banks. The failure or refusal of any Bank to make available to the Agent at the aforesaid time and place on any Drawdown Date the amount of its Revolving Credit Commitment Percentage of the requested Revolving Credit Loans shall not relieve any other Bank from its several obligation hereunder to make available to the Agent the amount of such other Bank's Revolving Credit Commitment Percentage of any requested Revolving Credit Loans.

             2.8.2.   ADVANCES BY AGENT.     The Agent may, unless notified to
       the contrary by any Bank prior to a Drawdown Date, assume that such Bank has made available to the Agent on such Drawdown Date the amount of such Bank's Revolving Credit Commitment Percentage of the Revolving Credit Loans to be made on such Drawdown Date, and the Agent may (but it shall not be required to), in reliance upon such assumption, make available to the Borrowers a corresponding amount. If any Bank makes available to the Agent such amount on a date after such Drawdown Date, such Bank shall pay to the Agent on demand an amount equal to the product of (i) the average computed for the period referred to in clause (iii) below, of the weighted average interest rate paid by the Agent for federal funds acquired by the Agent during each day included in such period, TIMES (ii) the amount of such Bank's Revolving Credit Commitment Percentage of such Revolving Credit

     Loans, TIMES (iii) a fraction, the numerator of which is the number of days that elapse from and including such Drawdown Date to the date on which the amount of such Bank's Revolving Credit Commitment Percentage of such Revolving Credit Loans shall become immediately available to the Agent, and the denominator of which is 365. A statement of the Agent submitted to such Bank with respect to any amounts owing under this paragraph shall be PRIMA FACIE evidence of the amount due and owing to the Agent by such Bank. If the amount of such Bank's Revolving Credit Commitment Percentage of such Revolving Credit Loans is not made available to the Agent by such Bank within three (3) Business Days following such Drawdown Date, the Agent shall be entitled to recover such amount from the Borrowers on demand, with interest thereon at the rate per annum applicable to the Revolving Credit Loans made on such Drawdown Date.

       2.9.  CHANGE IN BORROWING BASE.   The Borrowing Base shall be determined
twice monthly (or at such other interval as may be specified pursuant to Section 9.4(d)) by the Agent by reference to the Borrowing Base Report most recently delivered to the Banks and the Agent pursuant to Section 9.4(d).

3.   REPAYMENT OF THE REVOLVING CREDIT LOANS.

       3.1.  MATURITY.   The Borrowers hereby jointly and severally promise
to pay on the Revolving Credit Maturity Date, and there shall become absolutely due and payable on the Revolving Credit Maturity Date, all of the Revolving Credit Loans outstanding on such date, together with any and all accrued and unpaid interest thereon.

       3.2 MANDATORY REPAYMENTS OF REVOLVING CREDIT LOANS. If at any time the sum of the outstanding amount of the Revolving Credit Loans, the Maximum Drawing Amount and all Unpaid Reimbursement Obligations exceeds the lesser of (i) the Total Commitment, and (ii) the Borrowing Base, then the Borrowers shall immediately pay the amount of such excess to the Agent for the respective accounts of the Banks listed on SCHEDULE 1(a) for application: first, to any Unpaid Reimbursement Obligations; second, to the Revolving Credit Loans; and third, to provide to the Agent cash collateral for Reimbursement Obligations as contemplated by Section 5.2(b) and (c). Each payment of any Unpaid Reimbursement Obligations or prepayment of Revolving Credit Loans shall be allocated among the Banks listed on SCHEDULE 1(a), in proportion, as nearly as practicable, to each Reimbursement Obligation or (as the case may be) the respective unpaid principal amount of each Bank's Revolving

Credit Note, with adjustments to the extent practicable to equalize any prior payments or repayments not exactly in proportion.

       3.3. MANDATORY LOAN REDUCTION PERIOD. During the period from April 1 to October 1 of each Calendar Year, commencing with the Calendar Year 1995, the Borrowers will maintain the total amount Outstanding under the Revolving Credit Loans, excluding Letters of Credit, at an amount not exceeding $3,000,000 for a period of 30 consecutive days.

       3.4 OPTIONAL REPAYMENTS OF REVOLVING CREDIT LOANS. The Borrowers shall have the right, at their election, to repay the outstanding amount of the Revolving Credit Loans, as a whole or in part, at any time without penalty or premium, PROVIDED that any full or partial prepayment of the outstanding amount of any Eurodollar Rate Loans pursuant to this Section 3.4 may be made only on the last day of the Interest Period relating thereto. The Borrowers shall give the Agent, no later than 12:00 noon, Boston time, at least one (1) Business Day prior written notice of any proposed prepayment pursuant to this Section 3.4 of Base Rate Loans, and three (3) Eurodollar Business Days notice of any proposed prepayment pursuant to this Section 3.4 of Eurodollar Rate Loans, in each case specifying the proposed date of prepayment of Revolving Credit Loans and the principal amount to be prepaid. Each such partial prepayment of the Revolving Credit Loans shall be in an integral multiple of $100,000, shall be accompanied by the payment of accrued interest on the principal prepaid to the date of prepayment and shall be applied, in the absence of instruction by the Borrowers, first to the principal of Base Rate Loans and then to the principal of Eurodollar Rate Loans, at the Agent's option. Each partial prepayment shall be allocated among the Banks listed on SCHEDULE 1(a), in proportion, as nearly as practicable, to the respective unpaid principal amount of each Bank's Revolving Credit Note, with adjustments to the extent practicable to equalize any prior repayments not exactly in proportion.

4.   THE TERM LOANS.

       4.1   COMMITMENT TO LEND.   Subject to the terms and conditions set
forth in this Credit Agreement, each Bank listed on SCHEDULE 1(b) agrees to lend to the Borrowers on the Closing Date its Term Loan A Additional Amount, its Term Loan B Additional Amount, and its Term Loan C Amount.

       4.2   THE TERM NOTES.

             4.2.1. TERM NOTE A. Term Loan A shall be evidenced by separate promissory notes of the Borrowers in substantially the form of EXHIBIT J-1 hereto (each a "Term Note A"), dated the Closing Date and completed with appropriate insertions. One Term Note A shall be payable to the order of each Bank listed on SCHEDULE 1(b) in a principal amount equal to such Bank's Term Loan A Aggregate Amount and shall represent the joint and several obligation of the Borrowers to pay to such Bank such principal amount or, if less, the outstanding amount of such Bank's Term Loan A Commitment Percentage of Term Loan A, plus interest accrued thereon, as set forth below. The Borrowers irrevocably authorize each Bank to make or cause to be made a notation on such Bank's Term Note Record reflecting the original principal amount of such Bank's Term Loan A Commitment Percentage of Term Loan A and, at or about the time of such Bank's receipt of any principal payment on such Bank's Term Note A an appropriate notation on such Bank's Term Note Record reflecting such payment. The aggregate unpaid amount set forth on such Bank's Term Note Record shall be PRIMA FACIE evidence of the principal amount thereof owing and unpaid to such Bank, but the failure to record, or any error in so recording, any such amount on such Bank's Term Note Record shall not affect the obligations of the Borrowers hereunder or under any Term Note A to make payments of principal of and interest on any Term Note A when due.

             4.2.2. TERM NOTE B. Term Loans B shall be evidenced by separate promissory notes of the Borrowers in substantially the form of EXHIBIT J-2 hereto (each a "Term Note B"), dated the Closing Date and completed with appropriate insertions. One Term Note B shall be payable to the order of each Bank listed on SCHEDULE 1(b) in a principal amount equal to such Bank's Term Loan B Aggregate Amount and representing the joint and several obligation of the Borrowers to pay to such Bank such principal amount or, if less, the outstanding amount of such Bank's Term Loan B Commitment Percentage of Term Loan B, plus interest accrued thereon, as set forth below. The Borrowers irrevocably authorize each Bank to make or cause to be made a notation on such Bank's Term Note Record reflecting the original principal amount of such Bank's Term Loan B Commitment Percentage of Term Loan B and, at or about the time of such Bank's receipt of any principal payment on such Bank's Term Note B an appropriate notation on such Bank's Term Note Record reflecting such payment. The aggregate unpaid amount set forth on such Bank's Term Note Record shall be PRIMA FACIE evidence of the principal amount thereof owing and unpaid to such Bank, but the failure to record, or any error in so recording, any such amount on such Bank's Term Note Record shall not affect the obligations of the Borrowers hereunder or under any Term Note

       B to make payments of principal of and interest on any Term Note B when due.

             4.2.3.   TERM NOTE C.      Term Loans C shall be evidenced by
       separate promissory notes of the Borrowers in substantially the form of EXHIBIT J-3 hereto (each a "Term Note C"), dated the Closing Date and completed with appropriate insertions. One Term Note C shall be payable to the order of each Bank listed on SCHEDULE 1(b) in a principal amount equal to such Bank's Term Loan C Amount and representing the joint and several obligation of the Borrowers to pay to such Bank such principal amount or, if less, the outstanding amount of such Bank's Term Loan C Commitment Percentage of Term Loan C, plus interest accrued thereon, as set forth below. The Borrowers irrevocably authorize each Bank to make or cause to be made a notation on such Bank's Term Note Record reflecting the original principal amount of such Bank's Term Loan C Commitment Percentage of Term Loan C and, at or about the time of such Bank's receipt of any principal payment on such Bank's Term Note C an appropriate notation on such Bank's Term Note Record reflecting such payment. The aggregate unpaid amount set forth on such Bank's Term Note Record shall be PRIMA FACIE evidence of the principal amount thereof owing and unpaid to such Bank, but the failure to record, or any error in so recording, any such amount on such Bank's Term Note Record shall not affect the obligations of the Borrowers hereunder or under any Term Note C to make payments of principal of and interest on any Term Note C when due.

       4.3 SCHEDULE OF INSTALLMENT PAYMENTS OF PRINCIPAL OF TERM LOAN. The Borrowers jointly and severally promise to pay to the Agent for the account of the Banks listed on SCHEDULE 1(b) the principal amounts of Term Loan A, Term Loan B, and Term Loan C as follows:

             4.3.1.   TERM LOAN A.   Term Loan A shall be paid in nineteen (19)
       consecutive quarterly installments, with each quarterly payment in a given Fiscal Year equal to the amount set forth opposite such Fiscal Year in the table below, such installments to be due and payable on the last day of each fiscal quarter commencing on June 30, 1996 and ending on December 31, 2000, with a final additional payment on December 31, 2000 in an amount equal to the remaining unpaid principal balance (if any) of Term Loan A.

                                       -41


- -----------------------------------------------------------------------------
FISCAL YEAR ENDING IN JUNE OF      QUARTERLY PAYMENTS       ANNUAL TOTAL
- -----------------------------------------------------------------------------

- -----------------------------------------------------------------------------
1997                                  $  962,500           $ 3,850,000
- -----------------------------------------------------------------------------
1998                                  $1,075,000           $ 4,300,000
- -----------------------------------------------------------------------------
1999                                  $1,075,000           $ 4,300,000
- -----------------------------------------------------------------------------
2000                                  $1,250,000           $ 5,000,000
- -----------------------------------------------------------------------------
2001 (Sept. 30, 2000, Dec. 31, 2000)  $1,250,000           $ 2,500,000
- -----------------------------------------------------------------------------
                                                           $19,950,000
                                                           -----------------

             4.3.2.   TERM LOAN B.      Term Loan B shall be paid in twenty-
       seven (27) consecutive quarterly installments with each quarterly payment in a given Fiscal Year equal to the amount set forth opposite such Fiscal Year in the table below (with the exception of Fiscal Year ending of 2001 in which the installments due on September 30, 2000 and December 31, 2000 will be in the amount of $812,500, and the installments for March 31, 2001 and June 30, 2001 will be in the amount of $1,812,500, as noted in the table below), such installments to be due and payable on the last day of each fiscal quarter commencing on June 30, 1996, and ending on December 31, 2002, with a final additional payment on December 31, 2002 in an amount equal to the unpaid principal balance (if any) of Term Loan B.

- -----------------------------------------------------------------------------
FISCAL YEAR ENDING IN JUNE OF       QUARTERLY PAYMENTS       ANNUAL TOTAL
- -----------------------------------------------------------------------------

- -----------------------------------------------------------------------------
1997                                  $  125,000           $   500,000
- -----------------------------------------------------------------------------
1998                                  $  125,000           $   500,000
- -----------------------------------------------------------------------------
1999                                  $  125,000           $   500,000
- -----------------------------------------------------------------------------
2000                                  $  250,000           $ 1,000,000
- -----------------------------------------------------------------------------
2001 (Sept. 30, 2000, Dec. 31, 2000)  $  812,500             ---------
- -----------------------------------------------------------------------------
2001 (March 31, 2001, June 30, 2001)  $1,812,500           $ 5,250,000
- ----------------------------------------------------------------------------
2002                                  $2,000,000           $ 8,000,000
- -----------------------------------------------------------------------------
2003 (Sept. 30, 2002, Dec. 31, 2002)  $1,875,000           $ 3,750,000
- -----------------------------------------------------------------------------
                                                           $19,500,000
                                                           -----------

             4.3.3. TERM LOAN C. Term Loan C shall be paid in thirty (30) consecutive quarterly installments, with each quarterly payment in a given Fiscal Year equal to the amount set forth opposite such Fiscal Year in the table below, such installments to be due and payable on the last day of each fiscal quarter commencing on September 30, 1996 and ending on December 31, 2003, with a final additional payment on December 31, 2003 in an amount equal to the remaining unpaid principal balance (if any) of Term Loan C.

FISCAL YEAR ENDING IN JUNE OF            QUARTERLY PAYMENTS   ANNUAL TOTAL
- -----------------------------            ------------------   ------------

1997                                        $   62,500         $   250,000
1998                                        $   62,500         $   250,000
1999                                        $   62,500         $   250,000
2000                                        $   62,500         $   250,000
2001                                        $   62,500         $   250,000
2002                                        $   62,500         $   250,000
2003                                        $1,562,500         $ 6,250,000
2004 (Sept. 30, 2003, Dec. 31, 2003)        $3,625,000         $ 7,250,000
                                                               -----------
                                                               $15,000,000

      4.4. OPTIONAL PREPAYMENT OF TERM LOANS. The Borrowers shall have the right at any time to prepay the Term Notes on or before their respective Term Loan Maturity Dates, as a whole, or in part, upon not less than one (1) Business Day prior written notice to the Agent of any proposed prepayment pursuant to this Section 4.4 of Base Rate Loans and three (3) Eurodollar Business Days prior written notice to the Agent of any proposed prepayment pursuant to this Section
4.4 of Eurodollar Rate Loans, without premium or penalty, PROVIDED that (i) each partial prepayment shall be in the minimum principal amount of $1,000,000 or an integral multiple of $500,000 in excess thereof, and (ii) no portion of the Term Loan bearing interest at the Eurodollar Rate may be prepaid pursuant to this
Section 4.4 except on the last day of the Interest Period relating thereto unless the Borrowers pay to the Agent, on demand by the Agent, the additional amounts determined in accordance with Section 6.8 as a result of such prepayment.

      4.5.  MANDATORY PREPAYMENT OF TERM LOANS.

            4.5.1. EXCESS CASH FLOW. On September 30 of each year, commencing with September 30, 1997, the Borrowers shall prepay the amount outstanding on the Term Loans in an amount equal to the Cash Flow Percentage of Excess Cash Flow for the immediately preceding Fiscal Year MINUS the amount of any optional prepayments of the Term Loans made in such Fiscal Year pursuant to Section 4.4 and MINUS the amount of any prepayments of the Term Loans made pursuant to Section 4.5.2 to the extent that any cash proceeds referred to in Section 4.5.2 are included in the calculation of Excess Cash Flow for such prior Fiscal Year.

            4.5.2. NET PROCEEDS. The Borrowers shall also prepay the Term Loans as follows:

            (a) no later than 30 days following the issuance of equity securities by Griffith, unless the Majority Banks shall otherwise consent in writing, the Borrowers shall prepay the Term Loans by an amount equal to 100% of the cash proceeds from the issuance of such equity securities net of all usual and customary costs and expenses actually incurred in connection with such issuance;

            (b) no later than 180 days after any sale of assets other than
      (i) sales of inventory in the ordinary course, (ii) sales of obsolescent and obsolete items of equipment in the ordinary course of business and sales of motor vehicles and other equipment in the ordinary course of business in connection with Investments permitted under Section 10.3(e) or (f); PROVIDED that sales of motor vehicles in connection with Investments permitted by Section 10.3(f) shall not exceed $500,000 in aggregate amount for any single fiscal year of the Borrowers, (iii) sales of assets by one Borrower to another Borrower and sales between any of the Borrowers and any Wholly-Owned Subsidiary of a Borrower to the extent otherwise permitted hereunder and (iv) Distributions which are permitted under Section 10.4, the Borrowers shall prepay the Term Loans by an amount equal to 100% of the cash proceeds from such sale net of all costs and expenses incurred in connection therewith and after repayment of all Indebtedness which is secured by a first priority lien on the assets sold unless (A) within such 180-day period the Borrowers have applied such proceeds to finance the acquisition of another business, customer list or supply contract or the making of Capital Expenditures, in each case in connection with a line of business permitted by Section 10.12; and (B) with respect to any such proceeds in excess of (x) $1,000,000 in the aggregate during any Calendar Year, (y) $1,000,000 in connection with any single transaction or series of related transactions or (z) the first $3,000,000 of aggregate proceeds from all asset sales during the term of this Agreement (other than those permitted by clauses (i) through (iv) above), the Majority Banks shall have given their prior written consent to each such application. Upon receipt in cash of any deferred portions of the sale price, such amount shall be applied to prepay the Term Loans unless such amount shall have been applied within 180 days of such receipt as provided in this Section 4.5.2.

      4.6. ALLOCATION OF OPTIONAL AND MANDATORY PREPAYMENTS. Each optional prepayment under Section 4.4 and mandatory prepayment required under Section 4.5 shall be allocated among the Banks listed on SCHEDULE 1(b), in proportion, as nearly as practicable, to the respective outstanding amount of each Bank's Term Notes A, Term Notes B, or Term Notes C as applicable, with adjustments to the extent practicable to equalize any prior prepayments not exactly in proportion. Any prepayment of principal of the Term Loans shall include all interest accrued to the date of prepayment and shall be applied ratably to reduce each of the remaining scheduled installments of principal due on the Term Loans. No amount repaid with respect to the Term Loans may be reborrowed.

      4.7.  INTEREST ON TERM LOANS.

            4.7.1. INTEREST RATES. Except as otherwise provided in Section 6.9, the Term Loans shall bear interest at the following rates:

                     (a) To the extent that all or any portion of the Term Loans is a Base Rate Loan, the Term Loans or such portion shall bear interest during such Interest Period at the Base Rate plus the Applicable Margin in effect from time to time.

                     (b) To the extent that all or any portion of the Term Loans is a Eurodollar Rate Loan, the Term Loans or such portion shall bear interest during the applicable Interest Period at the Eurodollar Rate plus the Applicable Margin in effect from time to time.

      The Borrowers promise to pay interest on the Term Loans or any portion thereof outstanding in arrears on each Interest Payment Date.

            4.7.2. NOTIFICATION BY BORROWERS. The Borrowers shall notify the Agent, such notice to be irrevocable, at least three (3) Eurodollar Business Days prior to the Drawdown Date with respect to the Term Loans if all or any portion of the Term Loans is to bear interest at the Eurodollar Rate. After such Term Loans have been made, the provisions of
      Section 2.7 shall apply MUTATIS MUTANDIS with respect to all or any portion of the Term Loans so that the Borrowers may have the same interest rate options with respect to all or any portion of the Term Loans as it would be entitled to with respect to the Revolving Credit Loans.

            4.7.3. AMOUNTS, ETC. Any portion of the Term Loan bearing interest at the Eurodollar Rate relating to any Interest Period shall be in the amount of $500,000 or an integral multiple thereof. No Interest Period relating to the Term Loans or any portion thereof bearing interest at the Eurodollar Rate shall extend beyond the date on which a regularly scheduled installment payment of the principal of the Term Loans is to be made unless a portion of the Term Loans at least equal to such installment payment has an Interest Period ending on such date or is then bearing interest at the Base Rate.

5.  LETTERS OF CREDIT.

      5.1   LETTER OF CREDIT COMMITMENTS.

            5.1.1. COMMITMENT TO ISSUE LETTERS OF CREDIT. Subject to the terms and conditions hereof and the execution and delivery by the Borrowers of a letter of credit application on the Agent's customary form (a "Letter of Credit Application"), the Agent on behalf of the Banks listed on SCHEDULE 1(a) and in reliance upon the agreement of the Banks listed on SCHEDULE 1(a) set forth in Section 5.1.4 and upon the representations and warranties of the Borrowers contained herein, agrees, in its individual capacity, to issue, extend and renew for the account of the Borrowers one or more standby letters of credit (individually, a "Letter of Credit"), in such form as may be requested from time to time by the Borrowers and agreed to by the Agent; PROVIDED, HOWEVER, that, after giving effect to such request, (a) the sum of the aggregate Maximum Drawing Amount and all Unpaid Reimbursement Obligations shall not exceed $5,500,000 at any one time, (b) the sum of (i) the Maximum Drawing Amount on all Letters of Credit, PLUS (ii) all Unpaid Reimbursement Obligations, PLUS (iii) the amount of the Revolving Credit Loans outstanding shall not exceed the lesser of (A) the Total Commitment and (B) the Borrowing Base and PROVIDED, FURTHER, no standby Letter of Credit shall have a term longer than one (1) year (without giving effect to any automatic renewal provisions thereof); PROVIDED that in any event no Letter of Credit shall be issued, renewed or extended if as a result thereof the expiry date thereof is later than the date permitted under Section 5.1.3. Notwithstanding anything to the contrary herein, those letters of credit listed on SCHEDULE 5 hereto shall be deemed to be Letters of Credit issued hereunder for all purposes of this Agreement and the Loan Documents.

            5.1.2. LETTER OF CREDIT APPLICATIONS. Each Letter of Credit Application shall be completed to the satisfaction of the Agent. In the event that any provision of any Letter of Credit

      Application shall be inconsistent with any provision of this Credit Agreement, then the provisions of this Credit Agreement shall, to the extent of any such inconsistency, govern.

            5.1.3. TERMS OF LETTERS OF CREDIT. Each Letter of Credit issued, extended or renewed hereunder shall, among other things, (i) provide for the payment of sight drafts for honor thereunder when presented in accordance with the terms thereof and when accompanied by the documents described therein, and (ii) have an expiry date no later than the date which is fourteen (14) days (or, if the Letter of Credit is confirmed by a confirmer or otherwise provides for one or more nominated persons, forty-five (45) days) prior to the Revolving Credit Maturity Date and no Letter of Credit shall remain outstanding beyond such expiry date. Each Letter of Credit so issued, extended or renewed shall be subject to the Uniform Customs.

            5.1.4.   REIMBURSEMENT OBLIGATIONS OF BANKS.  Each Bank listed on
      SCHEDULE 1(a) severally agrees that it shall be absolutely liable, without regard to the occurrence of any Default or Event of Default or any other condition precedent whatsoever, to the extent of such Bank's Revolving Credit Commitment Percentage, to reimburse the Agent on demand for the amount of each draft paid by the Agent under each Letter of Credit to the extent that such amount is not reimbursed by the Borrowers pursuant to Section 5.2 (such agreement for a Bank being called herein the "Letter of Credit Participation" of such Bank).

            5.1.5. PARTICIPATIONS OF BANKS. Each such payment made by a Bank shall be treated as the purchase by such Bank of a participating interest in the Borrowers' Reimbursement Obligation under Section 5.2 in an amount equal to such payment. Each Bank shall share in accordance with its participating interest in any interest which accrues pursuant to Section 5.2.

            5.1.6. ISSUANCE BY BANKS. Any Letter of Credit to be issued hereunder may, at the request of the Agent, and with the consent of any Bank, be issued by such Bank pursuant to the provisions of this Section
      5.1. In each such case, to the extent applicable, references to the Agent as an issuing Bank and to the obligations of the other Banks in connection with Letters of Credit in this Section 5.1 and any other such reference relating to Letters of Credit, the Maximum Drawing Amount, the Reimbursement Obligations or any Unpaid Reimbursement Obligations shall, with respect to the relevant Letter of Credit, be deemed to be references to such issuing Bank.

      5.2. REIMBURSEMENT OBLIGATION OF THE BORROWERS. In order to induce the Agent to issue, extend and renew each Letter of Credit and the Banks to participate therein, the Borrowers hereby jointly and severally agree to reimburse or pay to the Agent, for the account of the Agent or (as the case may be) the Banks listed on SCHEDULE 1(a), with respect to each Letter of Credit issued, extended or renewed by the Agent hereunder,

            (a)  except as otherwise expressly provided in Section 5.2(b) and
      (c), on each date that any draft presented under such Letter of Credit is honored by the Agent, or the Agent otherwise makes a payment with respect thereto, (i) the amount paid by the Agent under or with respect to such Letter of Credit, and (ii) the amount of any taxes (other than taxes solely on the net income of the Banks or the Agent), fees, charges or other costs and expenses whatsoever incurred by the Agent or any Bank in connection with any payment made by the Agent or any Bank under, or with respect to, such Letter of Credit,

            (b) upon the reduction (but not termination) of the Total Commitment to an amount less than the Maximum Drawing Amount, an amount equal to such difference, which amount shall be held by the Agent for the benefit of the Banks and the Agent as cash collateral for all Reimbursement Obligations, and

            (c) upon the termination of the Total Commitment, or the acceleration of the Reimbursement Obligations with respect to all Letters of Credit in accordance with Section 14, an amount equal to the then Maximum Drawing Amount on all Letters of Credit, which amount shall be held by the Agent for the benefit of the Banks and the Agent as cash collateral for all Reimbursement Obligations.

Each such payment shall be made to the Agent at the Agent's Head Office in immediately available funds. Interest on any and all amounts remaining unpaid by the Borrowers under this Section 5.2 at any time from the date such amounts become due and payable (whether as stated in this Section 5.2, by acceleration or otherwise) until payment in full (whether before or after judgment) shall be payable to the Agent on demand at the rate specified in Section 6.9 for overdue principal on the Revolving Credit Loans.

      5.3. LETTER OF CREDIT PAYMENTS. If any draft shall be presented or other demand for payment shall be made under any Letter of Credit, the Agent shall notify the Borrowers of the date and amount of the draft presented or demand for payment and of the date and time when it expects to pay such draft or honor such demand for payment. If the Borrowers fail to reimburse the Agent as provided in Section 5.2 on or before the date that such draft is paid or other payment is made by the Agent, the Agent may at any time thereafter notify the Banks of the amount of any such Unpaid Reimbursement Obligation. No later than 3:00 p.m. (Boston time) on the Business Day next following the receipt of such notice, each Bank listed on SCHEDULE 1(a) shall make available to the Agent, at its Head Office, in immediately available funds, such Bank's Revolving Credit Commitment Percentage of such Unpaid Reimbursement Obligation, together with an amount equal to the product of (i) the average, computed for the period referred to in clause (iii) below, of the weighted average interest rate paid by the Agent for federal funds acquired by the Agent during each day included in such period, TIMES (ii) the amount equal to such Bank's Revolving Credit Commitment Percentage of such Unpaid Reimbursement Obligation, TIMES (iii) a fraction, the numerator of which is the number of days that elapse from and including the date the Agent paid the draft presented for honor or otherwise made payment to the date on which such Bank's Revolving Credit Commitment Percentage of such Unpaid Reimbursement Obligation shall become immediately available to the Agent, and the denominator of which is
360. The responsibility of the Agent to the Borrowers and the Banks shall be only to determine that the documents (including each draft) delivered under each Letter of Credit in connection with such presentment shall be in conformity in all material respects with such Letter of Credit.

      5.4.  OBLIGATIONS ABSOLUTE.  The Borrowers' obligations under this
Section 5 shall be absolute and unconditional under any and all circumstances and irrespective of the occurrence of any Default or Event of Default or any condition precedent whatsoever or any setoff, counterclaim or defense to payment which the Borrowers may have or have had against the Agent, any Bank or any beneficiary of a Letter of Credit. The Borrowers further agree with the Agent and the Banks that the Agent and the Banks shall not be responsible for, and the Borrowers' Reimbursement Obligations under Section 5.2 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged, or any dispute between or among the Borrowers, the beneficiary of any Letter of Credit or any financing institution or other party to which any Letter of Credit may be transferred or any claims or defenses whatsoever of the Borrowers against the beneficiary of any Letter of Credit or any such transferee. The Agent and the Banks shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit. The Borrowers agree that any action taken or omitted by the Agent or any Bank under or in connection with each Letter of Credit and the related drafts and documents, if done in good faith, shall be binding upon the Borrowers and shall not result in any liability on the part of the Agent or any Bank to the Borrowers. The Agent and the Banks shall have no liability in connection with any Letter of Credit unless it is determined by a court of competent jurisdiction in a final, non-appealable order, that such action or omission on the part of the Agent or such Bank, as the case may be, constitutes gross negligence or willful misconduct.

      5.5. RELIANCE BY ISSUER. To the extent not inconsistent with Section 5.4, the Agent shall be entitled to rely, and shall be fully protected in relying upon, any Letter of Credit, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel, independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first have received such advice or concurrence of the Majority Banks as it reasonably deems appropriate or it shall first be indemnified to its reasonable satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Majority Banks, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Banks and all future holders of the Revolving Credit Notes or of a Letter of Credit Participation.

      5.6. LETTER OF CREDIT FEE. The Borrowers shall pay to the Agent, for the PRO RATA accounts of the Banks listed on SCHEDULE 1(a) in accordance with their respective Revolving Credit Commitment Percentages, a fee for each Letter of Credit equal to the greater of $500 or two percent (2.00%) per annum of the face amount of such Letter of Credit for the period during which such Letter of Credit is outstanding, such fee to be payable quarterly in arrears (the "Letter of Credit Fee"). In addition, the Borrowers shall pay to the Agent or, in the event a Letter of Credit is not issued by the Agent, to the issuing Bank, for Agent's own account or such issuing Bank's account, an additional issuance fee equal to 0.25% per annum of the face amount of such Letter of Credit for the period during which such letter of credit is outstanding, such fee to be paid quarterly in arrears and on the date of an amendment to or the negotiation of any Letter of Credit, or, a fee in an amount equal to the fee customarily charged by the Agent or such issuing Bank for an amendment to or the negotiation of a letter of credit (such fees to be referred to herein collectively as the "Issuance Fee").

6.  CERTAIN GENERAL PROVISIONS.

      6.1.  FUNDS FOR PAYMENTS.

            6.1.1. PAYMENTS TO AGENT. All payments of principal, interest, Reimbursement Obligations, commitment fees, Letter of Credit Fees and any other amounts due hereunder or under any of the other Loan Documents shall be made to the Agent, for the respective accounts of the Banks and the Agent, at the Agent's Head Office or at such other location in the Boston, Massachusetts area that the Agent may from time to time designate, in each case in immediately available funds.

            6.1.2. NO OFFSET, ETC. All payments by the Borrowers hereunder and under any of the other Loan Documents shall be made without setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless the Borrowers are compelled by law to make such deduction or withholding. If any such obligation is imposed upon the Borrowers with respect to any amount payable by them hereunder or under any of the other Loan Documents, the Borrowers will pay to the Agent, for the account of the Banks or (as the case may be) the Agent, on the date on which such amount is due and payable hereunder or under such other Loan Document, such additional amount in Dollars as shall be necessary to enable the Banks or the Agent to receive the same net amount which the Banks or the Agent would have received on such due date had no such obligation been imposed upon the Borrowers (other than taxes with respect to the Agent's and the Banks' net income). The Borrowers will deliver promptly to the Agent certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by the Borrowers hereunder or under such other Loan Document.

      6.2 COMPUTATIONS. All computations of interest on the Loans and of commitment fees, Letter of Credit Fees or other fees shall, be based on a 360-day year and paid for the actual number of days elapsed. Except as otherwise provided in the definition of the term "Interest Period" with respect to Eurodollar Rate Loans, whenever a payment hereunder or under any of the other Loan Documents becomes due on a day that is not a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and interest shall accrue during such extension. The outstanding amount of the Loans as reflected on the Revolving Credit Note Records and the Term Note Records from time to time shall be considered correct and binding on the Borrowers unless within five (5) Business Days after receipt of any notice by the Agent or any of the Banks of such outstanding amount, the Agent or such Bank shall notify the Borrowers to the contrary.

      6.3 INABILITY TO DETERMINE EURODOLLAR RATE. In the event, prior to the commencement of any Interest Period relating to any Eurodollar Rate Loan, the Agent shall determine that adequate and reasonable methods do not exist for ascertaining the Eurodollar Rate that would otherwise determine the rate of interest to be applicable to any Eurodollar Rate Loan during any Interest Period, the Agent shall forthwith give notice of such determination (which shall be conclusive and binding on the Borrowers and the Banks) to the Borrowers and the Banks. In such event (i) any Loan Request or Conversion Request with respect to Eurodollar Rate Loans shall be automatically withdrawn and, shall be deemed a request for Base Rate Loans, (ii) each Eurodollar Rate Loan will automatically, on the last day of the then current Interest Period relating thereto, become a Base Rate Loan, and (iii) the obligations of the Banks to make Eurodollar Rate Loans shall be suspended until the Agent or the Majority Banks determineS that the circumstances giving rise to such suspension no longer exist, whereupon the Agent or, as the case may be, the Agent upon the instruction of the Majority Banks, shall so notify the Borrowers and the Banks.

      6.4.  ILLEGALITY.    Notwithstanding any other provisions herein, if any
present or future law, regulation, treaty or directive or any change in the interpretation or application thereof shall make it unlawful for any Bank to make or maintain Eurodollar Rate Loans, such Bank shall forthwith give notice of such circumstances to the Borrowers and the other Banks and thereupon (i) the commitment of such Bank to make Eurodollar Rate Loans or convert Loans of another Type to Eurodollar Rate Loans shall forthwith be suspended and (ii) such Bank's Revolving Credit Loans then outstanding as Eurodollar Rate Loans, if any, shall be converted automatically to Base Rate Loans on the last day of each Interest Period applicable to such Eurodollar Rate Loans or within such earlier period as may be required by law. The Borrowers hereby agree promptly to pay the Agent for the account of such Bank, upon demand by such Bank, any additional amounts necessary to compensate such Bank for any costs incurred by such Bank in making any conversion in accordance with this Section 6.4, including any interest or fees payable by such Bank to lenders of funds obtained by it in order to make or maintain its Eurodollar Loans hereunder.

      6.5. ADDITIONAL COSTS, ETC. If any present or future applicable law, which expression, as used herein, includes statutes, rules and regulations thereunder and interpretations thereof by any competent court or by any governmental or other regulatory body or official charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time hereafter made upon or otherwise issued to any Bank or the Agent by any central bank or other fiscal, monetary or other authority (whether or not having the force of law), shall:

            (a) subject any Bank or the Agent to any tax, levy, impost, duty, charge, fee, deduction or withholding of any nature with respect to this Credit Agreement, the other Loan Documents, any Letters of Credit, such Bank's Revolving Credit Commitment or the Loans (other than taxes based upon or measured by the income or profits of such Bank or the Agent), or

            (b) materially change the basis of taxation (except for changes in taxes on income or profits) of payments to any Bank of the principal of or the interest on any Loans or any other amounts payable to any Bank or the Agent under this Credit Agreement or any of the other Loan Documents, or

            (c) impose or increase or render applicable (other than to the extent specifically provided for elsewhere in this Credit Agreement) any special deposit, reserve, assessment, liquidity, capital adequacy or other similar requirements (whether or not having the force of law) against assets held by, or deposits in or for the account of, or loans by, or letters of credit issued by, or commitments of an office of any Bank, or

            (d) impose on any Bank or the Agent any other conditions or requirements with respect to this Credit Agreement, the other Loan Documents, any Letters of Credit, the Loans, such Bank's Commitment, or any class of loans, letters of credit or commitments of which any of the Loans or such Bank's Revolving Credit Commitment forms a part;

and the result of any of the foregoing is

                     (i) to increase the cost to any Bank of making, funding, issuing, renewing, extending or maintaining any of the Loans or such Bank's Revolving Credit Commitment or any Letter of Credit, or

                     (ii) to reduce the amount of principal, interest, Reimbursement Obligation or other amount payable to such Bank or the Agent hereunder on account of such Bank's Revolving Credit Commitment, any Letter of Credit or any of the Loans, or

                     (iii) to require such Bank or the Agent to make any payment or to forego any interest or Reimbursement Obligation or other sum payable hereunder, the amount of which payment or foregone interest or Reimbursement Obligation or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by such Bank or the Agent from the Borrowers hereunder, then, and in each such case, the Borrowers will, upon demand made by such Bank or (as the case may be) the Agent at any time and from time to time and as often as the occasion therefor may arise, pay to such Bank or the Agent such additional amounts as will be sufficient to compensate such Bank or the Agent for such additional cost, reduction, payment or foregone interest or Reimbursement Obligation or other sum.

      6.6. CAPITAL ADEQUACY. If after the date hereof any Bank or the Agent determines that (i) the adoption of or change in any law, governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) regarding capital requirements for banks or bank holding companies or any change in the interpretation or application thereof by a court or governmental authority with appropriate jurisdiction, or (ii) compliance by such Bank or the Agent or any corporation controlling such Bank or the Agent with any law, governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) of any such entity regarding capital adequacy, has the effect of reducing the return on such Bank's or the Agent's commitment with respect to any Loans to a level below that which such Bank or the Agent could have achieved but for such adoption, change or compliance (taking into consideration such Bank's or the Agent's then existing policies with respect to capital adequacy and assuming full utilization of such entity's capital) by any amount deemed by such Bank or (as the case may be) the Agent to be material, then such Bank or the Agent may notify the Borrowers of such fact. To the extent that the amount of such reduction in the return on capital is not reflected in the Base Rate, the Borrowers agree to pay such Bank or (as the case may be) the Agent for the amount of such reduction in the return on capital as and when such reduction is determined upon presentation by such Bank or (as the case may be) the Agent of a certificate in accordance with Section 6.7 hereof.

      6.7.  CERTIFICATE.   A certificate setting forth any additional amounts
payable pursuant to Sections 6.5 or 6.6 and a brief explanation of such amounts which are due, submitted by any Bank or the Agent to the Borrowers, shall be conclusive, absent manifest error, that such amounts are due and owing.

      6.8 INDEMNITY. The Borrowers agree to indemnify each Bank and to hold each Bank harmless from and against any loss, cost or expense (including loss of anticipated profits) that such Bank may sustain or incur as a consequence of (i) default by the Borrowers in payment of the principal amount of or any interest on any Eurodollar Rate Loans as and when due and payable, including any such loss or expense arising from interest or fees payable by such Bank to lenders of funds obtained by it in order to maintain its Eurodollar Rate Loans, (ii) default by the Borrowers in making a borrowing or conversion after the Borrowers have given (or are deemed to have given) a Loan Request, notice (in the case of all or any portion of the Term Loans pursuant to Section 4.7.2) or a Conversion Request relating thereto in accordance with Section 2.6 or Section 2.7 or
Section 4.7 or (iii) the making of any payment of a Eurodollar Rate Loan or the making of any conversion of any such Loan to a Base Rate Loan on a day that is not the last day of the applicable Interest Period with respect thereto, including interest or fees payable by such Bank to lenders of funds obtained by it in order to maintain any such Loans.

      6.9   INTEREST AFTER DEFAULT.

            6.9.1. OVERDUE AMOUNTS. Overdue principal and (to the extent permitted by applicable law) interest on the Loans and all other overdue amounts payable hereunder or under any of the other Loan Documents shall bear interest compounded monthly and payable on demand at a rate per annum equal to four percent (4%) above the Base Rate until such amount shall be paid in full (after as well as before judgment).

            6.9.2. AMOUNTS NOT OVERDUE. During the continuance of an Event of Default, the principal of the Revolving Credit Loans and Term Loans not overdue shall, until such Event of Default has been cured or remedied or such Event of Default has been waived by the Majority Banks pursuant to Section 27, bear interest at a rate per annum equal to the rate of interest applicable to overdue principal pursuant to Section 6.9.1.

      6.10  OTHER FEES.    In addition to the commitment fees and the Letter of
Credit Fee payable hereunder, the Borrowers agree to pay to the Agent for its own account, certain fees as set forth in a letter agreement dated as of April 15, 1996 by and among the Agent and the Borrowers (the "Letter Agreement").

      6.11  JOINT AND SEVERAL LIABILITY.

      (a) Each of the Borrowers is accepting joint and several liability hereunder and under the other Loan Documents in consideration of the financial accommodations to be provided by the Banks under this Credit Agreement, for the mutual benefit, directly and indirectly, of each of the Borrowers and in consideration of the undertakings of each other Borrower to accept joint and several liability for the Obligations.

      (b) Each of the Borrowers, jointly and severally, hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Borrowers, with respect to the payment and performance of all of the Obligations (including, without limitation, any Obligations arising under this Section 6.11), it being the intention of the parties hereto that all the Obligations shall be the joint and several obligations of each Borrower without preferences or distinction among them.

      (c) If and to the extent that any of the Borrowers shall fail to make any payment with respect to any of the Obligations as and when due or to perform any of the Obligations in accordance with the terms thereof, then in each such event the other Borrowers will make such payment with respect to, or perform, such Obligation.

      (d) The Obligations of each of the Borrowers under the provisions of this Section 6.11 constitute the full recourse Obligation of the other Borrowers enforceable against each such corporation to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of this Credit Agreement or any other circumstance whatsoever.

      (e) Except as otherwise expressly provided in this Agreement, each of the Borrowers hereby waives notice of acceptance of its joint and several liability, notice of any Loans made or Letters of Credit issued under this Credit Agreement, notice of the occurrence of any default, or of any demand for any payment under this Credit Agreement, notice of any action at any time taken or omitted by the Agent or any Bank under or in respect of any of the Obligations, any requirement of diligence or to mitigate damages and, generally, to the extent permitted by applicable law, all demands, notices and other formalities of every kind in connection with this Credit Agreement. Each of the Borrowers hereby assents to, and waives notice of, any extension or postponement of the time for the payment of any of the Obligations, the acceptance of any payment of any of the Obligations, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by the Agent or any Bank at any time or times in respect of any default by any of the Borrowers in the performance or satisfaction of any term, covenant, condition or provision of this Credit Agreement, any and all other indulgences whatsoever by the Agent or any Bank in respect of any of the Obligations, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of the Obligations or the addition, substitution or release, in whole or in part, of any of the Borrowers. Without limiting the generality of the foregoing, each of the Borrowers assents to any other action or delay in acting or failure to act on the part of the Agent or any Bank with respect to the failure by any of the Borrowers to comply with any of its respective Obligations, including, without limitation, any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with applicable laws or regulations thereunder, which might, but for the provisions of this Section 6.11, afford grounds for terminating, discharging or relieving any of the Borrowers, in whole or in part, from any of its Obligations under this Section 6.11, it being the intention of each of the Borrowers that, so long as any of the Obligations hereunder remain unsatisfied, the Obligations of such Borrowers under this
Section 6.11 shall not be discharged except by performance and then only to the extent of such performance. The Obligations of each of the Borrowers under this
Section 6.11 shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, reconstruction or similar proceeding with respect to any of the Borrowers or the Banks. The joint and several liability of the Borrowers hereunder shall continue in full force and effect notwithstanding any absorption, merger, amalgamation or any other change whatsoever in the name, membership, constitution or place of formation of any of the Borrowers or the Agent or any Bank.

      (f) The provisions of this Section 6.11 are made for the benefit of the Agent and the Banks and their respective successors and assigns, and may be enforced by it or them from time to time against any or all of the Borrowers as often as occasion therefor may arise and without requirement on the part of the Agent or the Banks first to marshall any of its or their claims or to exercise any of its or their rights against the other Borrowers or to exhaust any remedies available to it or them against the other Borrowers or to resort to any other source or means of obtaining payment of any of the Obligations hereunder or to elect any other remedy. The provisions of this Section 6.11 shall remain in effect until all of the Obligations shall have been paid in full or otherwise fully satisfied. If at any time, any payment, or any part thereof, made in respect of any of the Obligations, is rescinded or must otherwise be restored or returned by the Banks upon the insolvency, bankruptcy or reorganization of any of the

Borrowers, or otherwise, the provisions of this Section 6.11 will forthwith be reinstated in effect, as though such payment had not been made.

      (g) Each of the Borrowers hereby agrees that it will not enforce any of its rights of contribution or subrogation against the other Borrowers or any Affiliate of the other Borrowers with respect to any liability incurred by it hereunder or under any of the other Loan Documents, any payments made by it to the Agent or the Banks with respect to any of the Obligations or any collateral security therefor until such time as all Indebtedness of the Borrowers owing to the Banks or the Agent under the Loan Documents (the "Senior Indebtedness") has been paid in full in cash (or in form otherwise satisfactory to the Banks in their sole discretion). Any claim which any Borrower may have against any other Borrower with respect to any payments to the Banks hereunder or under any other Loan Documents are hereby expressly made subordinate and junior in right of payment, without limitation as to any increases in the Obligations arising hereunder or thereunder, to the prior payment in full of the Senior Indebtedness and, in the event of any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceeding under the laws of any jurisdiction relating to such other Borrower, its debts or its assets, whether voluntary or involuntary, all such Senior Indebtedness shall be paid in full before any payment or distribution of any character, whether in cash, securities or other property, shall be made to any Borrower therefor.

      (h) Each of the Borrowers hereby agrees that the payment of any amounts due with respect to the indebtedness owing by any Borrower to any other Borrower or any Affiliate of any Borrower is hereby subordinated to the prior payment in full in cash (or in form otherwise satisfactory to the Banks in their sole discretion) of the Senior Indebtedness. Each Borrower hereby agrees that after the occurrence and during the continuance of any Event of Default, such Borrower will not demand, sue for or otherwise attempt to collect any indebtedness of any other Borrower owing to such Borrower until the Senior Indebtedness shall have been paid in full in cash (or in form otherwise satisfactory to the Banks in their sole discretion). If, notwithstanding the foregoing sentence, such Borrower shall collect, enforce or receive any amounts in respect of such indebtedness, such amounts shall be collected, enforced and received by such Borrower as trustee for the Agent and be paid over to the Agent for the PRO RATA account of the Banks to be applied to repay the Senior Indebtedness.

      (i) It is the intention and agreement of the Borrowers, the Agent and the Banks that the Obligations of each of the Borrowers shall be valid and enforceable against such Borrower to the maximum extent permitted by applicable law. Accordingly, if any provision of any Loan Document creating any obligation of any Borrower in favor of the Agent and the Banks shall be declared to be invalid or unenforceable in any respect or to any extent, it is the stated intention and agreement of the Borrowers, the Agent and the Banks that any balance of the obligation created by such provision and all other Obligations of such Borrower shall remain valid and enforceable. Likewise, if by final order a court of competent jurisdiction shall declare any sums which the Banks or the Agent may be otherwise entitled to collect from any Borrower under the Loan Documents to be in excess of those permitted under any law (including any federal or state fraudulent conveyance or like statute or rule of law) applicable to the Obligations of such Borrower, it is the stated intention and agreement of the Borrowers, the Agent and the Banks that all sums not in excess of those permitted under such applicable law shall remain fully collectible by the Banks and the Agent from such Borrower.

7.  COLLATERAL SECURITY AND GUARANTIES.

      7.1. SECURITY OF BORROWERS. The Obligations shall be secured by (a) a perfected first priority security interest (subject only to Permitted Liens entitled to priority under applicable law) in all of the assets of the Borrowers, whether now owned or hereafter acquired, and (b) a perfected second priority security interest on the Mortgaged Premises securing the Regent Seller Note, all pursuant to the terms of the Security Documents to which the Borrowers are party.

      7.2. GUARANTIES AND SECURITY OF PARENT. The Obligations shall be guaranteed by the Parent pursuant to the terms of the Parent Guaranty, and shall be secured by a pledge of all of the issued and outstanding capital stock of Griffith pursuant to the terms of the Parent Stock Pledge Agreement.

      7.3. GUARANTIES AND SECURITY OF FREDERICK AND REGENT TRANSPORT. The Obligations shall be guaranteed by Frederick and Regent Transport pursuant to the terms of the Subsidiary Guaranty and shall be secured by a perfected first priority security interest (subject only to Permitted Liens entitled to priority under applicable law) in all of the assets of Frederick and Regent Transport, whether now owned or hereafter acquired, pursuant to the terms of the Security Documents to which Frederick and Regent Transport are parties.

8.  REPRESENTATIONS AND WARRANTIES.

      The Borrowers jointly and severally represent and warrant to the Banks and the Agent after giving effect to the Acquisition Transaction

(except to the extent such representation or warranty is applicable prior to the Closing Date) as follows:

      8.1.  CORPORATE AUTHORITY.

            8.1.1. INCORPORATION; GOOD STANDING. Each of the Borrowers and their Subsidiaries (i) is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, (ii) has all requisite corporate power to own its property and conduct its business as now conducted and as presently contemplated, and (iii) is in good standing as a foreign corporation and is duly authorized to do business in each jurisdiction where such qualification is necessary except where a failure to be so qualified would not have a materially adverse effect on the business, assets or financial condition of such Borrower or such Subsidiary.

            8.1.2. AUTHORIZATION. The execution, delivery and performance of this Credit Agreement and the other Loan Documents to which each Borrower or any of its Subsidiaries is or is to become a party and the transactions contemplated hereby and thereby (i) are within the corporate authority of such Person, (ii) have been duly authorized by all necessary corporate proceedings, (iii) do not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which such Borrower or any of its Subsidiaries is subject or any judgment, order, writ, injunction, license or permit applicable to such Borrower or any of its Subsidiaries and (iv) do not conflict with any provision of the corporate charter or bylaws of, or any material agreement or other instrument binding upon, any Borrower or any of their respective Subsidiaries.

            8.1.3. ENFORCEABILITY. The execution and delivery of this Credit Agreement and the other Loan Documents to which each Borrower or any of its Subsidiaries is or is to become a party will result in valid and legally binding obligations of such Person enforceable against it in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

      8.2. GOVERNMENTAL APPROVALS. The consummation of the Acquisition Transaction and the execution, delivery and performance by each Borrower and any of its Subsidiaries of the Acquisition Documents or this Credit Agreement and the other Loan Documents to which such Borrower or any of its Subsidiaries is or is to become a party and the transactions contemplated thereby do not require the approval or consent of, or filing with, any governmental agency or authority other than (i) those already obtained, (ii) routine filings to maintain good standing and (iii) filings to create or perfect security interests in the Collateral which will be completed on the Closing Date and periodic filings required to continue such security interests and any filings required to create or perfect security interests in Collateral acquired after the Closing Date.

      8.3. TITLE TO PROPERTIES; LEASES. Except as indicated on SCHEDULE 8.3 hereto, as of the Closing Date, the Borrowers and their Subsidiaries own all of the assets reflected in the consolidated balance sheet of the Borrowers and their Subsidiaries as at the Balance Sheet Date or acquired since that date including the Acquisition Assets (except property and assets other than Acquisition Assets sold or otherwise disposed of in the ordinary course of business since that date), subject to no rights of others, including any mortgages, leases, conditional sales agreements, title retention agreements, liens or other encumbrances except Permitted Liens.

      8.4.  FINANCIAL STATEMENTS AND PROJECTIONS.

            8.4.1. FINANCIAL STATEMENTS. There have been furnished to each of the Banks the consolidated balance sheet of the Borrowers (other than SSC) and their Subsidiaries (other than Regent Transport) as at the Balance Sheet Date, and consolidated and consolidating statements of income of such Borrowers and such Subsidiaries for each of the Fiscal Year then ended. Such balance sheet and statements of income have been prepared in accordance with generally accepted accounting principles and fairly present the financial condition of such Borrowers as at the close of business on the Balance Sheet Date and the results of operations for the Fiscal Year then ended. There are no contingent liabilities of such Borrowers or any of their Subsidiaries as of the Balance Sheet Date involving material amounts, known to the officers of the Borrowers, which were not disclosed in the balance sheet as at the Balance Sheet Date and the notes related thereto or previously disclosed to the Agent in writing.

            8.4.2. PRO FORMA FINANCIAL STATEMENTS. The Borrowers have delivered to the Banks PRO FORMA balance sheets for the

      Borrowers and their Subsidiaries dated as of the Closing Date which fairly present the Borrowers' financial condition as of such date after giving effect to all of the transactions contemplated herein and by the Acquisition Documents, including, without limitation, the completion of the Acquisition Transaction.

            8.4.3. PROJECTIONS. The projections of the annual balance sheets and related statements of income and cash flow of the Borrowers and their Subsidiaries on a consolidated basis, for the 1996 through 2001 Fiscal Years have been delivered to the Agent on or prior to the Closing Date. The projections were based when made upon reasonable estimates and assumptions, have been prepared on the basis of the assumptions stated therein and as at the Closing Date reflect the reasonable estimates of the Borrowers and their Subsidiaries of the results of operations and other information projected therein, it being understood that the projections are not guarantees of results and that actual results will vary from the projections, and such variations may be material.

            8.4.4. SSC AND REGENT TRANSPORT. There have been delivered to each of the Banks the Financial Information (as defined in Section 11.5 of the Acquisition Agreement).

      8.5. NO MATERIAL CHANGES, ETC. Since the Balance Sheet Date there has occurred no materially adverse change in the financial condition or business of the Borrowers (other than SSC) and their Subsidiaries (other than Regent Transport) as shown on or reflected in the consolidated balance sheet of such Borrowers and such Subsidiaries as at the Balance Sheet Date, or the consolidated statement of income for the fiscal year then ended, other than changes in the ordinary course of business that have not had any materially adverse effect in the aggregate on the business or financial condition of such Borrowers and any of such Subsidiaries taken as a whole or changes which are fairly presented in the PRO FORMA balance sheets which have been delivered to the Banks pursuant to Section 8.4.2. Since the Balance Sheet Date, the Borrowers (other than SSC) have not made any Distribution other than as permitted by Section 10.4. Since December 31, 1995, there has been no material adverse change in the operations or condition, financial or otherwise, or prospects of the Business or the Acquisition Assets.

    8.6. FRANCHISES, PATENTS, COPYRIGHTS, ETC. Each of the Borrowers and their Subsidiaries possesses all franchises, patents, copyrights, trademarks, trade names (including without limitation, as of the Closing Date, "Shore Stop" and those items listed on SCHEDULE 1.10 of the Acquisition Agreement), licenses and permits, and rights in respect of

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                                         -62-

the foregoing, adequate for the conduct of its business (including the Business) substantially as now conducted or contemplated to be conducted after the Closing Date without known conflict with any rights of others.

      8.7. LITIGATION. Except as set forth in SCHEDULE 8.7 hereto, there are no actions, suits, proceedings or investigations of any kind pending or, to the knowledge of the Borrowers, threatened against the Borrowers or any of their Subsidiaries before any court, tribunal or administrative agency or board that, if adversely determined, might, either in any case or in the aggregate, materially adversely affect the properties, assets, financial condition or business of the Borrowers and their Subsidiaries or materially impair the right of the Borrowers and their Subsidiaries, considered as a whole, to carry on business substantially as now conducted by them, or result in any substantial liability not adequately covered by insurance, or for which adequate reserves are not maintained on the consolidated balance sheet of the Borrowers and their Subsidiaries, or which question the validity of this Credit Agreement or any of the other Loan Documents, or any action taken or to be taken pursuant hereto or thereto.

      8.8. NO MATERIALLY ADVERSE CONTRACTS, ETC. None of the Borrowers nor any of their Subsidiaries are subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation that has or is expected, in the judgment of the Borrowers' officers, to have a materially adverse effect on the business, assets or financial condition of (i) any of the Borrowers or (ii) the Borrowers and their Subsidiaries taken as a whole. None of the Borrowers nor any of their Subsidiaries is a party to any contract or agreement that has or is expected, in the judgment of the Borrowers' officers, to have any materially adverse effect on the business of (i) the Borrowers and
(ii) the Borrowers and their Subsidiaries taken as a whole.

      8.9.  COMPLIANCE WITH OTHER INSTRUMENTS, LAWS, ETC.  None of the
Borrowers nor any of their Subsidiaries is in violation of any provision of its charter documents, bylaws, or any agreement or instrument to which it may be subject or by which it or any of its properties may be bound or any decree, order, judgment, statute, license, rule or regulation, in any of the foregoing cases in a manner that could result in the imposition of substantial penalties or materially and adversely affect the financial condition, properties or business of (i) the Borrowers or (ii) the Borrowers and their Subsidiaries taken as a whole.

      8.10. TAX STATUS. The Borrowers and their Subsidiaries (i) have made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which any of them is subject, (ii) have paid, prior to the date on which penalties accrue, all taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and by appropriate proceedings and (iii) have set aside on their books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. Except as disclosed on SCHEDULE 8.10, the officers of the Borrowers know of no on-going investigation or claim by the taxing authority of any jurisdiction.

      8.11. NO EVENT OF DEFAULT. No Default or Event of Default has occurred and is continuing.

      8.12. HOLDING COMPANY AND INVESTMENT COMPANY ACTS. None of the Borrowers nor any of their Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935; nor is it an "investment company", or an "affiliated company" or a "principal underwriter" of an "investment company", as such terms are defined in the Investment Company Act of 1940.

      8.13. ABSENCE OF FINANCING STATEMENTS, ETC. Except with respect to Permitted Liens, there is no financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry or other public office, that purports to cover, affect or give notice of any present or possible future lien on, or security interest in, any assets or property of the Borrowers or any of their Subsidiaries or any rights relating thereto.

      8.14. PERFECTION OF SECURITY INTEREST. As of the Closing Date, all filings, assignments, pledges and deposits of documents or instruments have been made and all other actions have been taken that are necessary or advisable, under applicable law, to establish and perfect the Agent's security interest in the Collateral. The Collateral and the Agent's rights with respect to the Collateral are not subject to any setoff, claims, withholdings or other defenses. The Borrowers and their Subsidiaries are the owners of the Collateral free from any lien, security interest, encumbrance and any other claim or demand, except for Permitted Liens.

      8.15. CERTAIN TRANSACTIONS. Except for transactions permitted pursuant to Section 10.11 and arm's length transactions pursuant to which the Borrowers or any of their Subsidiaries make payments in the ordinary course of business upon terms no less favorable than the Borrowers or their Subsidiaries could obtain from third parties, none of the officers, directors, or employees of the Borrowers or any of their Subsidiaries is presently a party to any transaction with the Borrowers or their Subsidiaries (other than for services as employees, officers, and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Borrowers, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

      8.16. EMPLOYEE BENEFIT PLANS.

            8.16.1. IN GENERAL. Each Employee Benefit Plan has been maintained and operated in compliance in all material respects with the provisions of ERISA and, to the extent applicable, the Code, including but not limited to the provisions thereunder respecting prohibited transactions. As of the Closing Date, the Borrowers have heretofore delivered to the Agent the most recently completed annual report, Form 5500, with all required attachments, and actuarial statement required to be submitted under Section 103(d) of ERISA, with respect to each Guaranteed Pension Plan.

            8.16.2. TERMINABILITY OF WELFARE PLANS. Under each Employee Benefit Plan which is an employee welfare benefit plan within the meaning of Section 3(1) or Section 3(2)(B) of ERISA, no benefits are due unless the event giving rise to the benefit entitlement occurs prior to plan termination (except as required by Title I, Part 6 of ERISA) . The Borrowers or an ERISA Affiliate, as appropriate, may terminate each such Plan at any time (or at any time subsequent to the expiration of any applicable bargaining agreement) in the discretion of the Borrowers or such ERISA Affiliate without liability to any Person.

            8.16.3. GUARANTEED PENSION PLANS. Each contribution required to be made to a Guaranteed Pension Plan, whether required to be made to avoid the incurrence of an accumulated funding deficiency, the notice or lien provisions of Section 302(f) of ERISA, or otherwise, has been timely made. No waiver of an accumulated funding deficiency or extension of amortization periods has been received with respect to any Guaranteed Pension Plan. No liability to the PBGC (other than required insurance premiums, all of which have been paid) has been incurred by the Borrowers or any ERISA Affiliate with respect to any Guaranteed Pension Plan and there has not been any ERISA Reportable Event, or any other event or condition which presents a material risk of termination of any

      Guaranteed Pension Plan by the PBGC. Based on the latest valuation of each Guaranteed Pension Plan (which in each case occurred within twelve months of the date of this representation), and on the actuarial methods and assumptions employed for that valuation, the aggregate benefit liabilities of all such Guaranteed Pension Plans within the meaning of
      Section 4001 of ERISA did not exceed the aggregate value of the assets of all such Guaranteed Pension Plans, disregarding for this purpose the benefit liabilities and assets of any Guaranteed Pension Plan with assets in excess of benefit liabilities, by more than $100,000.

            8.16.4. MULTIEMPLOYER PLANS. None of the Borrowers nor any ERISA Affiliate has incurred any material liability (including secondary liability) to any Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan under Section 4201 of ERISA or as a result of a sale of assets described in Section 4204 of ERISA. None of the Borrowers nor any ERISA Affiliate has been notified that any Multiemployer Plan is in reorganization or insolvent under and within the meaning of Section 4241 or Section 4245 of ERISA or that any Multiemployer Plan intends to terminate or has been terminated under
      Section 4041A of ERISA.

      8.17. REGULATIONS U AND X. The proceeds of the Loans shall be used for the purposes permitted by Section 9.12. The Borrowers will use Letters of Credit solely to support the purchase of Petroleum Product Inventory and to secure bonding and performance requirements. No portion of any Loan is to be used, and no portion of any Letter of Credit is to be obtained, for the purpose of purchasing or carrying any "margin security" or "margin stock" as such terms are used in Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 221 and 224.

      8.18. ENVIRONMENTAL COMPLIANCE.

            (a) The Borrowers and their Subsidiaries are not, to the best of their knowledge and belief, in violation of any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters, including those arising under the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986, the Federal Water Pollution Control Act, the Federal Clean Air Act, the Toxic Substances Control Act or any state or local statute, regulation, ordinance, order or decree relating to health, safety or the environment ("Environmental Laws"), which violation would have a materially adverse effect on the business, assets or financial condition of the Borrowers or any of their Subsidiaries, except as disclosed on
      SCHEDULE 8.18 hereto.

            (b) None of the Borrowers nor any of its Subsidiaries has received written notice that it has been identified by the United States Environmental Protection Agency as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B (1986) nor has such Borrower or such Subsidiary received any notification that any hazardous waste, as defined by 42 U.S.C. Section 6903(5), any hazardous substances, as defined by 42 U.S.C. Section 9601(14), any "pollutant or contaminant", as defined by 42 U.S.C. Section 9601(33), or any toxic substance, hazardous materials, or other chemicals or substances regulated by any Environmental Laws ("Hazardous Substances") that it has disposed of has been found at any site at which a federal or state agency is conducting a remedial investigation or other action pursuant to any Environmental Law except as disclosed on SCHEDULE 8.18 hereto.

            (c) None of the Real Estate is subject to any applicable environmental clean-up responsibility law or environmental restrictive transfer law or regulation, by virtue of the transactions set forth herein and contemplated hereby.

      8.19. SUBSIDIARIES, ETC. Set forth on SCHEDULE 8.19 hereto is a list of the only Subsidiaries of the Borrowers. Except as set forth on SCHEDULE 8.19, none of the Borrowers nor any Subsidiary of a Borrower is engaged in any joint venture or partnership with any Person.

      8.20. CAPITAL STRUCTURE. On the Closing Date (i) the authorized capital stock of Parent consists of 2,000,000 shares of common stock, of which 1,261,542 shares are issued and outstanding and such shares are held by the Persons listed on SCHEDULE 8.20 hereto in the amounts set forth thereon for each Person, and 300,000 shares of preferred stock, none of which is issued and outstanding, (ii) the authorized capital stock of Griffith consists solely of 1,000 shares of common stock, of which 100 shares are issued and outstanding and such shares are held by the Parent, (iii) the authorized capital stock of King consists solely of 10,000 shares of common stock, of which 1,000 shares are issued and outstanding and such shares are held by Griffith, (iv) the authorized capital stock of SSC consists solely of 1,000 shares of common stock, of which 100 shares are issued and outstanding and such shares are held by Griffith, (v) the authorized capital stock of Frederick consists solely of 5,000 shares of common stock, of which 500 shares are issued and outstanding and such shares are held by Griffith, (vi) the authorized capital stock of Regent Transport consists solely of 5,000 shares of common stock, of which 200 shares are issued and outstanding and such shares are held by SSC, and (vii) there are no outstanding subscriptions, options, warrants, rights (including "phantom" stock rights), preemptive rights or other contracts, commitments, understandings or arrangements, including any right of conversion or exchange under any outstanding security, instrument or agreement (together, "Options"), obligating any Borrower to issue or sell any shares of capital stock of such Borrower or to grant, extend or enter into any Option with respect thereto, and there are no outstanding contractual obligations of any Borrower to purchase, redeem or otherwise acquire any shares of capital stock of such Borrower.

      8.21. DISCLOSURE. No representation or warranty made by any of the Borrowers in this Agreement or in any agreement, instrument, document, certificate, statement or letter furnished to the Agent or any of the Banks by or on behalf of any of the Borrowers in connection with any of the transactions contemplated by any of the Loan Documents contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein not misleading in light of the circumstances in which they are made. Except as disclosed in writing to each of the Banks and the Agent, there is no fact known as to any of the Borrowers which could reasonably be expected to materially adversely affect, or which would reasonably be expected to materially adversely affect in the future, the financial condition, assets or business operations of (i) any of the Borrowers or (ii) the Borrowers and their Subsidiaries taken as a whole.

9.  AFFIRMATIVE COVENANTS OF THE BORROWERS.

      Each of the Borrowers covenants and agrees on a joint and several basis that, so long as any Loan, Unpaid Reimbursement Obligation, Letter of Credit, or
Note is outstanding or any Bank has any obligation to make any Loans or the Agent has any obligation to issue, extend or renew any Letters of Credit:

      9.1. PUNCTUAL PAYMENT. Each of the Borrowers will duly and punctually pay or cause to be paid the principal and interest on the Loans, all Reimbursement Obligations, the Letter of Credit Fees, the commitment fees, the Agent's fee and all other amounts provided for in this Credit Agreement and the other Loan Documents to which the Borrowers or any of their Subsidiaries are a party, all in accordance with the terms of this Credit Agreement and such other Loan Documents.

      9.2. MAINTENANCE OF OFFICE. Griffith will maintain its chief executive office in Cheverly, Maryland, King will maintain its chief executive office in Camden, Delaware and SSC will maintain its chief executive office in 36082 Lankford Highway, Belle Haven, Virginia 23306, or, in each case, at such other place in the United States of America as such Borrower shall designate upon thirty days prior written notice to the Agent, where notices, presentations and demands to or upon the Borrowers in respect of the Loan Documents to which the Borrowers are a party may be given or made.

      9.3. RECORDS AND ACCOUNTS. The Borrowers will (i) keep, and cause each of their Subsidiaries to keep, true and accurate records and books of account in which full, true and correct entries will be made in accordance with generally accepted accounting principles and (ii) maintain adequate accounts and reserves for all taxes (including income taxes), depreciation, depletion, obsolescence and amortization of their properties and the properties of their Subsidiaries, contingencies, and other reserves.

      9.4. FINANCIAL STATEMENTS, CERTIFICATES AND INFORMATION. The Borrowers will deliver to each of the Banks:

            (a)  as soon as practicable, but in any event not later than ninety
      (90) days after the end of each Fiscal Year of the Borrowers, the consolidated balance sheet of the Borrowers and their Subsidiaries and the related consolidated statement of income and consolidated statement of cash flow and consolidating statement of income and consolidating statement of cash flow for such year, each setting forth in comparative form the figures for the previous Fiscal Year and all such consolidated and consolidating statements to be in reasonable detail, prepared in accordance with generally accepted accounting principles, and certified without qualification by Ernst & Young or Arthur Andersen or by other independent certified public accountants satisfactory to the Agent, together with a written statement from such accountants to the effect that they have read a copy of this Credit Agreement, and that, in making the examination necessary to said certification, they have obtained no knowledge of any Default or Event of Default, or, if such accountants shall have obtained knowledge of any then existing Default or Event of Default they shall disclose in such statement any such Default or Event of Default; PROVIDED that such accountants shall not be liable to the Banks for failure to obtain knowledge of any Default or Event of Default;

            (b) as soon as practicable, but in any event within thirty (30) days after the end of each month in each Fiscal Year of the Borrowers, copies of the unaudited monthly consolidated balance sheet of the Borrowers and their Subsidiaries as at the end of such month and the related unaudited consolidated statements of income and cash flow of the Borrowers for such month, each prepared in accordance with generally accepted accounting principles (except for the absence of footnotes), and reports setting forth the Borrowers' sales volumes and margins by class of trade for such month, together with a certification by the principal financial or accounting officer of the Borrowers that the information contained in such financial statements and reports fairly presents the financial condition and performance of the Borrowers and their Subsidiaries on the date thereof (subject to year-end adjustments);

            (c) simultaneously with the delivery of the financial statements referred to in subsections (a) and (b) above, (i) a statement certified by the principal financial or accounting officer of the Borrowers in substantially the form of EXHIBIT K hereto and setting forth in reasonable detail computations evidencing compliance with the covenants contained in Section 11 and (if applicable) reconciliations to reflect changes in generally accepted accounting principles since the Balance Sheet Date, and (ii) a schedule setting forth all Distributions made during the period covered by such financial statements;

            (d)  no later than the fifth Business Day following the fifteenth
      (15th) day and the last day of each calendar month, a Borrowing Base Report setting forth the Borrowing Base as at such fifteenth (15th) day or last day of each month, as applicable, together with an accounts receivable aging report as of such date;

            (e) within sixty (60) days of the beginning of each Fiscal Year of the Borrowers, or at such earlier time as the Agent may reasonably request, the annual operating budget for the Borrowers and their Subsidiaries for such Fiscal Year as prepared by management;

            (f) contemporaneously with the filing or mailing thereof, copies of all material of a financial nature filed with the Securities and Exchange Commission (including any registration statements) or sent to the stockholders of the Borrowers or the holders of any Subordinated Debt; and

            (g) from time to time such other financial data and information (including accountants, management letters) as the Agent or any Bank may reasonably request and copies of any special audits of any Borrower.

      9.5.  NOTICES.

            9.5.1. DEFAULTS. The Borrowers will promptly notify the Agent and each of the Banks in writing of the occurrence of any Default or Event of Default. If any Person shall give any notice or take any other action in respect of a claimed default (whether or not constituting an Event of Default) under this Credit Agreement or any other note, evidence of indebtedness, indenture or other obligation to which or with respect to which the Borrowers or any of their Subsidiaries are a party or obligor, whether as principal, guarantor, surety or otherwise, the Borrowers shall forthwith give written notice thereof to the Agent and each of the Banks, describing the notice or action and the nature of the claimed default.

            9.5.2. ENVIRONMENTAL EVENTS. The Borrowers will promptly give notice to the Agent and each of the Banks (i) of any violation of any Environmental Law that the Borrowers or any of their Subsidiaries report in writing or which is reportable by such Person in writing (or for which any written report supplemental to any oral report is made) to any federal, state or local environmental agency and (ii) upon becoming aware thereof, of any inquiry, proceeding, investigation, or other action, including a notice from any agency of potential environmental liability, or any federal, state or local environmental agency or board, that has the potential to materially affect the assets, liabilities, financial conditions or operations of the Borrowers or any of their Subsidiaries, or the Agent's mortgages or security interests pursuant to the Security Documents.

            9.5.3. NOTIFICATION OF CLAIM AGAINST COLLATERAL. The Borrowers will, promptly upon becoming aware thereof, notify the Agent and each of the Banks in writing of any setoff, claims (including, with respect to the Real Estate, environmental claims), withholdings or other defenses to which any of the Collateral, or the Agent's rights with respect to the Collateral, are subject.

            9.5.4. NOTICE OF LITIGATION AND JUDGMENTS. The Borrowers will, and will cause each of their Subsidiaries to, give notice to the Agent and each of the Banks in writing within fifteen

      (15) days of becoming aware of any litigation or proceedings threatened in writing or any pending litigation and proceedings affecting the Borrowers or any of their Subsidiaries or to which the Borrowers or any of their Subsidiaries are or are to become a party involving an uninsured claim against the Borrowers or any of their Subsidiaries that could reasonably be expected to have a materially adverse effect on the Borrowers or any of their Subsidiaries and stating the nature and status of such litigation or proceedings. The Borrowers will, and will cause each of their Subsidiaries to, give notice to the Agent and each of the Banks, in writing, in form and detail satisfactory to the Agent, within ten (10) days of any judgment not covered by insurance, final or otherwise, against the Borrowers or any of their Subsidiaries in an amount in excess of $100,000.

      9.6. CORPORATE EXISTENCE; MAINTENANCE OF PROPERTIES. The Borrowers will do or cause to be done all things necessary to preserve and keep in full force and effect their corporate existence, rights and franchises and those of their Subsidiaries. The Borrowers will cause all of their properties and those of their Subsidiaries used or useful in the conduct of their business or the business of their Subsidiaries to be maintained and kept in good condition, repair and working order (ordinary wear and tear excepted) and supplied with all necessary equipment, and (ii) will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Borrowers may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times, and (iii) will, and will cause each of their Subsidiaries to, continue to engage in the businesses permitted by Section 10.12; PROVIDED that nothing in this Section 9.6 shall prevent the Borrowers from discontinuing the operation and maintenance of any of their properties or any of those of their Subsidiaries if such discontinuance is, in the judgment of the Borrowers, desirable in the conduct of their business and that do not in the aggregate materially adversely affect the business of the Borrowers and their Subsidiaries on a consolidated basis.

      9.7. INSURANCE. The Borrowers will, and will cause each of their Subsidiaries to, maintain with financially sound and reputable insurers insurance naming the Agent as loss payee (except in the case of public liability insurance) with respect to their properties and businesses against such casualties and contingencies as shall be in accordance with the general practices of businesses engaged in similar activities in similar geographic areas and in amounts, containing such terms, in such forms and for such periods as may be reasonable and prudent and in accordance with the terms of the Security Documents; PROVIDED that (a) in no event will the deductible amount in respect of any covered loss exceed an amount which is usual and customary for similar businesses engaged in similar activities, (b) insurance with respect to inventory will at all times be maintained in an amount at least equal to its fair market value from time to time, (c) all insurance shall be in such form, for such periods and written by such companies as may be satisfactory to the Agent, (d) all policies of insurance shall provide for ten
(10) days' minimum cancellation notice to the Agent, (e) in the event of any failure by the Borrowers or their Subsidiaries to provide and maintain insurance as required herein, the Agent may provide such insurance and charge the amount thereof to the Borrowers and the Borrowers hereby promise to pay to the Agent on demand the amount of any disbursements made by the Agent for such purpose, and
(f) the Borrowers shall furnish to the Agent certificates or other evidence satisfactory to the Agent of compliance with the foregoing provisions.

      9.8. INTEREST RATE PROTECTION. The Borrowers will maintain interest rate cap, collar or swap agreements ("Interest Rate Protection Agreements"), as shall be necessary to effectively cap or fix the interest cost to the Borrowers on at least 50% of the initial Outstanding principal amount of the Term Loans on terms satisfactory to the Majority Banks for such period of time as the Borrowers and the Agent shall agree.

      9.9. TAXES, ETC. The Borrowers will, and will cause each of their Subsidiaries to, duly pay and discharge, or cause to be paid and discharged, before the imposition of penalties, all taxes, assessments and other governmental charges imposed upon them and their real properties, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies that if unpaid might by law become a lien or charge upon any of their property; PROVIDED that any such tax, assessment, charge, levy or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if the Borrowers or their Subsidiaries shall have set aside on their books adequate reserves with respect thereto; and PROVIDED FURTHER that the Borrowers and each of their Subsidiaries will pay all such taxes, assessments, charges, levies or claims forthwith upon the commencement of proceedings to foreclose any lien that may have attached as security therefor.

      9.10. INSPECTION OF PROPERTIES AND BOOKS, ETC.

            9.10.1 GENERAL. The Borrowers shall permit the Banks, through the Agent or any of the Banks' other designated representatives, to visit and inspect any of the properties of the Borrowers or any of their Subsidiaries, to examine the books of account of the Borrowers (and to make copies thereof and extracts therefrom), and to discuss the affairs, finances and accounts of the Borrowers and their Subsidiaries with, and to be advised as to the same by their officers, all at such reasonable times and intervals during normal business hours as the Agent or any Bank may reasonably request.

            9.10.2.  COMMERCIAL FINANCE EXAMINATION.    At least once each
      Calendar Year, or more frequently as determined by the Agent if an Event of Default shall have occurred and be continuing, the Agent has the right to conduct or cause to be conducted by an independent auditor or any employee or agent of the Agent, a commercial finance examination including without limitation an audit examination of the inventory and Accounts Receivable of the Borrowers and other components included in the Borrowing Base, the report of which examination shall indicate whether or not the information set forth in the Borrowing Base Report most recently delivered is accurate and complete in all material respects (including with respect to such accounts receivable verification of the amount, aging, identity and credit of the respective account debtors and the billing practices of the Borrowers or their applicable Subsidiary and with respect to inventory verification as to the value, location and respective types and other matters). All such collateral reports shall be conducted and made at the expense of the Borrowers.

            9.10.3. APPRAISALS. No more frequently than once each Calendar Year, or more frequently as determined by the Agent if an Event of Default shall have occurred and be continuing, upon the request of the Agent, the Borrowers will obtain and deliver to the Agent appraisal reports in form and substance and from appraisers satisfactory to the Agent, stating (i) the then current fair market, orderly liquidation and forced liquidation values of all or any portion of the Real Estate owned by the Borrowers and their Subsidiaries and (ii) the then current business value of each of the Borrowers and their Subsidiaries. All such appraisals shall be conducted and made at the expense of the Borrowers.

            9.10.4. COMMUNICATIONS WITH ACCOUNTANTS. The Borrowers authorize the Agent and, if accompanied by the Agent, the Banks to communicate directly with the Borrowers' independent certified public accountants and authorizes such accountants to disclose to the Agent and the Banks any and all financial statements and other supporting financial documents and schedules including copies of any management letter with respect to the business, financial condition and other affairs of the Borrowers or any of their Subsidiaries. At the request of the Agent, the Borrowers shall deliver a letter addressed to such accountants instructing them to comply with the provisions of this Section 9.10.4.

            9.10.5.  COMPLIANCE WITH LAWS, CONTRACTS, LICENSES, AND
      PERMITS. Each of the Borrowers will, and will cause each of their Subsidiaries to, comply with (i) the applicable laws and regulations wherever their business is conducted, including all Environmental Laws,
      (ii) the provisions of their charter documents and by-laws, (iii) all agreements and instruments by which they or any of their properties may be bound and (iv) all applicable decrees, orders, and judgments, except where the failure to so comply would not have a material adverse effect on such Borrower. If any authorization, consent, approval, permit or license from any officer, agency or instrumentality of any government shall become necessary or required in order that any Borrower or any of its Subsidiaries may fulfill any of its obligations hereunder or any of the other Loan Documents to which such Borrower or such Subsidiary is a party, the Borrowers will, or (as the case may be) will cause such Subsidiary to, immediately take or cause to be taken all reasonable steps within the power of the Borrowers or their Subsidiaries to obtain such authorization, consent, approval, permit or license and furnish the Agent and the Banks with evidence thereof.

      9.11. EMPLOYEE BENEFIT PLANS. The Borrowers will (i) promptly upon filing the same with the Department of Labor or Internal Revenue Service upon request of the Agent, furnish to the Agent a copy of the most recent actuarial statement required to be submitted under Section 103(d) of ERISA and Annual Report, Form 5500, with all required attachments, in respect of each Guaranteed Pension Plan and (ii) promptly upon receipt or dispatch, furnish to the Agent any notice, report or demand sent or received in respect of a Guaranteed Pension Plan under Sections 302, 4041, 4042, 4043, 4063, 4065, 4066 and 4068 of ERISA,
or in respect of a Multiemployer Plan, under Sections 4041A, 4202, 4219, 4242, or 4245 of ERISA.

      9.12. USE OF PROCEEDS. The Borrowers will use the proceeds of the Revolving Credit Loans solely (a) to finance acquisitions permitted by Section
10.5.1 hereof; and (b) for working capital and general corporate purposes. The Borrowers will have used the proceeds of the Term Loans Outstanding immediately prior to the Closing Date as provided in Section 9.12 of the Third Amended and Restated Credit Agreement. The Borrowers will use the proceeds of the Term Loans advanced on the Closing Date solely (a) to finance the Transaction Costs,
(b) to finance the Borrowers purchase of the Acquisition Assets, (c) to finance certain Non-Discretionary Capital

Expenditures required to bring the Acquisition Assets into compliance with Environmental Laws and (d) for working capital and general corporate purposes. The Borrowers will use Letters of Credit solely to support the purchase of Petroleum Product Inventory, and to secure the Borrowers' bonding and performance obligations.

    9.13. FURTHER ASSURANCES. The Borrowers will cooperate with the Banks and the Agent and execute such further instruments and documents as the Banks or the Agent shall reasonably request to carry out to their satisfaction the transactions contemplated by this Credit Agreement and the other Loan Documents.

10. CERTAIN NEGATIVE COVENANTS OF THE BORROWERS.

      The Borrowers jointly and severally covenant and agree that, so long as any Loan, Unpaid Reimbursement Obligation, Letter of Credit or Note is outstanding or any Bank has any obligation to make any Loans or the Agent has any obligations to issue, extend or renew any Letters of Credit:

      10.1. RESTRICTIONS ON INDEBTEDNESS. The Borrowers will not, and will not permit any of their Subsidiaries to, create, incur, assume, guarantee or be or remain liable, contingently or otherwise, with respect to any Indebtedness other than:

            (a) Indebtedness to the Banks and the Agent arising under any of the Loan Documents;

            (b) current liabilities of the Borrowers or their Subsidiaries incurred in the ordinary course of business not incurred through (i) the borrowing of money, or (ii) the obtaining of credit except for credit on an open account basis customarily extended and in fact extended in connection with normal purchases of goods and services;

            (c) Indebtedness in respect of taxes, assessments, governmental charges or levies and claims for labor, materials and supplies to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of Section 9.9;

            (d) Indebtedness in respect of judgments or awards in an amount and for a period not resulting in an Event of Default;

            (e) endorsements for collection, deposit or negotiation and warranties of products or services, in each case incurred in the ordinary course of business;

            (f) Subordinated Debt in an amount not exceeding $35,000,000 in aggregate principal amount at any time outstanding;

            (g) obligations incurred after the Closing Date under Capitalized Leases and Indebtedness incurred after the Closing Date in connection with the acquisition after the Closing Date of any real or personal property by the Borrowers or their Subsidiaries (but not including Indebtedness evidenced by Permitted Seller Notes), PROVIDED that the aggregate principal amount of such Indebtedness shall not exceed (i) $1,600,000 outstanding at any one time and (ii) the lesser of the purchase price for such property or the fair market value of such property at the time of such acquisition;

            (h) Indebtedness incurred in connection with a Permitted Acquisition (other than the Acquisition Transaction) which is evidenced by Permitted Seller Notes (other than the Regent Seller Note) in an aggregate principal amount not to exceed (i) $500,000 outstanding at any one time and (ii) the lesser of the purchase price for the property so acquired or the fair market value of such property at the time of such Permitted Acquisition;

            (i) Indebtedness existing on the Closing Date and listed and described on SCHEDULE 10.1 hereto;

            (j) Indebtedness incurred in connection with Interest Rate Protection Agreements and other hedging transactions which are permitted under Section 10.10;

            (k) Indebtedness of the Borrowers to each other, or of a Subsidiary of any Borrower to such Borrower;

            (l) Indebtedness in respect of guaranties by the Borrowers or their Subsidiaries of Indebtedness incurred by contractors or dealers with whom the Borrowers or their Subsidiaries do business; PROVIDED that such guaranties are entered into in the ordinary course of business consistent with past practices and the liabilities thereunder do not exceed at any time an aggregate amount equal to $1,000,000 LESS the amount of any Indebtedness of the type described in this Section 10.1(l) which was incurred subsequent to December 14, 1994 and prior to the Closing Date but EXCLUDING for all purposes of this Section 10.1(l) the amount of Indebtedness of a similar type existing on December 14, 1994 and permitted under Section 10.1(i);

            (m) Indebtedness of any Borrower or its Subsidiaries consisting of guaranties of Indebtedness of the other Borrowers or the other Subsidiaries that is otherwise permitted under this Section 10.1;

            (n) Indebtedness in respect of guaranties of trade payables issued by the Borrowers or any of their Subsidiaries in the ordinary course of business consistent with past practices;

            (o) Indebtedness of the Borrowers under the Regent Seller Note; provided that the Regent Seller Note shall be in form and substance acceptable to the Agent; and

            (p) Refinancing Indebtedness incurred in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund, other Indebtedness that is permitted to be outstanding hereunder.

      10.2. RESTRICTIONS ON LIENS. The Borrowers will not, and will not permit any of their Subsidiaries to, (i) create or incur or suffer to be created or incurred or to exist any lien, encumbrance, mortgage, pledge, charge, restriction or other security interest of any kind upon any of their property or assets of any character whether now owned or hereafter acquired, or upon the income or profits therefrom; (ii) transfer any of such property or assets or the income or profits therefrom for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of their general creditors; (iii) acquire, or agree or have an option to acquire, any property or assets upon conditional sale or other title retention or purchase money security agreement, device or arrangement; (iv) suffer to exist for a period of more than thirty (30) days after the same shall have been incurred any Indebtedness or claim or demand against it that if unpaid might by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever over their general creditors; or (v) sell, assign, pledge or otherwise transfer any accounts, contract rights, general intangibles, chattel paper or instruments, with or without recourse; PROVIDED that the Borrowers and any of their Subsidiaries may create or incur or suffer to be created or incurred or to exist:

            (a) liens in favor of the Agent for the benefit of the Banks and the Agent under the Loan Documents;

            (b) liens to secure taxes, assessments and other government charges or liens on properties to secure claims for labor, material or supplies in respect of Indebtedness permitted by Section 10.1(c);

            (c) deposits or pledges made in connection with, or to secure payment of, workers' compensation, unemployment insurance, old age pensions or other social security obligations;

            (d) liens on properties in respect of judgments or awards, the Indebtedness with respect to which is permitted by Section 10.1(d);

            (e) liens of carriers, warehousemen, mechanics and materialmen, and other like liens on properties provided that (i) such liens are in existence less than 120 days from the date of creation thereof in respect of obligations not overdue or (ii) such liens are being contested in good faith and by appropriate proceedings and adequate reserves with respect thereto are maintained on the books of the Borrowers in accordance with generally accepted accounting principles;

            (f) encumbrances on Real Estate consisting of easements, rights of way, zoning restrictions, restrictions on the use of real property and defects and irregularities in the title thereto, landlord's or lessor's liens under leases to which any Borrower or any of its Subsidiaries is a party, and other minor liens or encumbrances none of which in the opinion of the Borrowers interferes materially with the use of the property affected in the ordinary conduct of the business of the Borrowers and their Subsidiaries, which defects do not individually or in the aggregate have a materially adverse effect on the business of any Borrower individually or of the Borrowers and their Subsidiaries on a consolidated basis;

            (g) purchase money security interests in or purchase money mortgages on real or personal property acquired after the Closing Date to secure purchase money Indebtedness of the type and amount permitted by
      Section 10.1(g) and (h), incurred in connection with the acquisition of such property, which security interests or mortgages cover only the real or personal property so acquired;

            (h) liens existing on the Closing Date and listed on SCHEDULE 10.2 hereto;

            (i) liens on any Mortgaged Properties which are permitted by the Mortgages;

            (j) liens on the properties of any Subsidiary of a Borrower in favor of any Borrower, PROVIDED that such lien is subordinated in all respects to the liens in favor of the Agent;

            (k) liens in favor of the Trustee under the Subordinated Debt Documents on payments made to such Trustee for the benefit of the holders of Senior Subordinated Debt to secure the payment of the

      Trustee's fees and expenses pursuant to the Subordinated Debt Documents as in effect on the Closing Date;

            (l) liens securing the performance of bids, trade contracts (other than borrowed money), leases, statutory obligations, surety or appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business; and

            (m) liens on the Mortgaged Premises securing the Regent Seller Note, provided that such liens are in form and substance acceptable to the Agent.

      10.3. RESTRICTIONS ON INVESTMENTS. The Borrowers will not, and will not permit any of their Subsidiaries to, permit to exist or to remain outstanding any Investment except Investments in:

            (a)  Cash and Cash Equivalents;

            (b)  Investments existing on the Closing Date and listed on
      SCHEDULE 10.3 hereto;

            (c) Investments consisting of promissory notes or stock or other securities received as proceeds of asset dispositions permitted by
      Section 10.5.2;

            (d) Investments by the Borrowers in Subsidiaries of the Borrowers existing on the Closing Date and Investments occurring on the Closing Date consisting of the contribution by Griffith to SSC of the proceeds of Loans in order for SSC to finance the purchase of the Acquisition Assets and to pay the Transaction Costs;

            (e) Investments consisting of arrangements between the Borrowers or any of their Subsidiaries and dealers who are not Affiliates of the Borrowers or any of their Subsidiaries involving loans or advances of, or similar arrangements with respect to, cash, equipment or inventory, to secure or maintain supply agreements or to finance purchases of equipment or inventory, in each case, in the ordinary course of business consistent with the past practices of the Borrowers or such Subsidiaries and Investments by the Borrowers or any of their Subsidiaries resulting from loans or sales of equipment on an installment basis to dealers, in each case, in the ordinary course of business consistent with the past practices of the Borrowers or such Subsidiary; PROVIDED, that the aggregate amount of any Investments made after the Closing Date permitted under this Section 10.3(e) together with any other Capital Expenditures permitted hereunder (excluding installment sales) do not exceed the amount permitted for Capital Expenditures under Section 11.5 in any Fiscal Year;
               (f) Investments by the Borrowers or any of their Subsidiaries resulting from loans or sales of equipment to customers or contractors on an installment basis, in the ordinary course of business consistent with the past practices of the Borrowers or such Subsidiary;

               (g)  Permitted Acquisitions;

               (h)  Investments by one Borrower in another Borrower;

               (i) Investments in respect of Interest Rate Protection Agreements and Investments consisting of the purchase and sale of commodities contracts which are permitted under Section 10.10;

               (j) Investments consisting of advances to employees or officers of the Borrowers or their Subsidiaries other than such employees or officers who are also officers, directors or principals of Chartwell Investments Inc., not to exceed $100,000 at any time outstanding;

               (k) Investments consisting of Accounts Receivable; prepaid expenses in the ordinary course; negotiable instruments and other similar instruments held for collection; and lease, utility, workers' compensation, performance and other similar deposits;

               (l) Investments consisting of stock, obligations or securities received in settlement of debts owing to the Borrowers or any Subsidiary or as a result of bankruptcy or insolvency proceedings or upon the foreclosure, perfection or enforcement of any lien in favor of the Borrowers or such Subsidiary, in each case as to the debt owing to the Borrowers or such Subsidiary that arose in the ordinary course of business of the Borrowers or such Subsidiary;

               (m) Investments in Approved Subsidiaries in an amount not to exceed the amount required pursuant to Section 2.1(b)(iii);

               (n) Investments consisting of guaranties to the extent such guaranties are permitted under Section 10.1;

               (o) Investments by any Borrower in Frederick or Regent Transport not to exceed $200,000 in aggregate amount solely for the purpose of funding operating expenses of Frederick consistent with past practices or the operating expenses of Regent Transport; and

               (p) Investments by any Borrower in Regent Transport in order to finance the purchase by Regent Transport of Petroleum Product Inventory, whether funded by Loans or not.

          10.4 DISTRIBUTIONS. None of the Borrowers will make any Distributions other than (i) Distributions from King or SSC to Griffith, from Frederick to Griffith and from Regent Transport to SSC, (ii) Distributions to the Parent not to exceed $200,000 in any Calendar Year and $350,000 in the aggregate for the repurchase, redemption or other acquisition or retirement for value of any capital stock (including all warrants, or options) of the Parent held by any member or former member of the Parent's or the Borrowers' management, PROVIDED that no Default or Event of Default shall have occurred and be continuing immediately prior to or after such Distribution, (iii) Distributions to the Parent for the payment of out-of-pocket expenses incurred by the Parent in the ordinary course of business to Persons who are not Affiliates of the Parent; PROVIDED that such Distributions shall not exceed $100,000 in aggregate in any Fiscal Year, (iv) so long as no Default or Event of Default has occurred and is continuing, Distributions to the Parent for the payment of ordinary and customary registration expenses actually incurred by the Parent to register shares of the Parent's common stock, (v) Distributions to the Parent to comply with the ongoing reporting requirements under the Securities Exchange Act of 1934, as amended and (vi) Distributions to the Parent for the payment of consolidated federal, state and local income taxes and franchise taxes required to be paid on a cash basis by the Parent on behalf of any of the Borrowers or the Subsidiaries of the Borrowers. None of King, SSC or Frederick will agree to any restriction or encumbrance on its ability to make Distributions to Griffith and Regent Transport will not agree to any restriction or encumbrance on its ability to make Distributions to SSC.

          10.5.     MERGER, CONSOLIDATION AND DISPOSITION OF ASSETS.

               10.5.1. MERGERS AND ACQUISITIONS. The Borrowers will not, and will not permit any of their Subsidiaries to, become a party to any merger or consolidation, or agree to or effect any asset acquisition or stock acquisition other than (a) the Acquisition Transaction to be completed pursuant to the Acquisition Documents, (b) the acquisition of assets that would not be accounted for as a Capital Expenditure in accordance with generally accepted accounting principles in the ordinary course of business, (c) the acquisition of assets in connection with exchanges or swaps of assets for assets of substantially equal value (when aggregated with the cash component paid to or by the Borrowers in connection with such transaction) provided that (i) immediately after giving effect thereto no Default or Event of Default shall occur, or be projected to occur as a consequence of such acquisition, and (ii) if the value of such swapped assets is greater than $3,000,000, such exchange or swap transaction shall be pursuant to documentation satisfactory to the Agent and the Majority Banks and (d) the acquisition of other assets so long as Capital Expenditures attributable to such acquisitions are either (i) permitted pursuant to Section 11.5 hereof, or (ii) financed by Permitted Seller Notes; PROVIDED that no such acquisition shall be permitted under clause (d) hereof unless (A) immediately after giving effect thereto no Default or Event of Default shall occur, or be projected to occur hereunder as a consequence of such acquisition hereof, (B) if the assets acquired constitute a business, such business shall be a permitted business under Section 10.12 hereof and the Borrowers shall have delivered to the Agent certified PRO FORMA financial statements and projections taking into account such acquisition, (C) the Borrowers shall be Solvent after giving effect to such acquisition and any Indebtedness acquired or incurred in connection therewith, and (D) if any Borrower forms a new Subsidiary to consummate such acquisition, and such Investment is otherwise permitted hereunder, the stock of such Subsidiary shall be pledged to the Agent and such Subsidiary shall execute and deliver a guaranty of the Obligations in favor of the Banks and the Agent substantially in the form of the Subsidiary Guaranty; and PROVIDED, FURTHER, that no acquisition of assets shall be permitted under this Section 10.5.1 unless all acquired assets shall be pledged in favor of the Agent as security for the payment and performance of the Obligations pursuant to documentation satisfactory to the Agent and all filings and other actions which the Agent deems necessary or advisable to create a first-priority lien in such assets in favor of the Agent shall have been taken, subject to Permitted Liens.

               10.5.2. DISPOSITION OF ASSETS. The Borrowers will not, and will not permit any of their Subsidiaries to, become a party to or agree to or effect any disposition of assets, other than:

                    (a)  dispositions of assets of the type described; in
               Section 4.5.2(b)(i) through (iv); PROVIDED that any prepayment of the Term Loans is made as required by such section; or

                    (b) such other sale, transfer or disposition of assets (other than those assets described in Section 10.5.2(a)); PROVIDED that (i) at least 75% of the consideration therefor received by the Borrowers shall be in the form of cash, (ii) any non-cash proceeds received by the Borrowers shall be pledged to the

               Agent on terms satisfactory to the Agent, (iii) the proceeds of such sale, transfer or disposition are applied as required by
               Section 4.5.2 and (iv) the Agent and the Super Majority Banks shall have given their prior written consent to such sale, transfer or disposition which consent may be given or withheld in the sole discretion of the Agent and the Super Majority Banks if
               (A) the value of the assets sold in such sales exceeds $1,000,000 in any Calendar Year, (B) the value of assets sold in any single transaction or series of related transactions exceeds $1,000,000 or (C) the value of all assets sold hereunder during the term of this Agreement exceeds $3,000,000; or

                    (c) any sale, transfer or disposition of assets in connection with exchanges or swaps of assets of the type permitted pursuant to Section 10.5.1(c).

               In the event any Collateral is disposed of in accordance with this Section 10.5.2, the Agent may release its security interest in such Collateral without the consent of any of the Banks.

          10.6. SALE AND LEASEBACK. The Borrowers will not, and will not permit any of their Subsidiaries to, enter into any arrangement, directly or indirectly, whereby the Borrowers or any of their Subsidiaries shall sell or transfer any property owned by it in order then or thereafter to lease such property or lease other property that the Borrowers or any of their Subsidiaries intends to use for substantially the same purpose as the property being sold or transferred.

          10.7. COMPLIANCE WITH ENVIRONMENTAL LAWS. The Borrowers will not, and will not permit any of their Subsidiaries to, conduct any activity at any Real Estate or use any Real Estate in any manner that would violate any Environmental Law or bring such Real Estate in violation of any Environmental Law if such violation would have a material adverse effect on such Borrower or the Borrowers and their Subsidiaries taken as a whole.

          10.8. SUBORDINATED DEBT. The Borrowers will not, and will not permit any of their Subsidiaries to, amend, supplement or otherwise modify the terms of any Subordinated Debt or prepay, redeem, repurchase or otherwise acquire any Subordinated Debt, or offer to prepay, redeem, repurchase or otherwise acquire any Subordinated Debt, or make any payment on account of any principal or premium payable in connection with the prepayment, redemption or retirement of Subordinated Debt or agree to the modification or amendment of any of the terms of payment of, or amortization or sinking fund requirements applicable to the Subordinated Debt; PROVIDED, that the Borrowers may incur Refinancing Indebtedness and apply the proceeds thereof to any Subordinated Debt in accordance with Section 10.1(p). The Borrowers will not designate any Indebtedness or other obligations as "Designated Senior Debt" under the terms of the Indenture or any of the other Subordinated Debt Documents.

          10.9. EMPLOYEE BENEFIT PLANS. No Borrower nor any ERISA Affiliate will

               (a)  engage in any "prohibited transaction" within the meaning of
          Section 406 of ERISA or Section 4975 of the Code which could result in a material liability for the Borrowers or any of their Subsidiaries; or

               (b) permit any Guaranteed Pension Plan to incur an "accumulated funding deficiency", as such term is defined in Section 302 of ERISA, whether or not such deficiency is or may be waived; or

               (c) fail to contribute to any Guaranteed Pension Plan to an extent which, or terminate any Guaranteed Pension Plan in a manner which, could result in the imposition of a lien or encumbrance on the assets of the Borrowers pursuant to Section 302(f) or Section 4068 of ERISA; or

               (d) permit or take any action which would result in the aggregate benefit liabilities (with the meaning of Section 4001 of ERISA) of all Guaranteed Pension Plans exceeding the value of the aggregate assets of such Plans, disregarding for this purpose the benefit liabilities and assets of any such Plan with assets in excess of benefit liabilities, by more than the amount set forth in Section 8.16.3.

          10.10. PROHIBITED COMMODITY TRANSACTIONS. The Borrowers will not, and will not permit any of their Subsidiaries to, purchase or sell any commodities futures contracts; PROVIDED, that the Borrowers or their Subsidiaries may purchase and sell commodities contracts on national exchanges for the sale or purchase of petroleum products in connection with hedging transactions entered into in the ordinary course of the business of any Borrower or any Subsidiary of a Borrower that are (a) economically appropriate and consistent with such Borrower's or such Subsidiary's business, (b) used to offset price risks incidental to such Borrower's or such Subsidiary's cash or spot transactions in petroleum products, and (c) established and liquidated in accordance with sound commercial practices.

     10.11. TRANSACTIONS WITH AFFILIATES. Without the prior written consent of the Agent and each of the Banks, none of the Borrowers, nor any of their Subsidiaries, will sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless (a) such Affiliate Transaction is on terms that are no less favorable to such Borrower or such Subsidiary than those that would have been obtained in a comparable transaction by such Borrower or such Subsidiary with an unrelated Person and (b) the Borrowers or their Subsidiaries, as applicable, deliver to the Agent (i) with respect to any Affiliate Transaction involving aggregate payments in excess of $100,000, a resolution of such Borrower's board of directors certified by an authorized officer certifying that such Affiliate Transaction complies with clause (a) above and has been approved by a majority of the disinterested members of such board of directors and (ii) with respect to any Affiliate Transaction involving aggregate payments in excess of $500,000, an opinion as to the fairness to the Borrowers and their Subsidiaries, from a financial point of view issued by an independent nationally recognized investment banking, appraisal or accounting firm experienced in the appraisal or similar review of similar types of transactions (or if an opinion is unavailable as to the fairness from a financial point of view of any consulting fee payable to an advisor or any other transaction for which a fairness opinion is not customarily rendered, then an opinion that such fee or other transaction is within the range of reasonableness for comparable consulting services or transactions entered into on an arms-length basis) PROVIDED, HOWEVER, that (i) the employment agreements and consulting agreements listed on SCHEDULE 10.11, as in effect on the Closing Date and any other employment agreement entered into by the Borrowers or their Subsidiaries in the ordinary course of business with any full-time employee of the Borrowers or their Subsidiaries who beneficially owns less than 5% of the outstanding capital stock of such Person or any parent thereof, in each case other than the employment agreements described in clause (y) of the following sentence, and
(ii) transactions between or among the Borrowers and their Subsidiaries shall not be deemed Affiliate Transactions. Notwithstanding anything contained in this Section 10.11 to the contrary, without the prior written consent of the Agent and all of the Banks, none of the Borrowers, nor any of their Subsidiaries, will pay to Chartwell Investments Inc., First Chartwell Investment Inc. or any employee, officer or director of the Borrowers or their Subsidiaries who is also an officer, director or principal of Chartwell Investments Inc. or First Chartwell Investments Inc., any salary, benefits, awards (whether in the form of stock options or otherwise), director's fees or any other form of direct or indirect compensation, PROVIDED, HOWEVER, (w) the Borrowers may, pursuant to the terms of the Management Consulting Agreement, pay to Chartwell Investments Inc. all out-of-pocket costs and expenses actually incurred by Chartwell Investments Inc. to non-affiliated third parties in connection with the performance of Chartwell Investments Inc.'s duties under the Management Consulting Agreement, (x) so long as no Event of Default under Sections 14.1(a) or (b) hereunder shall have occurred and be continuing or would occur as a consequence of the payment otherwise permitted pursuant to this clause (x), the Borrowers may, pursuant to the terms of the Management Consulting Agreement, pay to Chartwell Investments Inc. an amount not to exceed $200,000 per year payable quarterly in advance PLUS, so long as no Event of Default under Section 14.1(c) hereunder with respect to Section 11 shall have occurred and be continuing or would occur as a consequence thereof, the additional amounts specified pursuant to Section 4(b) of the Management Consulting Agreement, PROVIDED, FURTHER, that the payments pursuant to this clause (x) shall in no event exceed $2,000,000 in the aggregate exclusive of out-of-pocket costs and expenses paid to non-affiliated third parties as permitted under clause (w) above; (y) the Borrowers may pay salary and benefits, to employees of the Borrowers or their Subsidiaries who are also officers, directors and/or principals of Chartwell Investments Inc. pursuant to their respective employment agreements in the form delivered to the Agent on the Closing Date (as defined in the Third Amended and Restated Credit Agreement) in an aggregate amount not to exceed $500,000 PLUS (i) the working facilities and other matters referred to in Section 5, (ii) the expense reimbursements provided for in Section 6, (iii) benefits pursuant to Section 7, and (iv) the indemnification and insurance provided for in Section 10, in each case, of such employment agreements; and (z) the Borrowers may pay to Chartwell Investment Inc. amounts included in the Transaction Costs, without duplication.

          10.12. CONDUCT OF BUSINESS. None of the Borrowers, nor any of their Subsidiaries, will engage in any business other than (i) the Business and the sale and distribution of petroleum, gas or other similar fuel products and related equipment, and such business activities that are related to, ancillary or supportive of, connected with or arising out of such business (including, without limitation, the operation of additional convenience stores and the sale, installation and servicing of heating, ventilation and air conditioning equipment) and (ii) such other business activities as are similar in nature to those currently conducted by the Borrowers and their Subsidiaries on the Closing Date after giving effect to the Acquisition Transaction; PROVIDED, HOWEVER, that with respect to Regent Transport, the Borrowers shall not permit Regent Transport to engage in any business other than the acquisition and storage of Petroleum Product Inventory and the sale of such Petroleum Product Inventory to the Borrowers.

          10.13. REGENT SELLER NOTE. Griffith will not, until the termination of this Agreement and the repayment of the Loans in full, amend, supplement or otherwise modify in any way the terms of the Regent Seller Note or prepay or offer to prepay any principal or interest with respect to such note, without the prior written approval of the Agent.

11.  FINANCIAL COVENANTS OF THE BORROWERS.

          The Borrowers jointly and severally covenant and agree that, so long as any Loan, Unpaid Reimbursement Obligation, Letter of Credit or Note is outstanding or any Bank has any obligation to make any Loans or the Agent has any obligation to issue, extend or renew any Letters of Credit:

          11.1. DEBT SERVICE COVERAGE RATIO. For each period of four consecutive fiscal quarters, commencing with the period of four consecutive fiscal quarters ending June 30, 1996, the Borrowers will not permit the Debt Service Coverage Ratio for such period of four consecutive fiscal quarters of the Borrowers to be less than 1.10 to 1.00.

          11.2.     CASH FLOW RATIO.    For each period of quarters ending
during the period set forth in the table below, commencing with the period of four consecutive fiscal quarters ending June 30, 1996, the Borrowers will not permit the ratio of (a) Consolidated Net Earnings Available for Debt Service calculated for the period of four consecutive fiscal quarters then ended PLUS
(i) the aggregate proceeds from all Indebtedness which is permitted under
Section 10.1(g) and (h) which is incurred by the Borrowers during such period to the extent that in accordance with generally accepted accounting principles the acquisition or Capitalized Lease in connection with which such Indebtedness arises was treated as a Capital Expenditure PLUS, (ii) subject to the limitation set forth below in this Section 11.2, for each period of four consecutive fiscal quarters which include one or more fiscal quarters which end in Fiscal Year 1997, Fiscal Year 1998 or Fiscal Year 1999, the amount of Capital Expenditures actually made in such period of four consecutive fiscal quarters in excess of $3,500,000, (PROVIDED that the Borrowers may, at their option, elect not to add back such excess amount for any period of four consecutive fiscal quarters if such fiscal quarters do not occur in a single Fiscal Year) to (b) Consolidated Debt Service calculated for such period PLUS Discretionary Capital Expenditures made by the Borrowers and their Subsidiaries during such period, to be less than the amount set forth opposite such date in the table below:

     Period                                           Ratio
     ------                                           -----
     6/30/96 to 3/31/00 (inclusive)                   1.0:1.0
     6/30/00 and thereafter (inclusive)               1.1:1.0

       Notwithstanding the foregoing, for purposes of calculating compliance with this covenant, the Borrowers may not add back Capital Expenditures pursuant to clause (a) (ii) of this Section 11.2 in an aggregate amount in excess of $5,000,000. For purposes of calculating compliance with this limitation, the aggregate amount of Capital Expenditures added back pursuant to clause (a) (ii) above shall be equal to the aggregate of the add back amounts attributed (as provided below) to each fiscal quarter (without duplication for each of the four times such fiscal quarter appears in the rolling four quarter periods for which compliance hereunder is calculated). The add back of Capital Expenditures shall be attributable to the fiscal quarter which is the last fiscal quarter in the period of four consecutive fiscal quarters with respect to which such add back first occurs.

       11.3. CONSOLIDATED WORKING CAPITAL. The Borrowers will not permit Consolidated Working Capital to be less than (a) $1.00 during any period commencing January 1 and ending May 31, inclusive of each Fiscal Year of the Borrowers; and (b) $(4,500,000) during any period commencing June 1 and ending December 31 of each Fiscal Year of the Borrowers.

       11.4. CONSOLIDATED NET WORTH. The Consolidated Net Worth of the Borrowers on the Closing Date will not be less than $5,000,000. The Consolidated Net Worth of the Borrowers as at the end of each Fiscal Year ending thereafter will not be less than that amount set forth below opposite each such Fiscal Year:

     Fiscal Year         Consolidated Net Worth
     ------ ----         ------------ --- -----
     1996                $  5,000,000
     1997                $ (1,000,000)
     1998                $ (3,000,000)
     1999                $ (4,500,000)
     2000                $ (6,500,000)
     2001                $ (7,000,000)
     2002                $ (7,000,000)

       11.5   CAPITAL EXPENDITURES.   The Borrowers will not, and will not
permit any of their Subsidiaries to, make Capital Expenditures (exclusive of any Capital Expenditures made by delivery of Permitted Seller Notes issued in such fiscal year and permitted under Section 10.1 but including any cash principal repayment made with respect to such Permitted Seller Notes in the period during which such repayments are made) OR Investments made pursuant to
Section 10.3(e) in any Fiscal Year that exceed, in the aggregate, the amount set forth below for such Fiscal Year:

     Fiscal Year End     Capital Expenditures
     ------ ---- ---     ------- ------------

     1996                $ 1,500,000
     1997                $ 8,700,000
     1998                $ 4,800,000
     1999                $ 4,500,000
     Thereafter          $ 3,500,000

PROVIDED, HOWEVER, that if (a) any amounts permitted to be incurred in the Fiscal Year ending June 30, 1997 may be incurred in the Fiscal Year ending June 30, 1996 in addition to the amounts specifically permitted above for the Fiscal Year ending June 30, 1996, provided that, to the extent Capital Expenditures are incurred in the Fiscal Year ending June 30, 1996 in excess of $1,500,000, the amount of Capital Expenditures permitted to be incurred in the Fiscal Year ending June 30, 1997 shall be decreased by such excess amount; (b) the amount of Capital Expenditures which are permitted to be incurred in the Fiscal Year ending June 30, 1997 after any adjustments pursuant to clause (a) above and which are not incurred in such year may be carried over and used in the Fiscal Years ending June 30, 1998 and June 30, 1999 and shall be deemed to be the first amounts utilized in such Fiscal Years; and (c) if during any other Fiscal Year the amount of Capital Expenditures permitted for that Fiscal Year is not so utilized, such unutilized amount may be utilized, and shall be deemed to be the first amount utilized, in the immediately succeeding Fiscal Year only.

     Notwithstanding anything in this Section 11.5 to the contrary, (x) in addition to the amount of Capital Expenditures permitted for the Fiscal Year ending June 30, 1996 in the table above, the Borrowers may make additional Capital Expenditures in such Fiscal Year not to exceed $760,000, provided that such Capital Expenditures are made solely in connection with Investments by the Borrowers in dealer supply arrangements which are permitted pursuant to Section 10.3(e) hereof and (y) if the amount of such additional Capital Expenditures permitted pursuant to the foregoing clause (x) is not fully utilized in the Fiscal Year ending June 30, 1996, the unutilized amount may not be utilized in any other immediately succeeding Fiscal Year.

     11.6. FUNDED DEBT TO CONSOLIDATED EBITDA RATIO. The Borrowers will not permit the ratio of (a) Funded Debt as of the end of each period of four consecutive fiscal quarters of the Borrowers ending during each of the periods set forth in the table below, commencing with the four quarter period ending June 30, 1996, to (b) Consolidated EBITDA for such period, to be more than the amount set forth opposite the relevant date in the table below:

     Period                               Ratio
     ------                               -----
     6/30/96 - 3/31/97 (inclusive)     5.00 to 1.0
     6/30/97 - 3/31/98 (inclusive)      4.75:1.0
     6/30/98 - 3/31/99 (inclusive)      4.00:1.0
     6/30/99 and thereafter             3.50:1.0

; PROVIDED THAT, for purposes of calculating the ratio of Funded Debt to Consolidated EBITDA (a) for any period, any Permitted Acquisition which occurred during such period shall be deemed to have occurred immediately prior to the beginning of such period; and (b) for each period of four fiscal quarters ending at any time from the Closing Date through and including June 30, 1997, Funded Debt shall be decreased by $5,000,000; and (c) for each period of four fiscal quarters ending at any time from and including September 30, 1997 through and including June 30, 1998, Funded Debt shall be decreased by $2,500,000.

     11.7.   MINIMUM CONSOLIDATED EBITDA.    The Borrowers will not permit
Consolidated EBITDA for the four consecutive fiscal quarters of the Borrowers ending June 30, 1997 to be less than $17,000,000.

12.  CLOSING CONDITIONS.

       The effectiveness of this Credit Agreement and obligations of the Banks to advance the Term Loan A Additional Amount, the Term Loan B Additional Amount, the Term Loan C or the initial Revolving Credit Loans hereunder and of the Agent to issue any initial Letters of Credit hereunder shall be subject to the satisfaction of the following conditions precedent on the Closing Date:

       12.1. LOAN DOCUMENTS ETC.

             12.1.1. LOAN DOCUMENTS. Each of the Loan Documents shall have been duly executed and delivered by the respective parties thereto, shall be in full force and effect and shall be in form and substance satisfactory to each of the Banks. Each Bank shall have received a fully executed copy of each such document.

             12.1.2. SUBORDINATED DEBT DOCUMENTS. Each of the Subordinated Debt Documents shall have been duly amended in order to (a) permit the Acquisition Transaction and the transactions contemplated by the Credit Agreement and (b) provide that all Obligations now or hereafter Outstanding under the Loan Documents constitute "Senior Debt" as defined in the Subordinated Debt Documents and amend the definition of "Credit Agreement" thereunder to refer to this Credit Agreement; which amendment shall be executed and delivered by the respective parties thereto, shall be in full force and effect and shall be in form and substance satisfactory to each of the Banks. Each Bank shall have received a certified copy of such amendment.

             12.1.3. INTERCREDITOR AGREEMENT. The Intercreditor Agreement shall have been duly executed and delivered by the respective parties thereto, shall be in full force and effect and shall be in form and substance satisfactory to the Banks and the Agent.

       12.2. ACQUISITION TRANSACTION.   The Borrowers shall have delivered to
the Agent and the Banks certified copies of all of the Acquisition Documents in form and substance satisfactory to the Agent. The Banks shall receive satisfactory evidence that the Acquisition Transaction shall simultaneously with the effectiveness of this Credit Agreement be completed in accordance with the terms of the Acquisition Documents in all material respects and in accordance with law.

       12.3. FINANCIAL PROJECTIONS.     The Borrowers shall have delivered to
the Agent the PRO FORMA financial statements and the financial projections referred to in Sections 8.4.2 and 8.4.3 reflecting the Loans to be made on the Closing Date and the completion of the Acquisition Transaction.

       12.4. CERTIFIED COPIES OF CHARTER DOCUMENTS.    Each of the Banks shall
have received from the Borrowers and each of their Subsidiaries a copy, certified by a duly authorized officer of such Person to be true and complete on the Closing Date, of each of (i) its charter or other incorporation documents as in effect on such date of certification, and (ii) its by-laws as in effect on such date.

       12.5. CORPORATE ACTION. All corporate action necessary for the valid execution, delivery and performance by the Borrowers, each of their Subsidiaries and Parent of this Credit Agreement, the other Loan Documents, the Acquisition Documents and the amendments to the Subordinated Debt Documents to which they are or are to become a party shall have been duly and effectively taken, and evidence thereof satisfactory to the Banks shall have been provided to each of the Banks.

       12.6. INCUMBENCY CERTIFICATE. Each of the Banks shall have received from the Borrowers and each of their Subsidiaries an incumbency certificate, dated as of the Closing Date, signed by a duly authorized officer of such Borrower or such Subsidiary, and giving the name and bearing a specimen signature of each individual who shall be authorized: (i) to sign, in the name and on behalf of each of the Borrowers and each of its Subsidiaries, each of the Loan Documents to which such Borrower or such Subsidiary is or is to become a party; (ii) in the case of the Borrowers, to make Loan Requests and Conversion Requests and to apply for Letters of Credit; and (iii) to give notices and to take other action on its behalf under the Loan Documents.

       12.7. VALIDITY OF LIENS. The Security Documents shall be effective to create in favor of the Agent a legal, valid and enforceable (a) first (except for Permitted Liens entitled to priority under applicable law) priority security interest in and lien upon the Collateral other than the Mortgaged Premises, and
(b) a second priority security interest in and lien upon the Mortgaged Premises. All filings, recordings, deliveries of instruments and other actions necessary or desirable in the opinion of the Agent to protect and preserve such security interests shall have been duly effected, including without limitation, all actions necessary to comply with the Federal Assignment of Claims Act. The Agent shall have received evidence thereof in form and substance satisfactory to the Agent. The Agent shall have received, with respect to all motor vehicles owned by the Borrowers (other than those which are subject to Permitted Liens), all necessary applications for certificates of title (and fees therefor) noting the Agent's lien thereon. The Agent shall have received in pledge stock certificates evidencing all of the issued and outstanding shares of King, SSC, Frederick and Regent Transport.

       12.8. PERFECTION CERTIFICATES AND UCC SEARCH RESULTS. The Agent shall have received from each of the Borrowers and their Subsidiaries a completed and fully executed Perfection Certificate dated as of the Closing Date and the results of UCC searches with respect to the Collateral, indicating no liens other than Permitted Liens and otherwise in form and substance satisfactory to the Agent.

       12.9. TITLE INSURANCE. The Agent shall have received a title insurance policy or endorsements with respect to existing title insurance policies satisfactory to the Agent covering each Mortgaged Property (or commitments to issue such policies or endorsements, with all conditions to issuance of the title policy deleted by an authorized agent of the title insurance company) together with proof of payment of all fees and premiums for such policies or endorsements, from the title insurance company and in amounts satisfactory to the Agent, insuring the interest of the Agent and each of the Banks as mortgagee under the Mortgages.

       12.10. CERTIFICATES OF INSURANCE. The Agent shall have received a certificate of insurance from an independent insurance broker dated no more than five days prior to the Closing Date, identifying insurers, types of insurance, insurance limits, and policy terms, naming the Agent as loss payee and additional insured, and otherwise describing the insurance obtained in accordance with the provisions of the Security Agreements.

       12.11.  BORROWING BASE REPORT.   The Agent shall have received from the
Borrowers a Borrowing Base Report dated as of the Closing Date.

       12.12.  ENVIRONMENTAL SITE ASSESSMENTS.    Each of the Banks shall have
received an executive summary of environmental site assessments from environmental engineers and in form and substance satisfactory to the Agent, covering all Real Estate included in the Acquisition Assets and all other real property included in the Acquisition Assets in respect of which the Borrowers and their Subsidiaries may have material liability, whether contingent or otherwise, for the storage, dumping or disposal of Hazardous Substances.

       12.13. OPINION OF COUNSEL. Each of the Banks and the Agent shall have received (a) a favorable legal opinion addressed to the Banks and the Agent, dated as of the Closing Date, in form and substance satisfactory to the Banks and the Agent, from Akin, Gump, Strauss, Hauer & Feld, counsel to the Borrowers and their Subsidiaries, (b) a favorable legal opinion addressed to the Sellers, dated as of the Closing Date, from Akin, Gump, Strauss, Hauer & Feld L.L.P., counsel to Borrowers, Parent, Frederick, and Regent Transport, including authorization for the Agent and the Banks to rely thereon, (c) such opinions of local counsel that the Agent and the Banks may reasonably request, (d) a favorable opinion addressed to Griffith dated as of the Closing Date, in form and substance satisfactory to the Banks and the Agent from Kaufman & Canoles, counsel to the Sellers, stating that the Banks and the Agent may rely thereon and (e) a legal opinion addressed to the Banks and the Agent from the Agent's Special Counsel.

       12.14 PAYMENT OF FEES. The Borrowers shall have paid to the Banks or the Agent, as appropriate, the fees under the Third Amended and Restated Credit Agreement accrued and outstanding on the Closing Date, and all amounts payable to the Agent on the Closing Date pursuant to the Letter Agreement, and the reasonable fees and expenses the Agent's Special Counsel incurred in connection with this transaction.

       12.15. PRIVATE PLACEMENT NUMBERS. The Borrowers shall have applied to Standard & Poor's CUSIP Service Bureau for assignment of, and received, Private Placement Numbers for the Term Notes A, the Term Notes B and Term Notes C, respectively.

13.  CONDITIONS TO ALL BORROWINGS.

       The effectiveness of this Credit Agreement and the obligations of the Banks to make any advance hereunder, including the Revolving Credit Loan and any Term Loan, and of the Agent to issue, extend or renew any Letter of Credit, in each case whether on or after the Closing Date, shall also be subject to the satisfaction of the following conditions precedent:

       13.1. REPRESENTATIONS TRUE; NO EVENT OF DEFAULT. Each of the representations and warranties of the Borrowers contained in this Credit Agreement, the other Loan Documents or in any document or instrument delivered pursuant to or in connection with this Credit Agreement shall be true as of the date as of which they were made and shall also be true at and as of the time of the making of such Loan or the issuance, extension or renewal of such Letter of Credit, with the same effect as if made at and as of that time (except to the extent of changes resulting from transactions contemplated or permitted by this Credit Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and to the extent that such representations and warranties relate expressly to an earlier date) and no Default or Event of Default shall have occurred and be continuing. The Agent shall have received a certificate of the Borrowers signed by an authorized officer of the Borrowers to such effect.

       13.2. NO LEGAL IMPEDIMENT. No change shall have occurred in any law or regulations thereunder or interpretations thereof that in the reasonable opinion of any Bank would make it illegal for such Bank to make such Loan or to participate in the issuance, extension or renewal of such Letter of Credit or in the reasonable opinion of the Agent would make it illegal for the Agent to issue, extend or renew such Letter of Credit.

       13.3. GOVERNMENTAL REGULATION.   Each Bank shall have received such
statements in substance and form reasonably satisfactory to such Bank as such Bank shall require for the purpose of compliance with any applicable regulations of the Comptroller of the Currency or the Board of Governors of the Federal Reserve System.

       13.4. PROCEEDINGS AND DOCUMENTS. All proceedings in connection with the transactions contemplated by this Credit Agreement, the other Loan Documents and all other documents incident thereto shall be satisfactory in substance and in form to the Banks and to the Agent and the Agent's Special Counsel, and the Banks, the Agent and such counsel shall have received all information and such counterpart originals or certified or other copies of such documents as the Agent may reasonably request.

       13.5. BORROWING BASE REPORT. The Agent shall have received the most recent Borrowing Base Report required to be delivered to the Agent in accordance with Section 9.4(d) and, if requested by the Agent, a Borrowing Base Report dated within five (5) days of the Drawdown Date of such Loan or of the date of issuance, extension or renewal of such Letter of Credit.

14.  EVENTS OF DEFAULT; ACCELERATION; ETC.

       14.1. EVENTS OF DEFAULT AND ACCELERATION. If any of the following events ("Events of Default" or, if the giving of notice or the lapse of time or both is required, then, prior to such notice or lapse of time, "Defaults") shall occur:

             (a) any Borrower shall fail to pay any principal of the Loans or any Reimbursement Obligation when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

             (b) any Borrower shall fail to pay any interest on the Loans, the commitment fee, any Letter of Credit Fee, fees payable pursuant to the Letter Agreement, or other sums due hereunder or under any of the other Loan Documents, within two days after the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

             (c) any Borrower shall fail to comply with any of their covenants contained in Section 9.1, 9.5.1, 9.10, 9.12, 10 or 11 or any of the covenants contained in any of the Mortgages or any Subsidiary of any Borrower shall fail to comply with its obligations under its Subsidiary Guaranty;

             (d) the Parent, any Borrower or any Subsidiary of any Borrower shall fail to perform any term, covenant or agreement contained herein or in any of the other Loan Documents (other than those specified elsewhere in this Section 14.1) for fifteen (15) days after written notice of such failure has been given to the Borrowers by the Agent;

             (e) any representation or warranty of the Parent, any Borrower or any Subsidiary of any Borrower in this Credit Agreement or any of the other Loan Documents or in any other document or instrument delivered pursuant to or in connection with this Credit Agreement shall prove to have been false in any material respect upon the date when made or deemed to have been made or repeated;

             (f) the Parent, any Borrower or any Subsidiary of any Borrower shall fail to pay at maturity, or within any applicable period of grace, any obligation for borrowed money or credit received or in respect of any Capitalized Leases, in an aggregate amount exceeding $250,000, or fail to observe or perform any material term, covenant or agreement contained in any agreement by which it is bound, evidencing or securing borrowed money or credit received or in respect of any Capitalized Leases, in an aggregate amount exceeding $250,000, for such period of time as would permit (assuming the giving of appropriate notice if required) the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof;

             (g) the Parent, any Borrower or any Subsidiary of any Borrower shall make an assignment for the benefit of creditors, or admit in writing their inability to pay or generally fail to pay their debts as they mature or become due, or shall petition or apply for the appointment of a trustee or other custodian, liquidator or receiver of the Parent, any Borrower or any Subsidiary of any Borrower or of any substantial part of the assets of the Parent, any Borrower or any Subsidiary of any Borrower, or shall commence any case or other proceeding relating to the Parent, any Borrower or any Subsidiary of any Borrower, under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or shall take any action to authorize or in furtherance of any of the foregoing, or if any such petition or application shall be filed or any such case or other proceeding shall be commenced against the Parent, any Borrower or any Subsidiary of any Borrower and the Parent, any Borrower or any Subsidiary of any Borrower, shall indicate their approval thereof, consent thereto or acquiescence therein or such petition or application shall not have been dismissed within sixty (60) days following the filing thereof;

             (h) a decree or order is entered appointing any such trustee, custodian, liquidator or receiver or adjudicating the Parent, any Borrower or any Subsidiary of any Borrower, bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of the Parent, any Borrower or any Subsidiary of any Borrower, in an involuntary case under federal bankruptcy laws as now or hereafter constituted;

             (i) there shall remain in force, undischarged, unsatisfied and unstayed, for more than thirty days, whether or not consecutive, any final judgment against any Borrower or any Subsidiary of any Borrower that, with other outstanding final judgments, undischarged, against any Borrower or any Subsidiary of any Borrower exceeds in the aggregate $250,000 (net of insurance proceeds) or any judgment or award is in force and execution is levied thereunder;

             (j) there shall exist any default under the terms of the Subordinated Debt Documents or any other document evidencing Subordinated Debt, including, without limitation, the Senior Subordinated Debt, or the holders of all or any part of the Subordinated Debt, including, without limitation, the Senior Subordinated Debt, shall accelerate the maturity of all or any part of the Subordinated Debt, or any Borrower shall offer to prepay, redeem or repurchase any of the Subordinated Debt in whole or in part, or the Subordinated Debt shall be prepaid, redeemed or repurchased in whole or in part;

             (k) if any of the Loan Documents shall be cancelled, terminated, revoked or rescinded or the Agent's security interests, mortgages or liens in substantially all of the Collateral shall cease to be perfected, or shall cease to have the priority contemplated by the Security Documents, in each case otherwise than in accordance with the terms thereof or with the express prior written agreement, consent or approval of the Banks, or any action at law, suit or in equity or other legal proceeding to cancel, revoke or rescind any of the Loan Documents shall be commenced by or on behalf of the Parent, any Borrower or any Subsidiary of any Borrower party thereto or any of their respective stockholders, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of the Loan Documents is illegal, invalid or unenforceable in accordance with the terms thereof;

             (l) with respect to any Guaranteed Pension Plan, an ERISA Reportable Event shall have occurred and the Majority Banks shall have determined in their reasonable discretion that such event reasonably could be expected to result in liability of the Borrowers to the PBGC or such Guaranteed Pension Plan in an aggregate amount exceeding $50,000 and such event in the circumstances occurring reasonably could constitute grounds for the termination of such Guaranteed Pension Plan by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer such Guaranteed Pension Plan; or a trustee shall have been appointed by the United States District Court to administer such Plan; or the PBGC shall have instituted proceedings to terminate such Guaranteed Pension Plan;

             (m) any Borrower or any Subsidiary of any Borrower shall be enjoined, restrained or in any way prevented by the order of any court or any administrative or regulatory agency from conducting any material part of its business and such order shall continue in effect for more than thirty (30) days;

             (n) there shall occur any material damage to, or loss, theft or destruction of, any Collateral, whether or not insured, or any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty, which in any such case causes, for more than fifteen (15) consecutive days, the cessation or substantial curtailment of revenue producing activities at any facility of any Borrower or any Subsidiary of any Borrower if such event or circumstance is not covered by business interruption insurance and would have a material adverse effect on the business or financial condition of any of the Borrowers or such Subsidiary;

             (o) there shall occur the loss, suspension or revocation of, or failure to renew, any license or permit now held or hereafter acquired by the Borrowers or any of their Subsidiaries if such loss, suspension, revocation or failure to renew would have a material adverse effect on the business or financial condition of any of the Borrowers;

             (p) any Borrower or any Subsidiary of any Borrower shall be indicted for a state or federal crime, or any civil or criminal action shall otherwise have been brought against any Borrower or any

       Subsidiary of any Borrower, a punishment for which in any such case could include the forfeiture of any assets of the Borrowers or any Approved Subsidiary included in the Borrowing Base having a fair market value in excess of $100,000 or any assets of the Borrowers not included in the Borrowing Base but having a fair market value in excess of $250,000;

             (q)  a Change of Control Event shall have occurred;

             (r) Parent shall at any time legally or beneficially own less than 100% of the issued and outstanding shares of the capital stock of Griffith or Griffith shall at any time legally or beneficially own less than 100% of the issued and outstanding shares of the capital stock of King and SSC or SSC shall at any time own less than 100% of the issued and outstanding shares of the capital stock of Regent Transport; or

             (s) there shall occur any event of default that permits acceleration of the Regent Seller Note.

then, and in any such event, so long as the same may be continuing, the Agent may, and upon the request of the Majority Banks shall, by notice in writing to the Borrowers declare all amounts owing with respect to this Credit Agreement, the Notes and the other Loan Documents and all Reimbursement Obligations to be, and they shall thereupon forthwith become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers; PROVIDED that in the event of any Event of Default specified in Sections 14.1(g) or 14.1(h), all such amounts shall become immediately due and payable automatically and without any requirement of notice from the Agent or any Bank.

       14.2. TERMINATION OF COMMITMENTS. If any one or more of the Events of Default specified in Section 14.1(g) or Section 14.1(h) shall occur, any unused portion of the credit hereunder shall forthwith terminate and each of the Banks shall be relieved of all further obligations to make Loans to the Borrowers and the Agent shall be relieved of all further obligations to issue, extend or renew Letters of Credit. If any other Event of Default shall have occurred and be continuing, or if on any Drawdown Date or other date for issuing, extending or renewing any Letter of Credit the conditions precedent to the making of the Loans to be made on such Drawdown Date or (as the case may be) to issuing, extending or renewing such Letter of Credit on such other date are not satisfied, the Agent may and, upon the request of the Majority Banks, shall, by notice to the Borrowers, terminate the unused portion of the credit hereunder, and upon such notice being given such unused portion of the credit hereunder shall terminate immediately and each of the Banks shall be relieved of all further obligations to make Loans and the Agent shall be relieved of all further obligations to issue, extend or renew Letters of Credit. No termination of the credit hereunder shall relieve the Borrowers of any of the Obligations.

       14.3. REMEDIES. In case any one or more of the Events of Default shall have occurred and be continuing, and whether or not the Banks shall have accelerated the maturity of the Loans pursuant to Section 14.1, each Bank, if owed any amount with respect to the Loans or the Reimbursement Obligations, may, with the consent of the Majority Banks but not otherwise, proceed to protect and enforce its rights by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Credit Agreement and the other Loan Documents or any instrument pursuant to which the Obligations to such Bank are evidenced, including as permitted by applicable law the obtaining of the EX PARTE appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of such Bank. No remedy herein conferred upon any Bank or the Agent or the holder of any Note or purchaser of any Letter of Credit Participation is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.

       14.4. DISTRIBUTION OF COLLATERAL PROCEEDS. In the event that, following the occurrence or during the continuance of any Default or Event of Default, the Agent or any Bank, as the case may be, receives any moneys in connection with the enforcement of any of the Security Documents, or otherwise with respect to the realization upon any of the Collateral, such moneys shall be distributed for application as follows:

             (a) First, to the payment of, or (as the case may be) the reimbursement of the Agent for or in respect of all reasonable costs, expenses, disbursements and losses which shall have been incurred or sustained by the Agent in connection with the collection of such moneys by the Agent, for the exercise, protection or enforcement by the Agent of all or any of the rights, remedies, powers and privileges of the Agent under this Credit Agreement or any of the other Loan Documents or in respect of the Collateral or in support of any provision of adequate indemnity to the Agent against any taxes or liens which by law shall have, or may have, priority over the rights of the Agent to such moneys;

             (b) Second, to all other Obligations in such order or preference as the Majority Banks may determine; PROVIDED, HOWEVER, that distributions in respect of such Obligations shall be made (i) PARI PASSU among Obligations with respect to the Agent's fee payable pursuant to
       Section 6.10 and all other Obligations unless otherwise agreed by the Agent, (ii) Obligations owing to the Banks with respect to principal shall be made PRO RATA between the Revolving Credit Loans and the Term Loans, unless otherwise agreed by all of the Banks and (iii) Obligations owing to the Banks with respect to each type of Obligation such as principal, interest, fees and expenses, shall be made among the Banks PRO RATA in accordance with each Bank's relative interest in such type of Obligation; and PROVIDED, FURTHER, that the Agent may in its discretion make proper allowance to take into account any Obligations not then due and payable;

             (c) Third, upon payment and satisfaction in full or other provisions for payment in full satisfactory to the Banks and the Agent of all of the Obligations, to the payment of any obligations required to be paid pursuant to Section 9-504(1)(c) of the Uniform Commercial Code of the Commonwealth of Massachusetts; and

             (d) Fourth, the excess, if any, shall be returned to the Borrowers or to such other Persons as are entitled thereto.

15.  SETOFF.

       Regardless of the adequacy of any collateral, during the continuance of any Event of Default, any deposits or other sums credited by or due from any of the Banks to the Borrowers and any securities or other property of the Borrowers in the possession of such Bank (other than any such deposits or property belonging to a third party or held by such Bank in a fiduciary capacity) may be applied to or set off by such Bank against the payment of Obligations of the Borrowers to such Bank. Each of the Banks agrees with each other Bank that (i) if an amount to be set off is to be applied to Indebtedness of the Borrowers to such Bank, other than Indebtedness evidenced by the Notes held by such Bank or constituting Reimbursement Obligations owed to such Bank, such amount shall be applied ratably to such other Indebtedness and to the Indebtedness evidenced by all such Notes held by such Bank or constituting Reimbursement Obligations owed to such Bank, and (ii) if such Bank shall receive from the Borrowers, whether by voluntary payment, exercise of the right of setoff, counterclaim, cross action, enforcement of the claim evidenced by the Notes held by, or constituting Reimbursement Obligations owed to, such Bank by proceedings against the Borrowers at law or in equity or by proof thereof in bankruptcy, reorganization, liquidation, receivership or similar proceedings, or otherwise, and shall retain and apply to the payment of the Note or Notes held by, or Reimbursement Obligations owed to, such Bank any amount in excess of its ratable portion of the payments received by all of the Banks with respect to the Notes held by, and Reimbursement Obligations owed to, all of the Banks, such Bank will make such disposition and arrangements with the other Banks with respect to such excess, either by way of distribution, PRO TANTO assignment of claims, subrogation or otherwise as shall result in each Bank receiving in respect of the Notes held by it or Reimbursement obligations owed it, its proportionate payment as contemplated by this Credit Agreement; PROVIDED that if all or any part of such excess payment is thereafter recovered from such Bank, such disposition and arrangements shall be rescinded and the amount restored to the extent of such recovery, but without interest.
16.  THE AGENT.

       16.1. AUTHORIZATION. The Agent is authorized to take such action on behalf of each of the Banks and to exercise all such powers as are hereunder and under any of the other Loan Documents and any related documents delegated to the Agent, together with such powers as are reasonably incident thereto, PROVIDED that no duties or responsibilities not expressly assumed herein or therein shall be implied to have been assumed by the Agent. The relationship between the Agent and the Banks is and shall be that of agent and principal only, and nothing contained in this Credit Agreement or any of the other Loan Documents shall be construed to constitute the Agent as a trustee for any Bank.

       16.2. EMPLOYEES AND AGENTS. The Agent may exercise its powers and execute its duties by or through employees or agents and shall be entitled to take, and to rely on, advice of counsel concerning all matters pertaining to its rights and duties under this Credit Agreement and the other Loan Documents. The Agent may utilize the services of such Persons as the Agent in its sole discretion may reasonably determine, and all reasonable fees and expenses of any such Persons shall be paid by the Borrowers.

       16.3. NO LIABILITY. Neither the Agent nor any of its shareholders, directors, officers or employees nor any other Person assisting them in their duties nor any agent or employee thereof, shall be liable for any waiver, consent or approval given or any action taken, or omitted to be taken, in good faith by it or them hereunder or under any of the other Loan Documents, or in connection herewith or therewith, or be responsible for the consequences of any oversight or error of judgment whatsoever, except that the Agent or such other Person, as the case may be, may be liable for losses due to its willful misconduct or gross negligence.

       16.4. NO REPRESENTATIONS. The Agent shall not be responsible for the execution or validity or enforceability of this Credit Agreement, the Notes, the Letters of Credit, any of the other Loan Documents or any instrument at any time constituting, or intended to constitute, collateral security for the Notes, or for the value of any such collateral security or for the validity, enforceability or collectability of any such amounts owing with respect to the Notes, or for any recitals or statements, warranties or representations made herein or in any of the other Loan Documents or in any certificate or instrument hereafter furnished to it by or on behalf of the Borrowers, or be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements herein or in any instrument at any time constituting, or intended to constitute, collateral security for the Notes or to inspect any of the properties, books or records of the Borrowers. The Agent shall not be bound to ascertain whether any notice, consent, waiver or request delivered to it by the Borrowers or any holder of any of the Notes shall have been duly authorized or is true, accurate and complete. The Agent has not made nor does it now make any representations or warranties, express or implied, nor does it assume any liability to the Banks, with respect to the credit worthiness or financial conditions of the Borrowers. Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank, and based upon such information and documents as it has deemed appropriate, made its own credit analysis and decision to enter into this Credit Agreement.

       16.5. PAYMENTS.

             16.5.1. PAYMENTS TO AGENT. A payment by the Borrowers to the Agent hereunder or any of the other Loan Documents for the account of any Bank shall constitute a payment to such Bank. The Agent agrees promptly to distribute to each Bank such Bank's PRO RATA share of payments received by the Agent for the account of the Banks except as otherwise expressly provided herein or in any of the other Loan Documents.

             16.5.2. DISTRIBUTION BY AGENT. If in the opinion of the Agent the distribution of any amount received by it in such capacity hereunder, under the Notes or under any of the other Loan Documents might involve it in liability, it may refrain from making distribution until its right to make distribution shall have been adjudicated by a court of competent jurisdiction. If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to the Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court.

             16.5.3. DELINQUENT BANKS. Notwithstanding anything to the contrary contained in this Credit Agreement or any of the other Loan Documents, any Bank that fails (i) to make available to the Agent its PRO RATA share of any Loan or to purchase any Letter of Credit Participation or (ii) to comply with the provisions of Section 15 with respect to making dispositions and arrangements with the other Banks, where such Bank's share of any payment received, whether by setoff or otherwise, is in excess of its PRO RATA share of such payments due and payable to all of the Banks, in each case as, when and to the full extent required by the provisions of this Credit Agreement, shall be deemed delinquent (a "Delinquent Bank") and shall be deemed a Delinquent Bank until such time as such delinquency is satisfied. A Delinquent Bank shall be deemed to have assigned any and all payments due to it from the Borrowers, whether on account of outstanding Loans, Unpaid Reimbursement Obligations, interest, fees or otherwise, to the remaining nondelinquent Banks for application to, and reduction of, their respective PRO RATA shares of all outstanding Loans and Unpaid Reimbursement Obligations. The Delinquent Bank hereby authorizes the Agent to distribute such payments to the nondelinquent Banks in proportion to their respective PRO RATA shares of all outstanding Loans and Unpaid Reimbursement Obligations. A Delinquent Bank shall be deemed to have satisfied in full a delinquency when and if, as a result of application of the assigned payments to all outstanding Loans and Unpaid Reimbursement Obligations of the nondelinquent Banks, the Banks' respective PRO RATA shares of all outstanding Loans and Unpaid Reimbursement Obligations have returned to those in effect immediately prior to such delinquency and without giving effect to the nonpayment causing such delinquency.

       16.6. HOLDERS OF NOTES. The Agent may deem and treat the payee of any Note or the purchaser of any Letter of Credit Participation as the absolute owner or purchaser thereof for all purposes hereof until it shall have been furnished in writing with a different name by such payee or by a subsequent holder, assignee or transferee.

       16.7. INDEMNITY. The Banks ratably agree hereby to indemnify and hold harmless the Agent from and against any and all claims, actions and suits (whether groundless or otherwise), losses, damages, costs, expenses (including any expenses for which the Agent has not been reimbursed by the Borrowers as required by Section 17), and liabilities of every nature and character arising out of or related to this Credit Agreement, the Notes, or any of the other Loan Documents or the transactions contemplated or evidenced hereby or thereby, or the Agent's actions taken hereunder or thereunder, except to the extent that any of the same shall be directly caused by the Agent's willful misconduct or gross negligence.

       16.8. AGENT AS BANK. In its individual capacity, FNBB shall have the same obligations and the same rights, powers and privileges in respect to its Revolving Credit Commitment and the Loans made by it, and as the holder of any of the Notes and as the purchaser of any Letter of Credit Participations, as it would have were it not also the Agent.

       16.9. RESIGNATION.   The Agent may resign at any time by giving sixty
(60) days prior written notice thereof to the Banks and the Borrowers. Upon any such resignation, the Majority Banks shall have the right to appoint a successor Agent. Unless an Event of Default shall have occurred and be continuing, such successor Agent shall be reasonably acceptable to the Borrowers. If no successor Agent shall have been so appointed by the Majority Banks and shall have accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a financial institution having a long-term debt rating of not less than A or its equivalent by Standard & Poor's. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation, the provisions of this Credit Agreement and the other Loan Documents shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

       16.10. NOTIFICATION OF DEFAULTS AND EVENTS OF DEFAULT. Each Bank hereby agrees that, upon learning of the existence of a Default or an Event of Default, it shall promptly notify the Agent thereof. The Agent hereby agrees that upon receipt of any notice under this Section 16.10 it shall promptly notify the other Banks of the existence of such Default or Event of Default.

       16.11. DUTIES IN THE CASE OF ENFORCEMENT. In case one of more Events of Default have occurred and shall be continuing, and whether or not acceleration of the Obligations shall have occurred, the Agent shall, if

(i) so requested by the Majority Banks and (ii) the Banks have provided to the Agent such additional indemnities and assurances against expenses and liabilities as the Agent may reasonably request, proceed to enforce the provisions of the Security Documents authorizing the sale or other disposition of all or any part of the Collateral and exercise all or any such other legal and equitable and other rights or remedies as it may have in respect of such Collateral. The Majority Banks may direct the Agent in writing as to the method and the extent of any such sale or other disposition, the Banks hereby agreeing to indemnify and hold the Agent, harmless from all liabilities incurred in respect of all actions taken or omitted in accordance with such directions, PROVIDED that the Agent need not comply with any such direction to the extent that the Agent reasonably believes the Agent's compliance with such direction to be unlawful or commercially unreasonable in any applicable jurisdiction.

17.  EXPENSES.

       The Borrowers agree to pay (i) the reasonable costs of producing and reproducing this Credit Agreement, the other Loan Documents and the other agreements and instruments mentioned herein, (ii) any taxes (including any interest and penalties in respect thereto) payable by the Agent or any of the Banks (other than taxes based upon the Agent's or any Bank's net income) on or with respect to the transactions contemplated by this Credit Agreement (the Borrowers hereby agreeing to indemnify the Agent and each Bank with respect thereto), (iii) the reasonable fees, expenses and disbursements of the Agent's Special Counsel or any local counsel to the Agent incurred in connection with the preparation, administration or interpretation of the Loan Documents and other instruments mentioned herein, each closing hereunder, and amendments, modifications, approvals, consents or waivers hereto or hereunder, (iv) the fees, expenses and disbursements of the Agent incurred by the Agent in connection with the preparation, administration or interpretation of the Loan Documents and other instruments mentioned herein, including all title insurance premiums and surveyor, engineering and appraisal and inspection charges, (v) all reasonable out-of-pocket expenses (including without limitation reasonable attorneys' fees and costs, which attorneys may be employees of any Bank or the Agent, and reasonable consulting, accounting, appraisal, investment banking and similar professional fees and charges) incurred by any Bank or the Agent in connection with (A) the enforcement of or preservation of rights under any of the Loan Documents against the Borrowers or the administration thereof after the occurrence of a Default or Event of Default and (B) any litigation, proceeding or dispute whether arising hereunder or otherwise, in any way related to any Bank's or the Agent's relationship with the Borrowers (other than those related solely to (i) disputes between or among the Banks, or the shareholders of any Bank and such Bank, and (ii) any Bank's or the Agent's gross negligence or willful misconduct) and (vii) all reasonable fees, expenses and disbursements of any Bank or the Agent incurred in connection with UCC searches, UCC filings or mortgage recordings. The covenants of this Section 17 shall survive payment or satisfaction of all other Obligations.

18.  INDEMNIFICATION.

       The Borrowers agree to indemnify and hold harmless the Agent and the Banks from and against any and all claims, actions and suits whether groundless or otherwise, and from and against any and all liabilities, losses (other than lost profits), damages and expenses of every nature and character arising out of this Credit Agreement or any of the other Loan Documents or the transactions contemplated hereby (other than those related solely to (i) disputes between or among the Banks or the shareholders of any Bank and such Bank, and (ii) any Bank's or the Agent's gross negligence or willful misconduct) including, without limitation, (i) any actual or proposed use by the Borrowers of the proceeds of any of the Loans or Letters of Credit, (ii) the Borrowers entering into or performing this Credit Agreement or any of the other Loan Documents or (iii) with respect to the Borrowers and their respective properties and assets, the violation of any Environmental Law, the presence, disposal, escape, seepage, leakage, spillage, discharge, emission, release or threatened release of any Hazardous Substances or any action, suit, proceeding or investigation brought or threatened with respect to any Hazardous Substances (including, but not limited to, claims with respect to wrongful death, personal injury or damage to property), in each case including, without limitation, the reasonable fees and disbursements of counsel and allocated costs of internal counsel incurred in connection with any such investigation, litigation or other proceeding. In litigation, or the preparation therefor, the Banks and the Agent shall be entitled to select their own counsel and, in addition to the foregoing indemnity, the Borrowers agree to pay promptly the reasonable fees and expenses of such counsel. If, and to the extent that the obligations of the Borrowers under this Section 18 are unenforceable for any reason, the Borrowers hereby agree to make the maximum contribution to the payment in satisfaction of such obligations which is permissible under applicable law. The covenants contained in this Section 18 shall survive payment or satisfaction in full of all other Obligations.

19.  SURVIVAL OF COVENANTS, ETC.

       All covenants, agreements, representations and warranties made herein, in the Notes, in any of the other Loan Documents or in any documents or other papers delivered by or on behalf of the Borrowers pursuant hereto shall be deemed to have been relied upon by the Banks and the Agent, notwithstanding any investigation heretofore or hereafter made by any of them, and shall survive the making by the Banks of any of the Loans and the issuance, extension or renewal of any Letters of Credit, as herein contemplated, and shall continue in full force and effect so long as any Letter of Credit or any amount due under this Credit Agreement or the Notes or any of the other Loan Documents remains outstanding or any Bank has any obligation to make any Loans or the Agent has any obligation to issue, extend or renew any Letter of Credit, and for such further time as may be otherwise expressly specified in this Credit Agreement. All statements contained in any certificate in writing delivered to any Bank or the Agent at any time by or on behalf of the Borrowers pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by the Borrowers hereunder.

20.  ASSIGNMENT AND PARTICIPATION.

       20.1. CONDITIONS TO ASSIGNMENT BY BANKS.   Except as provided herein,
each Bank may assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Credit Agreement (including all or a portion of its Commitment Percentages and Revolving Credit Commitment and the same portion of the Revolving Credit Loans at the time owing to it, the Revolving Credit Notes held by it and its participating interest in the risk relating to any Letters of Credit); PROVIDED that (i) except with respect to an assignment by a Bank to an affiliate of such Bank of its interest with respect to any Term Loans or Term Notes, the Agent and, so long as no Event of Default has occurred, each of the Borrowers has given its prior written consent to such assignment, which consent will not be unreasonably withheld, (ii) except as otherwise consented to by the Majority Banks, each such assignment shall be of a constant, and not a varying, percentage of all the assigning Bank's rights and obligations under this Credit Agreement with respect to the Revolving Credit Loans, Term Loan A, Term Loan B, and Term Loan C, (iii) each assignment shall be in a minimum amount equal to either (A) $5,000,000 or a whole multiple of $1,000,000 in excess thereof or (B) if less, all of the assigning Bank's interests under the Credit Agreement, and (iv) the parties to such assignment shall execute and deliver to the Agent, for recording in the Register (as hereinafter defined), an Assignment and Acceptance, substantially in the form of EXHIBIT L hereto (an "Assignment and Acceptance"), together with any Notes subject to such assignment. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business

Days after the execution thereof, (i) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Bank hereunder, and (ii) the assigning Bank shall, to the extent provided in such assignment and upon payment to the Agent of the registration fee referred to in Section 20.3, be released from its obligations under this Credit Agreement.

       20.2. CERTAIN REPRESENTATIONS AND WARRANTIES; LIMITATIONS; COVENANTS. By executing and delivering an Assignment and Acceptance, the parties to the assignment thereunder confirm to and agree with each other and the other parties hereto as follows:

             (a) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, the assigning Bank makes no representation or warranty, express or implied, and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or the attachment, perfection or priority of any security interest or mortgage,

             (b) the assigning Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrowers or any other Person primarily or secondarily liable in respect of any of the Obligations, or the performance or observance by the Borrowers and their Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations of any of their obligations under this Credit Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto;

             (c) such assignee confirms that it has received a copy of this Credit Agreement, together with copies of the most recent financial statements referred to in Section 8.4 and Section 9.4 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance;

             (d) such assignee will, independently and without reliance upon the assigning Bank, the Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Credit Agreement;

             (e) such assignee represents and warrants that it is an Eligible Assignee;

             (f) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Credit Agreement and the other Loan Documents as are delegated to the Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto;

             (g) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Credit Agreement are required to be performed by it as a Bank;

             (h) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; and

             (i) such assignee acknowledges that it has made arrangements with the assigning Bank satisfactory to such assignee with respect to its PRO RATA share of Letter of Credit Fees in respect of outstanding Letters of Credit.

       20.3. REGISTER. The Agent shall maintain a copy of each Assignment and Acceptance delivered to it and a register or similar list (the "Register") for the recordation of the names and addresses of the Banks and the Commitment Percentages of, and principal amount of the Loans owing to and Letter of Credit Participations purchased by, the Banks from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrowers, the Agent and the Banks may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes of this Credit Agreement. The Register shall be available for inspection by the Borrowers and the Banks at any reasonable time and from time to time upon reasonable prior notice. Upon each such recordation (other than an Assignment by an assigning Bank to one of its affiliates), the assigning Bank agrees to pay to the Agent a registration fee in the sum of $2,500.

       20.4. NEW NOTES. Upon its receipt of an Assignment and Acceptance executed by the parties to such assignment, together with each Note subject to such assignment, the Agent shall (i) record the information contained therein in the Register, and (ii) give prompt notice thereof to the Borrowers and the Banks (other than the assigning Bank). Within five (5) Business Days after receipt of such notice, the Borrowers, at their own expense, shall execute and deliver to the Agent, in exchange for each surrendered Note, a new Note to the order of such Eligible Assignee in an amount equal to the amount assumed by such Eligible Assignee pursuant to such Assignment and Acceptance and, if the assigning Bank has retained some portion of its obligations hereunder, a new Note to the order of the assigning Bank in an amount equal to the amount retained by it hereunder. Such new Notes shall provide that they are replacements for the surrendered Notes, shall be in an aggregate principal amount equal to the aggregate principal amount of the surrendered Notes, shall be dated the effective date of such in Assignment and Acceptance and shall otherwise be substantially in the form of the assigned Notes. Within five (5) days of issuance of any new Notes pursuant to this
Section 20.4, the Borrowers shall deliver an opinion of counsel, addressed to the Banks and the Agent, relating to the due authorization, execution and delivery of such new Notes and the legality, validity and binding effect thereof, in form and substance satisfactory to the Banks. The surrendered Notes shall be cancelled and returned to the Borrowers.

       20.5. PARTICIPATIONS.   Each Bank may sell participations to one or more
banks or other entities in all or a portion of such Bank's rights and obligations under this Credit Agreement and the other Loan Documents; PROVIDED that (i) each such participation shall be in an amount of not less than $1,000,000, (ii) any such sale or participation shall not affect the rights and duties of the selling Bank hereunder to the Borrowers and (iii) the only rights granted to the participant pursuant to such participation arrangements with respect to waivers, amendments or modifications of the Loan Documents shall be the rights to approve waivers, amendments or modifications that would reduce the principal of or the interest rate on any Loans, extend the term of any Loans or increase the amount of the Revolving Credit Commitment of such Bank as it relates to such participant, reduce the amount of any commitment fees or Letter of Credit Fees to which such participant is entitled or extend any regularly scheduled payment date for principal or interest.

       20.6. DISCLOSURE.    Each Bank agrees that it will use commercially
reasonable efforts not to disclose without the prior written consent of the Borrowers (other than to any Bank's and its affiliates' directors, employees, trustees, agents, representatives, auditors or counsel who are subject to confidentiality obligations in the course of their duties) any information obtained by such Bank pursuant to this Credit Agreement and which is designated by the Borrowers to such Bank in writing as confidential, provided that any Bank may disclose any such information (1) as has become generally available to the public (other than through disclosure by such Bank or its affiliate in contravention of this Credit Agreement), (2) as may be required or appropriate in any report, statement or testimony submitted to any governmental agency claiming jurisdiction over such Bank (including the National Association of Insurance Commissioners), (3) as may be required or appropriate in response to any summons or subpoena or in connection with any litigation in which such Bank is involved,
(4) to the extent such Bank believes it necessary in order to comply with any law, order, regulation or ruling applicable to it, (5) to a prospective assignee or participant in connection with any contemplated assignment of or participation in all or a portion of such Bank's interests, rights and obligations under this Credit Agreement (provided that such prospective assignee or participant agrees to be bound by the provisions of this Section 20.6) or (6) to the extent such Bank reasonably believes such disclosure is necessary to correct any public information about the relationship of such Bank to the Borrowers or any Subsidiary under any of the Loan Documents.

       20.7. ASSIGNEE OR PARTICIPANT AFFILIATED WITH THE BORROWERS. If any assignee Bank (other than The Travelers Insurance Company or The Travelers Indemnity Company or any of their respective affiliates) is an Affiliate of any Borrower, then any such assignee Bank shall have no right to vote as a Bank hereunder or under any of the other Loan Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or other modifications to any of the Loan Documents or for purposes of making requests to the Agent pursuant to Section 14.1 or Section 14.2, and the determination of the Majority Banks shall for all purposes of this Agreement and the other Loan Documents be made without regard to such assignee Bank's interest in any of the Loans. If any Bank sells a participating interest in any of the Loans or Reimbursement Obligations to a participant, and such participant is a Borrower or an Affiliate of the Borrowers, then such transferor Bank shall promptly notify the Agent of the sale of such participation. A transferor Bank shall have no right to vote as a Bank hereunder or under any of the other Loan Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or modifications to any of the Loan Documents or for purposes of making requests to the Agent pursuant to Section 14.1 or Section
14.2 to the extent that such participation is beneficially owned by the Borrowers or any Affiliate of the Borrowers, and the determination of the Majority Banks shall for all purposes of this Agreement and the other Loan Documents be made without regard to the interest of such transferor Bank in the Loans to the extent of such participation.

       20.8. MISCELLANEOUS ASSIGNMENT PROVISIONS. Any assigning Bank shall retain its rights to be indemnified pursuant to Section 17 with respect to any claims or actions arising prior to the date of such assignment. If any assignee Bank is not incorporated under the laws of the United States of America or any state thereof, it shall, prior to the date on which any interest or fees are payable hereunder or under any of the other Loan Documents for its account, deliver to the Borrowers and the Agent certification as to its exemption from deduction or withholding of any United States federal income taxes. If any Reference Bank transfers all of its interest, rights and obligations under this Credit Agreement, the Agent shall, in consultation with the Borrowers and with the consent of the Borrowers and the Majority Banks, appoint another Bank to act as a Reference Bank hereunder. Anything contained in this Section 20 to the contrary notwithstanding, any Bank may at any time pledge all or any portion of its interest and rights under this Credit Agreement (including all or any portion of its Notes) to any of the twelve Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341. No such pledge or the enforcement thereof shall release the pledgor Bank from its obligations hereunder or under any of the other Loan Documents.

       20.9. ASSIGNMENT BY BORROWERS.   The Borrowers shall not assign or
transfer any of its rights or obligations under any of the Loan Documents without the prior written consent of each of the Banks.

21.  NOTICES, ETC.

       Except as otherwise expressly provided in this Credit Agreement, all notices and other communications made or required to be given pursuant to this Credit Agreement or the Notes or any Letter of Credit Applications shall be in writing and shall be delivered in hand, mailed by United States registered or certified first class mail, postage prepaid, sent by overnight courier, or sent by telegraph, telecopy, facsimile or telex and confirmed by delivery via courier or postal service, addressed as follows:

             (a)  if to Griffith, at 2510 Schuster Drive Cheverly, MD 20781,
       Attention: Raymond R. McKenzie, Jr. with a copy to Michael S. Shein, 717 Fifth Avenue, 23rd floor, New York, New York 10022, or at such other address for notice as Griffith shall last have furnished in writing to the Person giving the notice, with copies to (i) the Parent, at 2510 Schuster Drive Cheverly, MD 20781 and (ii) Russell W. Parks, Jr., P.C., Akin, Gump, Strauss, Hauer & Feld, L.L.P., 1333 New Hampshire Avenue, N.W., Washington, DC 20036, Fax number: (202) 887-4288;

             (b)  if to King, at 109 Main Street, Camden, DE 19334, Attention:
       William Sanner with a copy to Michael S. Shein, 717 Fifth Avenue, 23rd floor, New York, New York 10022, or at such other address for notice as King shall last have furnished in writing to the Person giving the notice, with copies to (i) the Parent, at 2510 Schuster Drive Cheverly, MD 20781 and (ii) Russell W. Parks, Jr.,

       P.C., Akin, Gump, Strauss, Hauer & Feld, L.L.P., 1333 New Hampshire Avenue, N.W., Washington, DC 20036, Fax number: (202) 887-4288;

             (c) if to SSC, at 36082 Lankford Highway, Belle Haven, Virginia, 23306, Attention: William Sanner with a copy to Michael S. Shein, 717 Fifth Avenue, 23rd floor, New York, New York 10022, or at such other address for notice as SSC shall last have furnished in writing to the Person giving the notice, with copies to (i) the Parent, at 2510 Schuster Drive Cheverly, MD 20781 and (ii) Russell W. Parks, Jr., P.C., Akin, Gump, Strauss, Hauer & Feld, L.L.P., 1333 New Hampshire Avenue, N.W., Washington, DC 20036, Fax number: (202) 887-4288;

             (d) if to the Agent, at 100 Federal Street, Boston, Massachusetts 02110, USA, Attention: Michael P. Hannon, Vice President, or such other address for notice as the Agent shall last have furnished in writing to the Person giving the notice, with a copy to Sula R. Fiszman, Esq., Bingham, Dana & Gould LLP, 150 Federal Street, Boston, MA 02110, Fax number (617) 951-8736; and

             (e) if to any Bank, at such Bank's address set forth on SCHEDULE 1 hereto, or such other address for notice as such Bank shall have last furnished in writing to the Person giving the notice.

       Any such notice or demand shall be deemed to have been duly given or made and to have become effective (i) if delivered by hand, overnight courier or facsimile to a responsible officer of the party to which it is directed, at the time of the receipt thereof by such officer or the sending of such facsimile and
(ii) if sent by registered or certified first-class mail, postage prepaid, on the third Business Day following the mailing thereof.

22.  GOVERNING LAW.

       THIS CREDIT AGREEMENT AND, EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED THEREIN, EACH OF THE OTHER LOAN DOCUMENTS ARE CONTRACTS UNDER THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SAID COMMONWEALTH OF MASSACHUSETTS (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). THE BORROWERS AGREE THAT ANY SUIT FOR THE ENFORCEMENT OF THIS CREDIT AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS OR ANY FEDERAL COURT SITTING THEREIN

AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWERS BY MAIL AT THE ADDRESS SPECIFIED IN SECTION 21. THE BORROWERS HEREBY WAIVE ANY OBJECTION THAT THEY MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

23.  HEADINGS.

       The captions in this Credit Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

24.  COUNTERPARTS.

       This Credit Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Credit Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

25.  ENTIRE AGREEMENT, ETC.

       The Loan Documents and any other documents executed in connection herewith or therewith express the entire understanding of the parties with respect to the transactions contemplated hereby. Neither this Credit Agreement nor any term hereof may be changed, waived, discharged or terminated, except as provided in Section 27.

26.  WAIVER OF JURY TRIAL.

       The Borrowers hereby waive their right to a jury trial with respect to any action or claim arising out of any dispute in connection with this Credit Agreement, the Notes or any of the other Loan Documents, any rights or obligations hereunder or thereunder or the performance of such rights and obligations. Except as prohibited by law, the Borrowers hereby waive any right they may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. The Borrowers (i) certify that no representative, agent or attorney of any Bank or the Agent has represented, expressly or otherwise, that such Bank or the Agent would not, in the event of litigation, seek to enforce the foregoing waivers and (ii) acknowledges that the Agent and the Banks have been induced to enter into this Credit Agreement and the other Loan Documents to which it is a party by, among other things, the waivers and certifications contained herein.

27.  CONSENTS, AMENDMENTS, WAIVERS, ETC.

       Any consent or approval required or permitted by this Credit Agreement to be given by the Banks may be given, and any term of this Credit Agreement, the other Loan Documents or any other instrument related hereto or mentioned herein may be amended, and the performance or observance by the Borrowers of any terms of this Credit Agreement, the other Loan Documents or such other instrument or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Borrowers and the written consent of the Majority Banks. Notwithstanding the foregoing, (a) the rate of interest on the Notes (other than interest accruing pursuant to Section 6.9 following the effective date of any waiver by the Majority Banks of the Default or Event of Default relating thereto), the scheduled amortization of the Term Loans, any of the Term Loan Maturity Dates, the Revolving Credit Maturity Date, the amount of the Revolving Credit Commitments of the Banks, and the amount of commitment fee or Letter of Credit Fees hereunder may not be changed or extended without the written consent of the Borrowers and the written consent of each Bank; (b) the definition of Majority Banks and Super Majority Banks, respectively, and the provisions of Section 4.6, Section 10.11, Section 14.4 or this Section 27 may not be amended without the written consent of all of the Banks nor may any Subsidiary of a Borrower or the Parent be released from its respective obligations under its Subsidiary Guaranty or the Parent Guaranty, as applicable, without the written consent of all the Banks; (c) the provisions of
Section 4.5, Section 10 (other than Section 10.11) and Section 11 may not be amended without the written consent of the Super Majority Banks; (d) the amount of any Letter of Credit Fees payable for the Agent's account and Section 16 may not be amended without the written consent of the Agent and (e) the provisions of Sections 3.1, 3.2 and 3.3, the definition of Borrowing Base and each defined term which is a component of the Borrowing Base and the limitation on the aggregate Maximum Drawing Amount and all Unpaid Reimbursement Obligations set forth in clause (a) of the proviso of Section 5.1.1 may not be amended without the written consent of each Bank listed on SCHEDULE 1(a) hereto. Except as otherwise provided in Section 10.5.2 hereof, the Agent shall not release (x) any Collateral which collectively with any other Collateral which has previously been released or will be contemporaneously released by the Agent has an aggregate value of less than $1,000,000 without the written consent of the Majority Banks and (y) any Collateral which collectively with any other Collateral which has previously been released or will be contemporaneously released by the Agent has an aggregate value equal to or greater than $1,000,000 without the written consent of all the Banks. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or delay or omission on the part of the Agent or any Bank in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon the Borrowers shall entitle the Borrowers to other or further notice or demand in similar or other circumstances.

28.  SEVERABILITY.

       The provisions of this Credit Agreement are severable and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Credit Agreement in any jurisdiction.

29.  TRANSITIONAL ARRANGEMENTS.

       29.1. THIRD AMENDED AND RESTATED CREDIT AGREEMENT SUPERSEDED. This Credit Agreement and the Notes issued hereunder shall on the Closing Date amend, restate and entirely supersede in its entirety the Third Amended and Restated Credit Agreement and the promissory notes issued thereunder except as provided in this Section 29. On the Closing Date, the rights and obligations of Griffith and King under the Third Amended and Restated Credit Agreement and the promissory notes issued thereunder shall be subsumed within and governed by this Credit Agreement and the Notes; PROVIDED, HOWEVER, that (i) "Loans" and "Letters of Credit", each as defined in the Third Amended and Restated Credit Agreement, outstanding thereunder on the Closing Date shall for purposes of this Credit Agreement be deemed to be Loans or Letters of Credit issued or advanced hereunder and (ii) interest which has accrued and remains unpaid with respect to such Loans and any Adjustment Amount to be received by any Bank on the Closing Date shall continue to be due and payable at such times and on such terms as set forth in the Third Amended and Restated Credit Agreement.

       29.2. RETURN AND CANCELLATION OF NOTES. As soon as reasonably practicable after the receipt by each Bank of the Notes issued hereunder on the Closing Date, such Bank will return to the Borrowers, marked "cancelled", the "Notes" held by such Bank pursuant to the Third Amended and Restated Credit Agreement.

     IN WITNESS WHEREOF, the undersigned have duly executed this Credit Agreement as a sealed instrument as of the date first set forth above.

                                        GRIFFITH CONSUMERS COMPANY
                                        By: /s/ Raymond R. McKenzie
                                            ---------------------------
                                             Name:  Raymond R. McKenzie
                                             Title: Vice President


                                        CARL KING, INC.

                                        By:  /s/ Raymond R. McKenzie
                                             ---------------------------
                                             Name:  Raymond R. McKenzie
                                             Title: Vice President

                                        SHORE STOP CORPORATION
                                        By:  /s/ Raymond R. McKenzie
                                             --------------------------
                                             Name:  Raymond R. McKenzie
                                             Title: Vice President

                                        THE FIRST NATIONAL BANK OF BOSTON,
                                        individually and as Agent

                                        By:  /s/ Michael P. Hannon
                                             ____________________________
                                             Name: Michael P. Hannon
                                             Title: Vice President

                                        THE TRAVELERS INSURANCE COMPANY

                                        By:  /s/ Allen R. Cantrell
                                             ____________________________
                                             Name: Allen R. Cantrell
                                             Title: Investment Officer

                                        THE TRAVELERS INDEMNITY COMPANY


                                        By:  /s/ Allen R. Cantrell
                                             ____________________________
                                             Name: Allen R. Cantrell
                                             Title: Investment Officer

                                        SENIOR DEBT PORTFOLIO


                                        By: Boston Management and Research, as
                                        Investment Advisor

                                        By:  /s/ Jeffrey S. Garner
                                             ----------------------------
                                             Name: Jeffrey S. Garner
                                             Title: Vice President

                                        RIGGS BANK N.A.


                                        By:  /s/ Ana g. (Illegible)
                                             ----------------------------
                                        Title: Ana G. (Illegible)
                                               Vice President